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Filed Pursuant to Rule 424(b)(3)
Registration File No.: 333-65456
333-49405
333-49405-01
333-49405-02

The information in this Remarketing Prospectus Supplement is not complete and may be changed. This Remarketing Prospectus Supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 7, 2004.

PRELIMINARY REMARKETING PROSPECTUS SUPPLEMENT
(To Prospectus Supplement dated July 20, 2001 and Prospectus dated November 18, 1998)

$

Cendant Corporation
    % Senior Notes Due August 2006

        This is a remarketing of $                              aggregate principal amount of senior notes due August 17, 2006 of Cendant Corporation, each with a stated amount of $50, or the senior notes. The senior notes were originally issued in 2001 in connection with our sale and issuance of Upper DECSsm to the public. Interest on the senior notes is payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year. The senior notes will bear interest at the reset rate, which will be determined on May 10, 2004 by Citigroup Global Markets Inc., as reset agent, and will equal the sum of the 2.10% reset spread determined by the reset agent and the applicable rate for the two and one-quarter year benchmark Treasury maturing August 15, 2006 (CUSIP No. 912828BF6) as displayed on May 10, 2004. Interest on the senior notes will accrue at the reset rate from and including May 17, 2004. The first interest payment on the remarketed notes will be made on August 17, 2004.

        We will not receive any of the proceeds from this remarketing of the senior notes.

        In this remarketing, we may submit an order to purchase a portion of the senior notes not to exceed the lesser of $762.5 million in aggregate principal amount of the senior notes and an amount representing all but $100 million in aggregate principal amount of the senior notes available to be remarketed.

        If a tax event occurs and is continuing, we may, at our option, redeem the senior notes on not less than 30 days' nor more than 60 days' prior written notice, at the redemption price described in this remarketing prospectus supplement under "Description of the Remarketed Senior Notes—Tax Event Redemption."

        Investing in the senior notes involves risks. See "Risk Factors" beginning on page RS-5.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this remarketing prospectus supplement and the accompanying prospectus supplement and prospectus are truthful and complete. Any representation to the contrary is a criminal offense.

	Per Senior Note		Total
Price to the public(1)%			$
Remarketing fee to remarketing agent		%	$
Net proceeds to participating holders of the Upper DECS		%	$

(1)
Plus accrued interest from May 17, 2004, if settlement occurs after that date.

        The senior notes will be delivered through the book-entry facilities of The Depository Trust Company on or about May 17, 2004.

Remarketing Agent
Citigroup

The date of this remarketing prospectus supplement is May    , 2004.

sm Citigroup Global Capital Markets Inc.

i

ABOUT THIS REMARKETING PROSPECTUS SUPPLEMENT

        You should read this remarketing prospectus supplement along with the prospectus supplement and prospectus that follow. The description of the remarketed senior notes contained in this remarketing prospectus supplement replaces in its entirety the description of the senior notes in the accompanying prospectus supplement. The information contained in this remarketing prospectus supplement supersedes any inconsistent information contained in the accompanying prospectus supplement or prospectus. You should rely only on the information contained or incorporated by reference in this remarketing prospectus supplement and, except as stated above, in the accompanying prospectus supplement and prospectus. We and the remarketing agent have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the remarketing agent are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this remarketing prospectus supplement is accurate as of any date other than the date of this remarketing prospectus supplement.

        Unless we have indicated otherwise, or the context otherwise requires, references in this remarketing prospectus supplement and the accompanying prospectus supplement and prospectus to "Cendant," "we," "us," and "our" or similar terms are to Cendant Corporation and its subsidiaries.

SUMMARY OF THE REMARKETING

Issuer	Cendant Corporation.
Securities	$ aggregate principal amount of senior notes due August 17, 2006.
Interest Rate
The senior notes will bear interest at the reset rate of %, which was determined on May 10, 2004 and equals the sum of the 2.10% reset spread determined by the reset agent on May 3, 2004 and the applicable rate for the two and one-quarter year benchmark Treasury maturing August 15, 2006 (CUSIP No. 912828BF6) (the "applicable benchmark Treasury") as displayed on May 10, 2004. Interest on the senior notes will accrue at the reset rate from and including May 17, 2004.
Interest Payment Dates	February 17, May 17, August 17 and November 17 of each year. The first interest payment on the remarketed senior notes will be made on August 17, 2004.
Remarketing Agent; Reset Agent	Citigroup Global Markets Inc.
Participation
In this remarketing, we may submit an order to purchase a portion of the senior notes not to exceed the lesser of $762.5 million in aggregate principal amount of the senior notes and an amount representing all but $100 million in aggregate principal amount of the senior notes available to be remarketed, although we make no commitment to do so, and purchases of senior notes by us will be dependent on whether the price at which we place our order matches or exceeds the price at which the senior notes are sold in the remarketing.
Tax Event Redemption
If a tax event occurs and is continuing, we may, at our option, redeem the senior notes on not less than 30 days' nor more than 60 days' prior written notice, in whole, but not in part, at the redemption price described under "Description of the Remarketed Senior Notes — Tax Event Redemption" in this remarketing prospectus supplement.
Use of Proceeds
We will not receive any of the proceeds from this remarketing. As is more fully described in the Prospectus Supplement dated July 20, 2001 relating to the issuance of our Upper DECS, a portion of the proceeds will be used to purchase a Treasury portfolio that will serve as the substitute collateral for the senior note component of the Upper DECS following the remarketing. Proceeds in excess of the Treasury portfolio purchase price, if any, will be used to pay to the remarketing agent a remarketing fee not exceeding 0.25% of the Treasury portfolio purchase price, and the remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of Upper DECS.

Ranking	The senior notes constitute senior debt, rank equally with all our existing and future unsecured and unsubordinated debt, and will rank senior to any future subordinated indebtedness.

We currently conduct substantially all our operations through our subsidiaries, and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the senior notes. In addition, holders of the senior notes will have a subordinate position to the claims of creditors of our subsidiaries on their assets and earnings. At March 31, 2004, our subsidiaries had $16.7 billion of indebtedness, in addition to other liabilities, to which the senior notes would have been structurally subordinated. See "Description of the Remarketed Senior Notes — Ranking" in this remarketing prospectus supplement.
Trustee, Registrar and Paying Agent	The Bank of Nova Scotia Trust Company of New York.
Governing Law	State of New York.

CENDANT

        We are one of the foremost providers of travel and real estate services in the world. Our businesses provide consumer and business services primarily in the travel and real estate services industries, which are intended to complement one another and create cross-marketing opportunities both within and among our following six business segments:

  •
  Our Real Estate Franchise and Operations segment franchises the real estate brokerage businesses of the CENTURY 21, Coldwell Banker, Coldwell Banker Commercial and ERA brands; provides real estate brokerage services under our Coldwell Banker, ERA, Corcoran Group and Sotheby's International Realty brands through NRT Incorporated; and assists in employee relocations through Cendant Mobility Services Corporation.

  •
  Our Mortgage Services segment provides home buyers with mortgages through Cendant Mortgage Corporation and provides settlement services, including, title insurance, appraisal review and closing services through Cendant Settlement Services Group, Inc.

  •
  Our Hospitality Services segment operates the Days Inn, Ramada (in the United States and Canada), Super 8 Motel, Howard Johnson, Wingate Inn, Knights Inn, Travelodge (in North America), Villager Group and AmeriHost Inn lodging franchise systems; facilitates the sale and development of vacation ownership interests through Fairfield Resorts, Inc. and Trendwest Resorts, Inc.; facilitates the exchange of vacation ownership interests through Resort Condominiums International, LLC; and markets vacation rental properties in Europe through our subsidiaries Holiday Cottages Group Limited, Cuendet S.p.A., Welcome Holidays Limited, Novasol A/S and the International Life Leisure Group Limited.

  •
  Our Travel Distribution Services segment provides travel content and transaction processing services through our Galileo International, Inc., THOR, Inc., Travelwire A/S, Travel 2 Limited, Travel 4 Limited, Cendant Travel, Inc., Neat Group Corporation, S.D. Shepherd Systems, Travelport Corporate Solutions, Inc., TRUST International Hotel Reservation Services GmbH and WizCom International, Inc. subsidiaries and our CheapTickets.com and Lodging.com web sites.

  •
  Our Vehicle Services segment operates and franchises our Avis and Budget vehicle rental businesses; and provides commercial fleet management and fuel card services to corporate clients and government agencies through PHH Vehicle Management Services LLC (d/b/a PHH Arval) and Wright Express LLC.

  •
  Our Financial Services segment provides enhancement packages to financial institutions and insurance-based products to consumers through Progeny Marketing Innovations Inc.; provides loyalty solutions to businesses through Cims Ltd.; operates and franchises tax preparation services through Jackson Hewitt Tax Service Inc.; and provides a variety of membership programs offering discounted products and services to consumers.

RISK FACTORS

An active trading market for the senior notes may not develop.

        There is currently no public market for the senior notes and we do not currently plan to list the senior notes on any national securities exchange. In addition, the liquidity of any trading market in the senior notes, and the market price quoted for the senior notes, may be adversely affected by changes in the overall market for these securities and by changes in our financial performance or prospects. A liquid trading market in the senior notes may not develop. If we purchase the maximum amount of senior notes for which we may place an order, there may be only $100 million in aggregate principal amount of senior notes outstanding.

        For additional risk factors, please see "Risk Factors" in the accompanying prospectus supplement beginning on page S-20.

USE OF PROCEEDS

        We will not receive any of the proceeds from this remarketing. As is more fully described in the Prospectus Supplement dated July 20, 2001 relating to the issuance of our Upper DECS, a portion of the proceeds will be used to purchase a Treasury portfolio that will serve as the substitute collateral for the senior note component of the Upper DECS following the remarketing. Proceeds in excess of the Treasury portfolio purchase price, if any, will be used to pay to the remarketing agent a remarketing fee not exceeding 0.25% of the Treasury portfolio purchase price, and the remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of Upper DECS.

CAPITALIZATION

        The following table sets forth cash and cash equivalents, long-term debt (including current portion) and the capitalization of Cendant as of March 31, 2004. To the extent we purchase any senior notes in the remarketing, we will pay for such senior notes with available cash and borrowings under our credit facilities. Although in this remarketing we may submit an order to purchase a portion of the senior notes not to exceed the lesser of $762.5 million in aggregate principal amount of the senior notes and an amount representing all but $100 million in aggregate principal amount of the senior notes available to be remarketed, the following table does not reflect the purchase of any senior notes by us in the remarketing, as there can be no assurance that the price at which we place an order, if any, will match or exceed the price at which the senior notes are sold in the remarketing.

        This table should be read in conjunction with the financial statements and related notes thereto included in Cendant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004.

As of March 31, 2004
Cash and cash equivalents	$632

Current portion of long-term debt	$1,209

Long-term debt(1):
Long-term debt, exclusive of Upper DECS senior notes	$3,582
Upper DECS senior notes	863

$4,445

Stockholders' equity:
Preferred stock, $.01 par value — authorized 10 million shares; none issued and outstanding	$—
CD common stock, $.01 par value — authorized 2 billion shares; Issued 1,288,080,432 and 1,288,080,432 shares	13
Additional paid-in capital	10,831
Retained earnings	4,799
Accumulated other comprehensive loss	165
CD treasury stock, cost —
268,106,192 and 268,106,192 shares	(5,171)

Total stockholders' equity	$10,637

Total capitalization	$16,291

(1)
Excludes $15.7 billion of debt under management and mortgage programs as of March 31, 2004, which represents indebtedness of our vehicle rental, vehicle management, relocation, mortgage services and timeshare sales and marketing businesses, because, ultimately, the source of repayment of such debt is the realization of those businesses' assets under management and mortgage programs. Such assets and related indebtedness are presented separately in our consolidated balance sheets.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the ratio of earnings to fixed charges of Cendant and its consolidated subsidiaries on a historical basis for each of the periods indicated:

	Year Ended December 31,
Three Months Ended March 31,2004	2003	2002	2001	2000	1999
2.87x	3.15x	2.91x	1.66x	2.55x	*

*
Earnings were inadequate to cover fixed charges for 1999 (deficiency of $688 million) as a result of other charges of $3,032 million, partially offset by $1,109 million related to the net gain on dispositions of businesses.

        The ratio of earnings to fixed charges is computed by dividing (i) income (loss) before income taxes, minority interest and equity in Homestore, Inc., plus fixed charges, less equity income (loss) in unconsolidated affiliates and minority interest by (ii) fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor.

DESCRIPTION OF THE REMARKETED SENIOR NOTES

General

        A description of the specific terms of the senior notes being offered in this remarketing is set forth below. The description is qualified in its entirety by reference to the Indenture dated as of February 24, 1998, as supplemented by a supplemental indenture between us and The Bank of Nova Scotia Trust Company of New York, as trustee.

        The aggregate principal amount of senior notes to be remarketed pursuant to this remarketing prospectus supplement is $                  .

        The senior notes will mature on August 17, 2006. The senior notes may not be redeemed prior to their stated maturity except as described below. The senior notes will constitute senior debt securities as described in the accompanying prospectus. In addition to the senior notes, we may issue from time to time other series of senior debt securities under the Indenture. Such other series will be separate from and independent of the senior notes. The following description of the terms of the senior notes supplements and modifies the description of the general terms of the debt securities set forth in the accompanying prospectus and the description of the senior notes in the accompanying prospectus supplement, which we request that you read. References in this remarketing prospectus supplement to senior notes refer to our remarketed senior notes due August 17, 2006.

        The senior notes will not be subject to a sinking fund provision. Unless a tax event redemption has occurred prior to August 17, 2006, the senior notes will mature and the entire principal amount will become due and payable, together with any accrued and unpaid interest, on that date.

        Remarketed senior notes will be issued in the form of one or more global certificates, which we refer to as global securities, registered in the name of the depositary or its nominee. Payments on the senior notes issued as a global security will be made to the depositary, a successor depositary or, in the event that no depositary is used, to a paying agent for the senior notes. Principal and interest with respect to certificated notes will be payable, the transfer of the senior notes will be registrable and the senior notes will be exchangeable for senior notes of other denominations of a like aggregate principal amount, at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment. The Bank of Nova Scotia Trust Company of New York is the initial paying agent, transfer agent and registrar for the senior notes. We may at any time designate additional transfer agents and paying agents with respect to the senior notes, and may remove any transfer agent, paying agent or registrar for the notes. We will at all times be required to maintain a paying agent and transfer agent for the senior notes in the Borough of Manhattan, The City of New York.

        Any monies deposited with the trustee or any paying agent, or held by us in trust, for the payment of principal of or interest on any note and remaining unclaimed for two years after such principal or interest has become due and payable shall, at our request, be repaid to us or released from trust, as applicable, and the holder of the note shall thereafter look, as a general unsecured creditor, only to us for the payment thereof.

        The Indenture does not contain provisions that afford holders of the senior notes protection in the event of a highly leveraged transaction or other similar transaction involving us that may adversely affect the holders.

Interest

        Each senior note bears interest at the rate of    % per year from and including May 17, 2004, payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, each an "interest payment date," commencing August 17, 2004, to the person in whose name the senior note is registered at the close of business on the first day of the month in which the interest payment date falls.

        The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 90-day period. In the event that any date on which interest is payable on the senior notes is not a business day, the payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, except that, if the business day is in the next succeeding calendar year, then the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the scheduled payment date.

Ranking

        The senior notes constitute senior debt, rank equally with all of our existing and future unsecured and unsubordinated debt, and will rank senior to any future subordinated indebtedness.

        We currently conduct substantially all our operations through our subsidiaries, and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the senior notes. In addition, holders of the senior notes will have a subordinate position to the claims of creditors of our subsidiaries on their assets and earnings. At March 31, 2004, our subsidiaries had $16.7 billion of indebtedness, in addition to other liabilities, to which the senior notes would have been structurally subordinated.

Tax Event Redemption

        If a tax event occurs and is continuing, we may, at our option, redeem the senior notes in whole, but not in part, at any time at a price, which we refer to as the redemption price, equal to, for each senior note, the redemption amount described below plus accrued and unpaid interest, if any, to the date of redemption. Installments of interest on the senior notes which are due and payable on or prior to a redemption date will be payable to the holders of the senior notes registered as such at the close of business on the relevant record dates. If, following the occurrence of a tax event, we exercise our option to redeem the senior notes, the proceeds of the redemption will be payable in cash to the holders of the senior notes.

        "Tax event" means the receipt by us of an opinion of nationally recognized independent tax counsel experienced in such matters (which may be Skadden, Arps, Slate, Meagher & Flom LLP) to the effect that there is more than an insubstantial risk that interest on the senior notes would not be deductible, in whole or in part, by us for United States federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or any interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the date of the prospectus supplement, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of the prospectus supplement.

        "Redemption amount" means, for each senior note, the product of the principal amount of the senior note and a fraction whose numerator is the Treasury portfolio purchase price and whose denominator is the aggregate principal amount of the senior notes outstanding on the tax event redemption date. If, however, the redemption amount for each senior note as so calculated equals less than the principal amount of the senior note, we will pay a redemption amount equal to the principal amount of the senior note.

        Solely for purposes of determining the Treasury portfolio purchase price in the case of a tax event redemption, "Treasury portfolio" shall mean a portfolio of zero-coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to August 15, 2006 in an aggregate amount equal to the aggregate principal amount of the senior notes outstanding on the tax event redemption date and with respect to each scheduled interest payment date on the senior notes that occurs after the tax event redemption date, interest or principal strips of U.S. Treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on aggregate principal amount of the senior notes outstanding on the tax event redemption date.

        "Treasury portfolio purchase price" means, in the case of a tax redemption event, the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the Treasury portfolio for settlement on the tax event redemption date.

        "Quotation agent" means Citigroup or its successor or any other primary U.S. government securities dealer in New York City selected by us.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of senior notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the senior notes. In the event any notes are called for redemption, neither we nor the trustee will be required to register the transfer of or exchange the notes to be redeemed.

Book-Entry and Settlement

        Remarketed senior notes will be issued in the form of one or more global securities registered in the name of the depositary or its nominee. Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of notes in certificated form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no global security representing notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

        In the event that

  •
  the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice, or

  •
  the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act at which time the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or

  •
  we determine in our sole discretion that we will no longer have debt securities represented by global securities or permit any of the global security certificates to be exchangeable or an event of default under the indenture has occurred and is continuing, certificates for the senior notes will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion describes certain material United States federal income tax consequences of the ownership and disposition of the senior notes acquired by you in the remarketing and held by you as capital assets. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are subject to special rules, such as, for example, certain financial institutions, insurance companies, dealers and certain traders in securities, persons holding the senior notes as part of a "straddle," "hedge," "conversion" or similar transaction, holders of senior notes that are being remarketed in the remarketing, U.S. holders (as defined below) whose functional currency is not the United States dollar, certain former citizens or residents of the United States, partnerships or other entities classified as partnerships for United States federal income tax purposes, and persons subject to the alternative minimum tax. In addition, this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative pronouncements, and judicial decisions in effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis. You are urged to consult your tax advisor with regard to the application of the United States federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

        If a partnership or other entity classified as a partnership for United States federal income tax purposes holds senior notes, the tax treatment of the partnership and each partner generally will depend on the activities of the partnership and the activities of the partner. Partnerships acquiring senior notes, and partners in such partnerships, should consult their tax advisors.

Classification of the Senior Notes

        In connection with the issuance of the senior notes, Skadden, Arps, Slate, Meagher & Flom LLP, our counsel, delivered an opinion that, under then-current law, based on certain representations, facts, and assumptions contained in that opinion, the senior notes would be classified as indebtedness for United States federal income tax purposes. Generally, characterization of an obligation as indebtedness for United States federal income tax purposes is made at the time of the issuance of the obligation. Consistent with the opinion received from our counsel at the time of the issuance of the senior notes, we have treated and will continue to treat the senior notes as indebtedness for United States federal income tax purposes. An opinion of counsel is not binding on the Internal Revenue Service ("IRS") or any court, however, and it is possible that the IRS will successfully assert that the senior notes are not properly treated as indebtedness prior to the remarketing, in which case your tax consequences from the ownership and disposition of the senior notes may differ from those described below. By acquiring senior notes in the remarketing, you will be deemed to have agreed to treat the senior notes as indebtedness for United States federal income tax purposes.

        Because of the manner in which the interest rate on the senior notes is reset, we have treated and will continue to treat the senior notes as indebtedness subject to the Treasury regulations governing contingent payment debt instruments (the "contingent payment debt regulations"). The proper application of the contingent payment debt regulations to the senior notes following the remarketing is uncertain in a number of respects, however, and it is possible that the IRS will assert that the senior notes should be treated in a different manner than as described below. A different treatment of the senior notes could affect the amount, timing and character of income, gain or loss with respect to an investment in the senior notes. Accordingly, you are urged to consult your tax advisor regarding the United States federal income tax consequences of owning the senior notes.

        The remainder of this discussion assumes that the senior notes will be treated as indebtedness subject to the contingent payment debt regulations as described above.

Tax Consequences to U.S. Holders

        The following summary applies to U.S. holders. The term "U.S. holder" means a holder that is (1) a person who is a citizen or resident of the United States; (2) a corporation, or other entity classified as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to United States federal income taxation regardless of its source; or (4) a trust if (a) a court within the United States can exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

Interest Accruals Based on Comparable Yield and Projected Payment Schedule

        Under the contingent payment debt regulations (subject to the discussion below), regardless of your method of accounting for United States federal income tax purposes, you are required to accrue interest income on the senior notes on a constant-yield basis at an assumed yield (the "comparable yield") that was determined at the time of issuance of the senior notes. The comparable yield for the senior notes was based on the yield at which we could have issued, at the time of issuance of the senior notes, a fixed-rate debt instrument with no contingent payments but with terms otherwise similar to those of the senior notes. Solely for purposes of determining the amount of interest income that accrues on the senior notes, we were required, at the time of issuance of the senior notes, to construct a "projected payment schedule" in respect of the senior notes representing a series of payments the amount and timing of which would produce a yield to maturity on the senior notes equal to the comparable yield.

        For United States federal income tax purposes, you generally are required under the contingent payment debt regulations to use the comparable yield and the projected payment schedule in determining interest accruals and adjustments in respect of a senior note, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS. However, there is uncertainty regarding the manner in which the contingent payment debt regulations apply to the remarketing, including whether there should be a change in the projected payment schedule and the precise mechanics for determining the total amount and timing of the adjustments to the interest accruals. For our own reporting purposes, we intend not to change the original projected payment schedule created at the time of the issuance of the senior notes. The following discussion assumes that you will use this original projected payment schedule as well.

        Furthermore, assuming that you report your income in a manner consistent with our position described below, the amount of income that you will recognize in respect of the senior notes generally should correspond to the economic accrual of income on the notes to you and the amount of income you would have recognized if the senior notes were not subject to the contingent payment debt regulations. No assurance can be given that the IRS will agree with the application of the contingent payment debt regulations to the remarketing in the manner described below.

        The amount of interest on a senior note that accrues in an accrual period is the product of the comparable yield on the senior note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the senior note. The daily portions of interest in respect of a senior note are determined by allocating to each day in an accrual period the ratable portion of interest on the senior note that accrues in the accrual period. The initial adjusted issue price of a senior note acquired by you in the remarketing will equal $50.20 per $50 principal amount as of the date of the remarketing (the "initial adjusted issue price"). For any accrual period thereafter, the adjusted issue price will be (x) the sum of the initial adjusted issue price of the senior note and all interest previously accrued on such senior note starting from the remarketing date (disregarding any positive or negative adjustments described below, including the adjustments reflecting the actual reset rate and additional potential adjustments) minus (y) the total amount of the projected payments on the senior note for all previous accrual periods starting from the remarketing date.

        At the time of the issuance of the senior notes, we determined that the comparable yield was 7.28% and the projected payment schedule for the senior notes, per $50 principal amount, was $1.03 on November 17, 2001, $0.84 for each subsequent quarterly payment date ending on or prior to May 17, 2004, and $0.94 for each quarterly payment date ending after May 17, 2004. We also determined that the projected payment for the senior notes, per $50 principal amount, at the maturity date was $50.94 (which included the stated principal amount of the senior notes as well as the final projected interest payment). Based on the comparable yield of 7.28% and the initial adjusted issue price of $50.20 per $50 principal amount, you will be required (regardless of your accounting method) to accrue interest as the sum of the daily portions of interest on the senior note for each day in the taxable year on which you hold the senior note, adjusted as set forth below.

Adjustments Reflecting the Actual Reset Rate

        Based on the reset rate of    %, actual payments on the senior notes, per $50 principal amount, will be $            for each quarterly payment date ending after May 17, 2004. Because these payments will differ from the projected quarterly payments of $0.94, you and we will be required to account for these differences as            adjustments to interest accrued based on the comparable yield of 7.28% in a reasonable manner over the period to which they relate. For our own reporting purposes, we intend to treat the difference of $            between the projected payment of $0.94 and the actual payment of $            on the senior note as a             adjustment to the interest accrued (based on the 7.28% comparable yield) during each quarter. You are not required to use the same method to account for the differences between the actual payments and the projected payment schedule so long as you make these adjustments in a reasonable manner.

Adjusted Tax Basis of the Senior Notes; Additional Potential Adjustments

        Your initial adjusted tax basis in a senior note acquired by you in the remarketing will equal the amount that you pay for the senior note. Your adjusted tax basis in the senior note for any accrual period after the remarketing will equal (x) the sum of your initial adjusted tax basis in the senior note and any interest previously accrued on such senior note starting from the date of the remarketing (disregarding any positive or negative adjustments, other than those described in the next paragraph) minus (y) the total amount of the projected payments on the senior note for all previous accrual periods starting from the date of the remarketing.

        If your initial adjusted tax basis in a senior note acquired in the remarketing differs from the initial adjusted issue price in such senior note, you will be required to make additional negative or positive adjustments to interest accrued in each period. You will take into account any difference between your initial adjusted tax basis in the senior note and the initial adjusted issue price of $50.20 per $50 principal amount by reasonably allocating this difference to daily portions of interest or to projected payments over the remaining term of the senior note. If your initial adjusted tax basis in a senior note is greater than its initial adjusted issue price, you will take the difference into account as a negative adjustment to interest on the date the daily portion accrues or the projected payment is made. If your initial adjusted tax basis in a senior note is less than its initial adjusted issue price, you will take the difference into account as a positive adjustment to interest on the date the daily portion accrues or the projected payment is made. The adjusted tax basis of a senior note will be decreased by any such negative adjustments and increased by any such positive adjustments. To the extent that your negative adjustment exceeds your positive adjustment, such excess is a net negative adjustment that is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code.

        Upon accruing interest income based on the comparable yield of 7.28% and making positive and negative adjustments that reflect the actual reset rate as described in the immediately preceding subsection and the possible difference between your initial adjusted tax basis in the senior note and its initial adjusted issue price of $50.20 per $50 principal amount as described in this subsection, the amount of income that you will recognize in respect of the senior notes generally should correspond to the economic accrual of income on the notes to you and the amount of income you would have recognized if the senior notes were not subject to the contingent payment debt regulations.

Sale, Exchange or Other Disposition of the Senior Notes

        Upon a sale, exchange or other disposition of a senior note (including a redemption), you will generally recognize gain or loss equal to the difference between the amount realized on the disposition and your adjusted tax basis in the senior note. Such gain or loss generally will be capital gain or loss (except to the extent of any positive adjustment that you have not yet accrued and included in income, which will be treated as interest income) and generally will be long-term capital gain or loss if you held the senior note for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. If you sell a senior note at a loss that meets certain thresholds, you may be required to file a disclosure statement with the IRS under recently promulgated Treasury regulations.

Tax Consequences to Non-U.S. Holders

        The following applies to you if you are a holder of a senior note that is not a U.S. holder or a partnership. Special rules may apply to you if you are a "controlled foreign corporation," "passive foreign investment company," or "foreign personal holding company" for United States federal income tax purposes. If you are such an entity, you should consult your tax advisor to determine the tax consequences that may be relevant to you.

        All payments on a senior note made to you and any gain realized on a sale, exchange or other disposition of a senior note will be exempt from United States federal income and withholding tax, provided that:

  •
  you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote,

  •
  you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership,

  •
  you are not a bank receiving certain types of interest,

  •
  you have fulfilled the certification requirement described below,

  •
  such payments are not effectively connected with the conduct by you of a trade or business in the United States, and

  •
  in the case of gain realized on the sale, exchange or other disposition of a senior note, if you are a nonresident alien individual, you are not present in the United States for 183 or more days in the taxable year of the disposition where certain other conditions are met.

        The certification requirement referred to above will be fulfilled if you certify to us on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provide your name and address.

        If you are engaged in a trade or business in the United States, and if payments on a senior note are effectively connected with the conduct of this trade or business, you will generally be taxed in the same manner as a U.S. holder (see "—Tax Consequences to U.S. Holders" above), except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. You should consult your tax advisor with respect to other tax consequences of the ownership of the senior notes, including the possible imposition of a 30% branch profits tax.

Information Reporting and Backup Withholding

        Information returns may be filed with the IRS in connection with payments on the senior notes and the proceeds from a sale or other disposition of the senior notes. You may receive statements containing the information reflected on these returns. The amounts reported to you may not reflect the amounts that you will be required to include in income in respect of the senior notes, even if you take adjustments into account in the manner described above. Please consult your tax advisor regarding calculating your taxable income from the senior notes based on the amounts reported to you and other information available to you, including the information provided in this prospectus supplement.

        If you are a U.S. holder, you may be subject to United States backup withholding tax on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. If you are not a U.S. holder, you may be subject to United States backup withholding tax on these payments unless you comply with certification procedures to establish that you are not a United States person. The certification procedures required of you to claim the exemption from withholding tax on certain payments on the senior notes described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

        The amount of any backup withholding from a payment will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that you timely furnish the required information to the IRS.

REMARKETING

        The remarketing is being made under the terms and subject to the conditions contained in a remarketing agreement and the supplemental remarketing agreement. These agreements require Citigroup, as the remarketing agent, to use its reasonable efforts to remarket the senior notes at an aggregate price of approximately 100.5% of the Treasury portfolio purchase price. Citigroup will not remarket any senior notes for a price less than 100% of the Treasury portfolio purchase price. If, despite using its reasonable efforts, Citigroup is unable to successfully remarket the senior notes, other than to us, at a price equal to or greater than 100% of the Treasury portfolio purchase price, then the remarketing will have failed. In this remarketing, we may submit an order to purchase a portion of the senior notes not to exceed the lesser of $762.5 million in aggregate principal amount of the senior notes and an amount representing all but $100 million in aggregate principal amount of the senior notes available to be remarketed. Citigroup has no obligation to purchase any of the senior notes.

        Pursuant to the remarketing agreement dated July 27, 2001, in the event of a successful remarketing, Citigroup may deduct, as a remarketing fee, an amount not exceeding 0.25% of the Treasury portfolio purchase price from any amount of the proceeds in excess of the Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the Upper DECS. Neither Cendant nor the holders of Upper DECS whose senior notes are participating in this remarketing will be responsible for any remarketing fee in connection with this remarketing.

        Citigroup has represented, warranted and agreed that:

  •
  it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any senior notes included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

  •
  it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any senior notes included in this offering in circumstances in which section 21(1) of the FSMA does not apply to us;

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the senior notes included in this offering in, from or otherwise involving the United Kingdom;

  •
  the offer in The Netherlands of the senior notes included in this offering is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises);

  •
  (1) it has not offered or sold and will not offer or sell the senior notes in Hong Kong SAR by means of this remarketing prospectus supplement or any other document, other than to persons whose ordinary business involves buying or selling shares or debentures, whether as principal or agent or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong SAR), and (2) unless it is a person who is permitted to do so under the securities laws of Hong Kong SAR, it has not issued or held for the purpose of issue in Hong Kong and will not issue or hold for the purpose of issue in Hong Kong SAR this remarketing prospectus supplement, any other offering material or any advertisement, invitation or document relating to the senior notes, otherwise than with respect to the senior notes intended to be disposed of to persons outside Hong Kong SAR or only to persons whose business involves the acquisition, disposal, or holding of securities, whether as principal or as agent;

  •
  the senior notes offered in this remarketing prospectus supplement have not been registered under the Securities and Exchange Law of Japan, and it has not offered or sold and will not offer or sell, directly or indirectly, the notes in Japan or to or for the account of any resident of Japan, except (1) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (2) in compliance with any other applicable requirements of Japanese law; and

  •
  this remarketing prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this remarketing prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes, may not be circulated or distributed, nor may the senior notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (1) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (2) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Cendant has been advised that Citigroup currently intends to make a market in the senior notes; however, Citigroup is not obligated to do so. Any such market-making may be discontinued at any time, for any reason and without notice. If Citigroup ceases to act as a market-maker for senior notes for any reason, there can be no assurance that another firm or person will make a market in the senior notes. There can be no assurance that an active market for the senior notes will develop or, if a market does develop, at what prices the senior notes will trade.

        In connection with this remarketing and in compliance with applicable law, Citigroup may effect transactions which stabilize, maintain or otherwise affect the market price of the senior notes at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the senior notes or effecting purchases of the senior notes for the purpose of pegging, fixing, or maintaining the price of the senior notes for the purpose of reducing a short position created in connection with the remarketing. Citigroup is not required to engage in any of these activities and such activities, if commenced, may be discontinued at any time.

        Neither Cendant nor Citigroup makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the senior notes. In addition, neither Cendant nor Citigroup makes any representation that Citigroup will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        Citigroup has performed investment banking and advisory services for us from time to time for which it has received customary fees and expenses, including acting as the reset agent with respect to the senior notes, and is a lender under Cendant's credit facilities. Citigroup may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business. Citigroup currently owns a substantial portion of the Upper DECS of which the senior notes are a part. To the extent that Cendant purchases any of the senior notes in the remarketing, such senior notes will be purchased in part with available cash and borrowings under credit facilities.

        Cendant has agreed to indemnify the Citigroup against payments that the remarketing agent may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments Citigroup may be required to make because of any of those liabilities.

EXPERTS

        The consolidated financial statements for the year ended December 31, 2003 incorporated in this remarketing prospectus supplement by reference to the Company's Current Report on Form 8-K dated May 3, 2004, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph with respect to the adoption of the fair value method of accounting for stock-based compensation and the consolidation provisions for variable interest entities in 2003, the non-amortization provisions for goodwill and other indefinite-lived intangible assets in 2002, and the modification of the accounting treatment relating to securitization transactions and the accounting for derivative instruments and hedging activities in 2001), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended March 31, 2004 and 2003 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

        Cendant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website that contains reports, proxy and information statements and other information. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The website address is http://www.sec.gov, and in addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring to another document filed separately with the Commission. The information that Cendant files after the date of this remarketing prospectus supplement with the Commission will automatically update and supersede this information. Cendant incorporates by reference into this remarketing prospectus supplement the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of this remarketing.

  •
  Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 1, 2004.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 3, 2004.

  •
  Current Report on Form 8-K dated February 6, 2004.

  •
  Current Report on Form 8-K dated March 31, 2004.

  •
  Current Report on Form 8-K dated April 22, 2004.

  •
  Current Report on Form 8-K dated May 3, 2004.

        Any statement contained in a document incorporated or considered to be incorporated by reference in this remarketing prospectus supplement shall be considered to be modified or superseded for purposes of this remarketing prospectus supplement to the extent that a statement contained in this remarketing prospectus supplement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this remarketing prospectus supplement.

        You may request a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits that are not specifically incorporated by reference into such documents and our Certificate and By-laws, at no cost, by writing or telephoning Cendant at the following:

    Investor Relations
    Cendant Corporation
    9 West 57th Street
    New York, NY 10019
    Telephone: (212) 413-1800

LEGAL COUNSEL

        Cendant is being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York in connection with the remarketing, and the remarketing agent is being represented by Kirkland & Ellis LLP, New York, New York.

PROSPECTUS SUPPLEMENT
(To prospectus dated November 18, 1998)

15,000,000 Upper DECSSM

Cendant Corporation

        Cendant Corporation is offering 15,000,000 Upper DECS, each with a stated amount of $50. Each Upper DECS will include a forward purchase contract pursuant to which you will agree to purchase from us shares of our CD common stock on August 17, 2004, and we will make quarterly contract adjustment payments to you at the rate of 1.00% of the stated amount per year, as described in this prospectus supplement. Each Upper DECS will also include $50 principal amount of our senior notes due August 17, 2006.

        The senior notes will bear interest at a rate of 6.75% per year, which rate is expected to be reset as of May 17, 2004. The senior notes will not trade separately from the Upper DECS unless and until substitution is made as described in this prospectus supplement.

        We have applied to list the Upper DECS on the New York Stock Exchange. On July 19, 2001, the last reported sale price of our CD common stock on the NYSE was $21.53 per share.

        Investing in the Upper DECS involves risks. See the "Risk Factors" section beginning on page S-20 of this prospectus supplement.

	Per Upper Decs	Total
Public offering price(1)	$49.50	$742,500,000

(1)
Plus accrued interest and accumulated contract adjustment payments from July 27, 2001, if settlement occurs after that date.

        The underwriter is purchasing the Upper DECS from Cendant at an underwriting discount of $1.50 per Upper DECS from the stated amount of $50 per Upper DECS, for a total underwriting discount of $22,500,000 and proceeds to us of $727,500,000.

        The underwriter may also purchase up to an additional 2,250,000 Upper DECS at the stated amount of $50 per Upper DECS less the underwriting discount of $1.50 per Upper DECS within 30 days of the date of this prospectus supplement in order to cover overallotments, if any.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The Upper DECS will be ready for delivery in book-entry form only through The Depository Trust Company on or about July 27, 2001.

Salomon Smith Barney

The date of this prospectus supplement is July 20, 2001.

SM Service mark of Salomon Smith Barney Inc.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the securities we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the securities we are offering.

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Cendant," "we," "us" and "our" or similar terms are to Cendant Corporation and its subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        Forward-looking statements contained in or incorporated by reference to this prospectus supplement about Cendant are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous important assumptions that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business strategy, projected plans and objectives.

        Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "project," "estimates," "plans," "may increase," "may fluctuate" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical acts. You should understand that the following important factors and assumptions could affect the future results of Cendant and could cause actual results to differ materially from those expressed in such forward-looking statements:

  •
  the effect of economic conditions and interest rate changes on the economy on a national, regional or international basis and the impact thereof on our businesses;

  •
  the effects of changes in current interest rates, particularly on our real estate franchise and mortgage businesses;

  •
  the resolution or outcome of our unresolved pending litigation relating to the previously announced accounting irregularities and other related litigation;

  •
  our ability to develop and implement operational and financial systems to manage growing operations and to achieve enhanced earnings or effect cost savings;

  •
  competition in our existing and potential future lines of business and the financial resources of, and products available to, competitors;

  •
  our ability to integrate and operate successfully acquired and merged businesses and risks associated with such businesses, including the pending acquisition of Galileo International, Inc. and the acquisitions of Avis Group Holdings, Inc. and Fairfield Communities Inc., the compatibility of the operating systems of the combining companies, and the degree to which existing administrative and back-office functions and costs and those of the acquired companies are complementary or redundant;

  •
  our ability to obtain financing on acceptable terms to finance our growth strategy and to operate within the limitations imposed by financing arrangements and rating agencies;

  •
  competitive and pricing pressures in the vacation ownership and travel industries, including the car rental industry;

  •
  changes in the vehicle manufacturer repurchase arrangements between vehicle manufacturers and Avis Group Holdings, Inc. in the event that used vehicle values decrease;

  •
  changes in laws and regulations, including changes in accounting standards and privacy policy regulation.

        Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control.

        You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and Current Reports on Form 8-K to the Securities and Exchange Commission (the "Commission"). See "Where You Can Find More Information." Also note that we provide a cautionary discussion of risks and uncertainties under "Risk Factors" on page S-20 of this prospectus supplement. These are factors that we think could cause our actual results to differ materially from expected results. Factors other than those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

PROSPECTUS SUPPLEMENT SUMMARY

        You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

Cendant

        We are one of the foremost providers of travel and real estate services in the world. We operate in four business segments—Real Estate Services, Hospitality, Vehicle Services and Financial Services. Our businesses provide a wide range of consumer and business services which are intended to complement one another and create cross-marketing opportunities both within each segment and between segments. Our Real Estate Services segment franchises real estate brokerage businesses, provides home buyers with mortgages and assists in employee relocations. Our Hospitality segment franchises hotel businesses and facilitates the sale and exchange of vacation ownership interests. Our Vehicle Services segment operates and franchises car rental businesses, provides fleet management services to corporate clients and government agencies and operates parking facilities in the United Kingdom. Our Financial Services segment provides marketing strategies primarily to financial institutions by offering an array of financial and insurance-based products to consumers, franchises tax preparation service businesses and provides consumers with access to a variety of discounted products and services.

        As a franchisor of hotels, residential and commercial real estate brokerage offices, car rental operations and tax preparation services, we license the owners and operators of independent businesses the right to use our brand names. We do not own or operate hotels, real estate brokerage offices or tax preparation offices. Instead, we provide our franchisees with services designed to increase their revenue and profitability.

        Real Estate Services Segment.    Our Real Estate Services segment consists of our three real estate brands and our mortgage and relocation businesses. We are the world's largest real estate brokerage franchisor. In our real estate franchise business, we franchise real estate brokerage offices under the CENTURY 21 (Registered Trademark), Coldwell Banker (Registered Trademark) and ERA (Registered Trademark) real estate brokerage franchise systems. In our relocation business, Cendant Mobility Services Corporation is a leading provider of corporate relocation services in the world. Cendant Mobility offers relocation clients a variety of services in connection with the transfer of a client's employees and offers similar services to affinity groups and their members. In our mortgage business, Cendant Mortgage Corporation is one of the largest retail providers of residential mortgages in the United States. Cendant Mortgage originates, sells and services residential mortgage loans in the United States, marketing such services to consumers through relationships with corporations, financial institutions, real estate brokerage firms and mortgage banks.

        Hospitality Segment.    Our Hospitality segment contains our nine lodging brands and our timeshare and travel agency businesses. In our lodging franchise business, we franchise hotels primarily in the mid-priced and economy markets. We are the world's largest hotel franchiser, operating the Days Inn (Registered Trademark), Ramada (Registered Trademark) (in the United States), Super 8 (Registered Trademark), Howard Johnson (Registered Trademark), Wingate Inn (Registered Trademark), Knights Inn (Registered Trademark), Travelodge (Registered Trademark) (in North America), Villager (Registered Trademark) and AmeriHost Inn (Registered Trademark) lodging franchise systems. In our timeshare business, we own Resort Condominiums International, LLC, the world's leading timeshare exchange company. On April 2, 2001, we acquired Fairfield Resorts, Inc. (formerly known as Fairfield Communities Inc.), one of the largest vacation ownership companies in the United States.

        Vehicle Services Segment.    With the acquisition of Avis Group Holdings, Inc. on March 1, 2001, our Vehicle Services segment now consists of the car rental operations and fleet management services businesses of Avis Group, in addition to the Avis car rental franchise system and National Car Parks Limited, a United Kingdom based parking facility business. Our Avis car rental business is the second largest car rental system in the world (based on total revenues and volume of rental transactions). Our fleet management services business is a leader in the industry. Our National Car Parks Limited subsidiary is the largest private parking facilities operator in the United Kingdom.

        Financial Services Segment.    Our Financial Services segment consists of our insurance/wholesale businesses, our tax preparation service system and our individual membership business. Our insurance/wholesale business markets and administers insurance products, primarily accidental death and dismemberment insurance and term life insurance, and also provides marketing strategies primarily to financial institutions through an offering of checking account enhancement packages for the benefit of their customers. The insurance/wholesale business is conducted through FISI*Madison LLC, Benefit Consultants, Inc., Long Term Preferred Care, Inc. and Cims Ltd., which are all wholly owned subsidiaries. Our Jackson Hewitt Inc. subsidiary operates the second largest tax preparation service system in the United States with locations in 48 states and franchises a system of approximately 3,300 offices that specialize in computerized preparation of federal and state individual income tax returns.

        Our principal executive offices are located at 9 West 57th Street, New York, New York 10019. Our telephone number is (212) 413-1800. Our web site is www.cendant.com. The information contained on our web site is not incorporated by reference in this prospectus supplement.

Recent Developments

        Earnings.    On July 18, 2001, we announced our results for the second quarter of 2001 and our projections for the third quarter and full year of 2001. For a discussion of those results and projections, investors should review our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 19, 2001 and available as described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        Outsourcing of Individual Membership Business.    On July 2, 2001, we entered into agreements with Trilegiant Corporation, a newly formed corporation to be headquartered in Norwalk, CT, to outsource our individual membership business to Trilegiant. The former management of Cendant Membership Services, Inc. ("CMS") and Cendant Incentives, Inc. own 100% of the common stock and we own a convertible preferred stock investment in Trilegiant, which, if converted into common stock, would initially represent approximately 20% of Trilegiant's common stock. All employees of CMS and Cendant Incentives will become employees of Trilegiant. Previously, we had planned to spin off our individual membership business.

        Galileo International Acquisition.    On June 18, 2001, we announced that we had entered into an agreement to acquire all of the outstanding common stock of Galileo International, Inc. at an expected value of $33 per share, or approximately $2.9 billion. As part of the acquisition, we will also assume approximately $600 million of Galileo's net debt. Galileo is one of the leading providers of electronic global distribution services for the travel industry. The transaction, which is expected to close in the third quarter of 2001, is subject to customary regulatory approvals and the approval of Galileo's stockholders.

        Offer of Convertible Notes.    In May 2001, we issued $1 billion of zero-coupon convertible debentures due 2021. Each $1,000 principal amount at maturity may be converted into approximately 39 shares of our CD common stock (an aggregate of 39,075,500 million shares) if the closing price of our CD common stock on the New York Stock Exchange exceeds specified levels or in certain other circumstances. This conversion rate is subject to adjustment under certain circumstances. We may be required to repurchase the debentures at the option of the holders at specified times prior to 2021 but not prior to May 2002. We may elect to pay the purchase price for the foregoing repurchases in cash or shares of our CD common stock.

        Fairfield Acquisition.    On April 2, 2001, we acquired all of the outstanding common stock of Fairfield Communities Inc. for approximately $760 million, including transaction costs and expenses and the conversion of Fairfield employee stock options into CD common stock options. Fairfield, with more than 324,000 vacation-owning households, is a leading vacation ownership company in the United States, marketing and managing resort properties at 35 locations in 12 states and the Bahamas. Fairfield operates over 32 dedicated sales centers and manages over 110 timeshare and whole ownership resort associations.

***

        We continually explore and conduct discussions with regard to acquisitions and other strategic corporate transactions in our industries and in other franchise, franchisable or service businesses in addition to the transactions previously announced. As part of our regular on-going evaluation of acquisition opportunities, we currently are engaged in a number of separate, unrelated preliminary discussions concerning possible acquisitions. The purchase price for the possible acquisitions may be paid in cash, through the issuance of CD common stock or other of our securities, borrowings, or a combination thereof. Prior to consummating any such possible acquisition, we will need to, among other things, initiate and complete satisfactorily our due diligence investigations; negotiate the financial and other terms (including price) and conditions of such acquisitions; obtain appropriate Board of Directors, regulatory and other necessary consents and approvals; and, if necessary, secure financing. No assurance can be given with respect to the timing, likelihood or business effect of any possible transaction. In the past, we have been involved in both relatively small acquisitions and acquisitions which have been significant.

The Offering—Q&A

What are Upper DECS?

        We are offering 15,000,000 Upper DECS (17,250,000 Upper DECS if the underwriter exercises its overallotment option in full), each with a stated amount of $50.

        Each Upper DECS will initially consist of:

  (1)
  a forward purchase contract under which:

  •
  you will agree to purchase, for $50, shares of our CD common stock on August 17, 2004, the number of which we will determine based on the average trading price of our CD common stock at that time; and

  •
  we will pay you contract adjustment payments at the rate of 1.00% of the stated amount of $50 per year as specified below; and

  (2)
  $50 principal amount of our senior notes which initially bear interest at a rate of 6.75% per year, as specified below.

        The senior note that is a component of each Upper DECS will be owned by you, but it will be pledged to us to secure your obligations under the forward purchase contract. If the senior notes are successfully remarketed or a tax event redemption occurs, in each case as described in this prospectus supplement, the applicable ownership interest in the Treasury portfolio (discussed below) will replace the senior note as a component of each Upper DECS and will be pledged to us to secure your obligations under the forward purchase contract.

What is a Forward Purchase Contract?

        Each forward purchase contract underlying each Upper DECS obligates the holder of the forward purchase contract to purchase, and obligates us to sell, on August 17, 2004, for $50, shares of our CD common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment as described under "Description of the Forward Purchase Contracts—Anti-Dilution Adjustments," as follows:

  •
  if the applicable market value of our CD common stock is greater than or equal to the threshold appreciation price of $28.42, the settlement rate will be 1.7593;

  •
  if the applicable market value of our CD common stock is less than the threshold appreciation price but greater than the reference price of $21.53, the settlement rate will be equal to the stated amount divided by the applicable market value; and

  •
  if the applicable market value is less than or equal to the reference price, the settlement rate will be 2.3223.

        "Applicable market value" means the average of the closing price per share of our CD common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding August 17, 2004. The reference price of $21.53 is the last reported sale price of our CD common stock on the NYSE on July 19, 2001.

        At the option of each holder, a forward purchase contract may be settled early by the early delivery of cash to the forward purchase contract agent, in which case 1.7593 shares of our CD common stock will be issued per forward purchase contract.

What are Stripped DECS?

        Stripped DECS are Upper DECS consisting of a forward purchase contract and a 1/20, or 5.0%, undivided beneficial ownership interest in a Treasury security. The Treasury security is a zero-coupon U.S. Treasury security with a principal amount at maturity of $1,000 that matures on August 15, 2004. The interest in the Treasury security that is a component of each Stripped DECS will be pledged to us to secure the holder's obligations under the forward purchase contract.

How can I create Stripped DECS from Upper DECS?

        Unless the Treasury portfolio has replaced the senior notes as a component of Upper DECS as a result of a successful remarketing of the senior notes or a tax event redemption, each holder of Upper DECS will have the right, at any time on or prior to the seventh business day immediately preceding August 17, 2004, to substitute for the related senior notes held by the collateral agent zero-coupon Treasury securities that mature on August 15, 2004 in a total principal amount at maturity equal to the aggregate principal amount of the senior notes for which substitution is being made. This substitution will create Stripped DECS and the applicable senior notes will be released to the holder. Because U.S. Treasury securities are issued in multiples of $1,000, holders of Upper DECS may make this substitution only in integral multiples of 20 Upper DECS. However, if the Treasury portfolio has replaced the senior notes as a component of Upper DECS as a result of a successful remarketing of the senior notes or a tax event redemption, holders of Upper DECS may make this substitution only in integral multiples of Upper DECS such that both the Treasury securities to be deposited and those to be released are in integral multiples of $1,000, at any time on or prior to the second business day immediately preceding August 17, 2004. Holders would also obtain the release of the appropriate applicable ownership interest in the Treasury portfolio rather than a release of the applicable senior notes.

How can I recreate Upper DECS from Stripped DECS?

        Unless the Treasury portfolio has replaced the senior notes as a component of Upper DECS as a result of a successful remarketing of the senior notes or a tax event redemption, each holder of Stripped DECS will have the right, at any time on or prior to the seventh business day immediately preceding August 17, 2004, to substitute senior notes for the related Treasury securities held by the collateral agent in an aggregate principal amount of such senior notes equal to the aggregate principal amount at maturity of the Treasury securities. This substitution would create Upper DECS, and the applicable Treasury securities would be released to the holder. Because Treasury securities are issued in integral multiples of $1,000, holders of Stripped DECS may make this substitution only in integral multiples of 20 Stripped DECS. If the Treasury portfolio has replaced the senior notes as a component of Upper DECS as a result of a successful remarketing of the senior notes or a tax event redemption, holders of the Stripped DECS may make this substitution at any time on or prior to the second business day immediately preceding August 17, 2004, but using the applicable ownership interest of the Treasury portfolio instead of senior notes and only in integral multiples of Stripped DECS such that both the Treasury securities to be deposited and those to be released are in integral multiples of $1,000.

What payments am I entitled to as a holder of Upper DECS?

        Holders of Upper DECS will be entitled to receive total cash distributions at a rate of 7.75% of the stated amount per year, payable quarterly in arrears. These cash distributions will consist of interest on the senior notes or distributions on the applicable ownership interest of the Treasury portfolio at the rate of 6.75% of the stated amount per year and distributions of contract adjustment payments payable by us at the rate of 1.00% of the stated amount per year, subject to our right to defer the payment of such contract adjustment payments. Each Upper DECS has a stated amount of $50. In addition, if the senior notes are subject to the rules applicable to contingent payment debt instruments, which Cendant believes they should be, original issue discount, or OID, will accrue on each senior note for United States federal income tax purposes. We are not entitled to defer interest payments on the senior notes.

What payments am I entitled to if I convert my Upper DECS to Stripped DECS?

        Holders of Stripped DECS will be entitled to receive quarterly cash distributions of contract adjustment payments payable by us at the rate of 1.00% of the stated amount of $50 per year, subject to our rights of deferral described in this prospectus supplement. In addition, OID will accrue on each related Treasury security.

Does Cendant have the option to defer current payments?

        We have the right to defer the payment of contract adjustment payments until no later than August 17, 2004. However, such deferred contract adjustment payments would accrue additional contract adjustment payments at the rate of 7.75% per year (equal to the rate on the senior notes plus the rate of contract adjustment payments on the forward purchase contracts) until paid, compounded quarterly, to but excluding August 17, 2004. We are not entitled to defer payments of interest on the senior notes. In the event we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not, and will not permit any subsidiary of ours to, with certain exceptions (including dividends paid by any subsidiary to Cendant), declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock.

What are the payment dates for the Upper DECS?

        The current payments described above in respect of the Upper DECS will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing November 17, 2001. In the case of contract adjustment payments, the payments will be payable to but excluding the earlier of August 17, 2004 or the most recent quarterly payment date on or before any early settlement of the related forward purchase contracts. These contract adjustment payments are subject to the deferral provisions described in this prospectus supplement. Interest payments on the senior notes are described below under the questions and answers beginning with "What Interest Payments Will I Receive on the Senior Notes?"

What is remarketing?

        The senior notes of Upper DECS holders will be remarketed on the fifth business day immediately preceding May 17, 2004. The remarketing agent will use its reasonable efforts to obtain a price of approximately 100.5% of the purchase price for the Treasury portfolio. The portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio. The Treasury portfolio will be substituted for the senior notes and will be pledged to the collateral agent to secure the Upper DECS holders' obligations to purchase shares of our CD common stock under the forward purchase contracts. When paid at maturity, an amount of the Treasury portfolio equal to the principal amount of the senior notes will automatically be applied to satisfy the Upper DECS holders' obligations to purchase shares of our CD common stock under the forward purchase contracts.

        In addition, the remarketing agent may deduct, as a remarketing fee, an amount not exceeding 25 basis points (0.25%) of the Treasury portfolio purchase price from any amount of the proceeds in excess of the Treasury portfolio purchase price. The remarketing agent will then remit the remaining portion of the proceeds from the remarketing, if any, for the benefit of the holders.

        If the remarketing of the senior notes on the fifth business day preceding May 17, 2004 fails because the remarketing agent cannot obtain a price of at least 100% of the Treasury portfolio purchase price or a condition precedent to the remarketing has not been satisfied, the senior notes will continue to be a component of the Upper DECS and another remarketing will be attempted on the fifth business day preceding August 17, 2004, as described below.

        The senior notes of Upper DECS holders who have failed to notify the forward purchase contract agent on or prior to the seventh business day before August 17, 2004 of their intention to pay cash in order to satisfy their obligations under the related forward purchase contracts will be remarketed on the fifth business day immediately preceding August 17, 2004. In this remarketing, the remarketing agent will use its reasonable efforts to obtain a price of approximately 100.5% of the aggregate principal amount of these senior notes. The portion of the proceeds from the remarketing equal to the total principal amount of the senior notes will automatically be applied to satisfy in full the Upper DECS holders' obligations to purchase shares of our CD common stock under the related forward purchase contracts.

        The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (0.25%) of the aggregate principal amount of the remarketed notes from any amount of the proceeds in excess of the aggregate principal amount of the remarketed notes. The remarketing agent will remit the remaining portion of the proceeds from the remarketing, if any, for the benefit of the holders.

        If the remarketing of the senior notes on the fifth business day preceding August 17, 2004 fails because the remarketing agent cannot obtain a price of at least 100% of the total principal amount senior notes or a condition precedent to the remarketing has not been satisfied, we will exercise our rights as a secured party to dispose of the senior notes in accordance with applicable law and to satisfy in full, from the proceeds of the disposition, the Upper DECS holders' obligations to purchase shares of our CD common stock under the related forward purchase contracts.

What is the Treasury portfolio?

        The Treasury portfolio is a portfolio of zero-coupon U.S. Treasury securities consisting of:

  •
  interest or principal strips of U.S. Treasury securities that mature on or prior to August 15, 2004 in an aggregate amount equal to the principal amount of the senior notes included in the Upper DECS, and

  •
  if prior to August 17, 2004, with respect to the scheduled interest payment date on the senior notes that occurs on August 17, 2004, in the case of a successful remarketing of the senior notes, or with respect to each scheduled interest payment date on the senior notes that occurs after the tax event redemption date and on or before August 17, 2004, in the case of a tax event redemption, interest or principal strips of U.S. Treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on that interest payment date on the principal amount of the senior notes included in the Upper DECS assuming no reset of the interest rate on the senior notes, or

  •
  if on or after August 17, 2004, with respect to each scheduled interest payment date on the senior notes that occurs after the tax event redemption dates interest or principal strips of U.S. Treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on that interest payment date on the principal amount of senior notes outstanding on the tax event redemption date.

If I am not a party to a forward purchase contract, may I still participate in a remarketing of my senior notes?

        Holders of senior notes that are not components of Upper DECS may elect, in the manner described in this prospectus supplement, to have their senior notes remarketed by the remarketing agent.

Besides participating in a remarketing, how else will my obligations under the forward purchase contracts be satisfied?

        Holders of Upper DECS may satisfy their obligations, or their obligations will be terminated, under the forward purchase contracts

  •
  through early settlement by the early delivery of cash to the forward purchase contract agent in the manner described in this prospectus supplement;

  •
  in the case of holders of Upper DECS, by settling the related forward purchase contracts with cash on the fifth business day prior to August 17, 2004 with prior notification to the forward purchase contract agent; or

  •
  without any further action, upon the termination of the forward purchase contracts as a result of our bankruptcy, insolvency or reorganization.

        If the holder of an Upper DECS settles a forward purchase contract early, or if the holder's forward purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued contract adjustment payments or deferred contract adjustment payments.

What interest payments will I receive on the senior notes?

        Interest payments on the senior notes will be payable initially at the annual rate of 6.75% of the principal amount of $50 per senior note to, but excluding, May 17, 2004, or August 17, 2004 if the interest rate is not reset three business days prior to May 17, 2004. Following a reset of the interest rate three business days prior to May 17, 2004 or three business days prior to August 17, 2004, the senior notes will bear interest from May 17, 2004, or August 17, 2004, as applicable, at the reset rate to, but excluding, August 17, 2006. In addition, if the senior notes are subject to the rules applicable to contingent payment debt instruments, which Cendant believes they should be, OID will accrue on the senior notes for United States federal income tax purposes.

What are the payment dates on the senior notes?

        Interest payments on the senior notes will be payable quarterly in arrears on each February 17, May 17, August 17 and November 17, commencing November 17, 2001.

When will the interest rate on the senior notes be reset?

        Unless a tax event redemption has occurred, the interest rate on the senior notes will be reset on the fifth business day immediately preceding May 17, 2004, and such reset rate will become effective on May 17, 2004. However, if the remarketing of the senior notes on the fifth business day immediately preceding May 17, 2004 results in a failed remarketing, the interest rate will not be reset on that date and instead will be reset on the fifth business day immediately preceding August 17, 2004, and such reset rate will become effective on August 17, 2004. If the remarketing of the senior notes on the fifth business day immediately preceding August 17, 2004 also results in a failed remarketing, the interest rate will not be reset.

What is the reset rate?

        In the case of a reset on the fifth business day immediately preceding May 17, 2004, the reset rate will be the rate determined by the reset agent as the rate the senior notes should bear in order for the notes included in Upper DECS to have an approximate aggregate market value on the reset date of 100.5% of the Treasury portfolio purchase price. In the case of a reset on the fifth business day immediately preceding August 17, 2004, the reset rate will be the rate determined by the reset agent as the rate the senior notes should bear in order for each note to have an approximate market value of 100.5% of the principal amount of the senior notes. The reset rate may not exceed the maximum rate, if any, permitted by applicable law.

When may the senior notes be redeemed?

        The senior notes are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event under the circumstances described in this prospectus supplement. Following any such redemption of the senior notes, prior to August 17, 2004, investors that own Upper DECS will own the applicable ownership interest of the Treasury portfolio as a component of their Upper DECS.

What are the United States federal income tax consequences related to the Upper DECS and the senior notes?

        A beneficial owner of Upper DECS or senior notes, if separated from Upper DECS, will be treated as owning an interest in a debt instrument that is subject to the rules applicable to contingent payment debt instruments. If the senior notes are subject to these rules, which Cendant believes they should be, through May 17, 2004, and possibly thereafter, a holder of Upper DECS or senior notes would be required to include in gross income an amount in excess of the interest actually received, regardless of the holder's usual method of tax accounting, and would generally recognize ordinary income or loss, rather than capital gain or loss, on the sale, exchange or disposition of the notes or of the Upper DECS, to the extent such income is allocable to the senior notes. A beneficial owner of Stripped DECS will be required to include in gross income any OID with respect to the Treasury securities as it accrues on a constant yield to maturity basis. If the Treasury portfolio has replaced the senior notes as a component of Upper DECS as a result of a successful remarketing of the notes or a tax event redemption, a beneficial owner of Upper DECS will be required to include in gross income its allocable share of OID on the Treasury portfolio as it accrues on a constant yield to maturity basis.

        We intend to report contract adjustment payments as income to you, but you may want to consult your tax advisor concerning potential alternative characterizations.

What are the rights and privileges of our CD common stock?

        The shares of our CD common stock that you will be obligated to purchase under the forward purchase contracts have one vote per share. For more information, please see the discussion of our CD common stock in the accompanying prospectus under the heading "General Description of Capital Stock."

What are the uses of proceeds from the offering?

        We expect to use the net proceeds from this offering of Upper DECS (approximately $726.5 million, or approximately $835.6 million if the underwriter exercises its overallotment option in full) for general corporate purposes, which may include acquisitions.

The Offering—Explanatory Diagrams

        The following diagrams demonstrate some of the key features of the forward purchase contracts, the senior notes, the Upper DECS and the Stripped DECS, and the transformation of Upper DECS into Stripped DECS and separate senior notes. The prices and percentages below are for illustration only. There can be no assurance that the actual prices and percentages will be limited by the range of prices and percentages shown. The following diagrams also assume that the senior notes are successfully remarketed, the interest rate on the senior notes is reset on the fifth business day immediately preceding May 17, 2004 and early settlement does not apply. For clarity, the following diagrams also use approximate maturity and other dates.

Forward Purchase Contract

        Upper DECS and Stripped DECS both include a forward purchase contract under which the investor agrees to purchase shares of our CD common stock at the end of three years. In addition, these forward purchase contracts include unsecured contract adjustment payments as shown in the diagrams on the following pages.

(1)
For each of the percentage categories shown, the percentage of shares to be delivered upon settlement to an investor in Upper DECS or Stripped DECS is determined by dividing (a) the related number of shares of CD common stock to be delivered, as indicated in the footnote for each category, by (b) an amount equal to $50, the stated amount, divided by the reference price.

(2)
If the applicable market value of our CD common stock is less than or equal to $21.53, the number of shares to be delivered will be calculated by dividing the stated amount by the reference price. The "applicable market value" means the average of the closing price per share of our CD common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding August 17, 2004.

(3)
If the applicable market value of our CD common stock is between $21.53 and $28.42, the number of shares to be delivered will be calculated by dividing the stated amount by the applicable market value.

(4)
If the applicable market value of our CD common stock is greater than or equal to $28.42, the number of shares to be delivered will be calculated by dividing the stated amount by the threshold appreciation price.

(5)
The reference price of $21.53 is the last reported sales price of our CD common stock on the NYSE on July 19, 2001.

(6)
The "threshold appreciation price" is equal to $28.42.

Upper DECS

        Each Upper DECS consists of two components as described below:

  •
  The investor owns the senior note but will pledge it to us to secure its obligations under the forward purchase contract.

  •
  Following the remarketing of the senior notes, the applicable ownership interest in the Treasury portfolio will replace the senior note as a component of the Upper DECS.

Stripped DECS

        Each Stripped DECS consists of two components as described below:

The investor owns the Treasury security but will pledge it to us to secure its obligations under the forward purchase contract.

Senior Notes

        The senior notes have the terms described below:

Transforming Upper DECS Into Stripped DECS and Senior Notes

  •
  To create a Stripped DECS, the investor separates an Upper DECS into its components—the forward purchase contract and the senior note—and then combines the forward purchase contract with a zero coupon Treasury security that matures concurrently with the maturity of the forward purchase contract.

  •
  The investor owns the Treasury security but will pledge it to us to secure its obligations under the forward purchase contract.

  •
  The Treasury security together with the forward purchase contract constitutes a Stripped DECS. The senior note, which is no longer a component of the Upper DECS, is tradeable as a separate security.

  •
  Following the remarketing of the senior notes or a tax event redemption, upon the transformation of an Upper DECS into a Stripped DECS, the applicable ownership interest in the Treasury portfolio, rather than the senior note, will be released to the holder and will trade separately.

  •
  The investor can also transform Stripped DECS and senior notes into Upper DECS. Following that transformation, the Treasury security, which is no longer a component of the Stripped DECS, is tradeable as a separate security.

  •
  The transformation of Upper DECS into Stripped DECS and senior notes, and the transformation of Stripped DECS and senior notes into Upper DECS, requires certain minimum amounts of securities, as more fully provided in this prospectus supplement.

RISK FACTORS

        Before purchasing the Upper DECS, you should carefully consider the following risk factors together with the other information contained and incorporated by reference into this prospectus supplement and the accompanying prospectus in order to evaluate an investment in the Upper DECS.

Risks Related to the Upper DECS

You assume the risk that the market value of our CD common stock may decline.

        Although as a holder of Upper DECS you will be the beneficial owner of the related senior notes, Treasury portfolio or Treasury securities, as the case may be, you do have an obligation pursuant to the forward purchase contract to buy our CD common stock. Prior to August 17, 2004, unless you pay cash to satisfy your obligation under the forward purchase contract or the forward purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, either the principal of the appropriate applicable ownership interest of the Treasury portfolio when paid at maturity or the proceeds derived from the remarketing of the senior notes, in the case of Upper DECS, or the principal of the related Treasury securities when paid at maturity, in the case of Stripped DECS, will automatically be used to purchase a specified number of shares of our CD common stock on your behalf. The market value of our CD common stock that you receive on August 17, 2004 may not equal or exceed the effective price per share of $21.53 paid by you for our CD common stock when you purchased your Upper DECS. If the applicable market value of our CD common stock is less than $21.53, the aggregate market value of our CD common stock issued to you pursuant to each purchase contract on August 17, 2004 will be less than the effective price per share paid by you for our CD common stock when you purchased your Upper DECS. Accordingly, you assume the risk that the market value of our CD common stock may decline, and that the decline could be substantial.

The opportunity for equity appreciation provided by an investment in the Upper DECS is less than that provided by a direct investment in our CD common stock.

        Your opportunity for equity appreciation afforded by investing in the Upper DECS is less than your opportunity for equity appreciation if you invested directly in our CD common stock. This opportunity is less because the market value of our CD common stock to be received by you pursuant to the purchase contract on August 17, 2004 (assuming that the market value is the same as the applicable market value of the common stock) will only exceed the effective price per share of $21.53 paid by you for our CD common stock when you purchased your Upper DECS if the applicable market value of our CD common stock exceeds the threshold appreciation price (which represents an appreciation of approximately 32% over $21.53). This situation occurs because in this event, you would receive on August 17, 2004 only approximately 75.8% (the percentage equal to $21.53 divided by the threshold appreciation price) of the shares of our CD common stock that you would have received if you had made a direct investment in shares of our CD common stock on the date of this prospectus supplement.

The trading prices for the Upper DECS will be directly affected by the trading prices of our CD common stock.

        The trading prices of Upper DECS and Stripped DECS in the secondary market will be directly affected by the trading prices of our CD common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our CD common stock or interest rates will rise or fall. Trading prices of our CD common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales of substantial amounts of our CD common stock by us in the market after the offering of the Upper DECS, or the perception that such sales could occur, could affect the price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of our CD common stock underlying the purchase contracts and of the other components of the Upper DECS. Any such arbitrage could, in turn, affect the trading prices of the Upper DECS, Stripped DECS, notes and our CD common stock.

        If you hold Upper DECS, you will not be entitled to any rights with respect to our CD common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our CD common stock), but you will be subject to all changes affecting our CD common stock. You will only be entitled to rights on our CD common stock if and when we deliver shares of our CD common stock upon settlement of Upper DECS on August 17, 2004, or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of rights or the receipt of dividends or other distributions occurs after that date. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws in connection with a recapitalization of Cendant and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of our CD common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our CD common stock.

We may issue additional shares of our CD common stock and thereby materially and adversely affect the price of our CD common stock.

        The number of shares of our CD common stock that you are entitled to receive on August 17, 2004, or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions by us that modify our capital structure. We will not adjust the number of shares of our CD common stock that you are to receive on August 17, 2004 or as a result of early settlement of a purchase contract, for other events, including offerings of common stock for cash by us or in connection with acquisitions. We are not restricted from issuing additional shares of our CD common stock during the term of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of our CD common stock, it may materially and adversely affect the price of our CD common stock and, because of the relationship of the number of shares to be received on August 17, 2004 to the price of our CD common stock, such other events may adversely affect the trading price of Upper DECS or Stripped DECS.

The secondary market for the Upper DECS may be illiquid.

        It is not possible to predict how Upper DECS, Stripped DECS or notes will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for our Upper DECS, our Stripped DECS or the notes. We have applied to have the Upper DECS listed on the NYSE. If the Stripped DECS or the senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may endeavor to cause the Stripped DECS or senior notes to be listed on the exchange on which the Upper DECS are then listed. There can be no assurance as to the liquidity of any market that may develop for the Upper DECS, the Stripped DECS or the senior notes, and that your ability to sell these securities or whether a trading market, if it develops, will continue. In addition, in the event you were to substitute Treasury securities for senior notes or senior notes for Treasury securities, thereby converting your Upper DECS to Stripped DECS or your Stripped DECS to Upper DECS, as the case may be, the liquidity of Upper DECS or Stripped DECS could be adversely affected. There can be no assurance that the Upper DECS, once listed, will be listed on the NYSE or that trading in the Upper DECS, should they be listed, will not be suspended as a result of your election to create Stripped DECS by substituting collateral, which could cause the number of Upper DECS to fall below the requirement for listing securities on the NYSE that at least 1,000,000 Upper DECS be outstanding at any time.

Your rights to the pledged securities will be subject to our security interest.

        Although you will be the beneficial owner of the related senior notes, Treasury securities or Treasury portfolio, as applicable, those securities will be pledged to Chase Manhattan Bank, National Association, as the collateral agent, to secure your obligations under the related forward purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the forward purchase contracts in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay of Section 362 of the Bankruptcy Code.

We may redeem the senior notes upon the occurrence of a tax event.

        We have the option to redeem the senior notes, on not less than 30 days nor more than 60 days prior written notice, in whole but not in part, at any time if a tax event occurs and continues under the circumstances described in this prospectus supplement. If we exercise this option, we will redeem the senior notes at the redemption price plus accrued and unpaid interest, if any. If we redeem the senior notes, we will pay the redemption price in cash to the holders of the notes. If the tax event redemption occurs before May 17, 2004, or before August 17, 2004 if the senior notes are not successfully remarketed on the third business day immediately preceding May 17, 2004, the redemption price payable to you as a holder of the Upper DECS will be distributed to the collateral agent, who in turn will apply an amount equal to the redemption price to purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption price, if any, to you, and the Treasury portfolio will be substituted for the senior notes as collateral to secure your obligations under the forward purchase contracts related to the Upper DECS. If your senior notes are not components of Upper DECS, you, rather than the collateral agent, will receive redemption payments. There can be no assurance as to the effect on the market prices for the Upper DECS if we substitute the Treasury portfolio as collateral in place of any senior notes so redeemed. A tax event redemption will be a taxable event to the holders of the senior notes.

The forward purchase contract agreement will not be qualified under the trust indenture act and the obligations of the forward purchase contract agent are limited.

        The purchase contract agreement between the forward purchase contract agent and us will not be qualified as an indenture under the Trust Indenture Act of 1939, and the forward purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the forward purchase contract agent. The senior notes constituting a part of the Upper DECS will be issued pursuant to an indenture, which has been qualified under the Trust Indenture Act. Accordingly, if you hold Upper DECS, you will not have the benefit of the protections of the Trust Indenture Act other than to the extent applicable to a senior note included in an Upper DECS. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

  •
  disqualification of the indenture trustee for "conflicting interests," as defined under the Trust Indenture Act;

  •
  provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

  •
  the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The United States federal income tax consequences of the purchase, ownership and disposition of the Upper DECS are unclear.

        No statutory, judicial or administrative authority directly addresses the treatment of the Upper DECS or instruments similar to the Upper DECS for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of Upper DECS are not entirely clear. In addition, any gain on the disposition of a senior note prior to the purchase contract settlement date generally will be treated as ordinary interest income; thus, the ability to offset such interest income with a loss, if any, on a forward purchase contract may be limited. For additional tax-related risks, see "Prospectus Supplement Summary—The Offering—Q&A."

Because the senior notes may be issued with original issue discount, you may have to include interest in your taxable income before you receive cash.

        If the senior notes are subject to the rules applicable to contingent payment debt instruments, which Cendant believes they should be, the senior notes will be issued with original issue discount for United States federal income tax purposes. In such event, original issue discount will accrue from the issue date of the senior notes and will be included in your gross income for United States income tax purposes before you receive a cash payment to which the income is attributable.

The trading price of the senior notes may not fully reflect the value of their accrued but unpaid interest.

        The senior notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your notes between record dates for interest payments, you will be required to include in gross income the daily portions of original issue discount through the date of disposition in income as ordinary income, and to add this amount to your adjusted tax basis in the notes disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

Risks Related to Cendant

We have had accounting irregularities and related litigation and governmental investigations.

        Cendant was created in December 1997, through the merger of HFS Incorporated into CUC International, Inc. with CUC surviving and changing its name to Cendant Corporation. On April 15, 1998, Cendant announced that in the course of transferring reponsibility for Cendant's accounting functions from Cendant personnel associated with CUC prior to the merger to Cendant personnel associated with HFS before the merger and preparing for the report of first quarter 1998 financial results, Cendant discovered accounting irregularities in some of the CUC business units. As a result, Cendant, together with its counsel and assisted by auditors, immediately began an intensive investigation. As a result of the findings of the investigations, Cendant restated its previously reported financial results for 1997, 1996 and 1995 and the six months ended June 30, 1998.

        Following the April 15, 1998 announcement of the discovery of accounting irregularities in the former business units of CUC, approximately 70 lawsuits claiming to be class actions, three lawsuits claiming to be brought derivatively on Cendant's behalf and several individual lawsuits and arbitration proceedings were commenced in various courts and other forums against Cendant and other defendants by or on behalf of persons claiming to be stockholders of Cendant and persons claiming to have purchased or otherwise acquired securities or options issued by CUC or Cendant between May 1995 and August 1998.

        The SEC and the United States Attorney for the District of New Jersey have conducted investigations relating to the matters referenced above. As a result of the findings from our internal investigations, we made all adjustments considered necessary by Cendant, which are reflected in its previously filed restated financial statements for the years ended December 31, 1997, 1996 and 1995 and for the six months ended June 30, 1998. On June 14, 2000, pursuant to an offer of settlement made by Cendant, the SEC issued an Order Instituting Public Administrative Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings and Imposing a Cease and Desist Order. In such Order, the SEC found that we had violated certain financial reporting provisions of the Exchange Act and ordered us to cease and desist from committing any future violations of such provisions. No financial penalties were imposed against us.

        On December 7, 1999, we announced that we had reached a preliminary agreement to settle the principal securities class action pending against Cendant in the U.S. District Court in Newark, New Jersey, brought on behalf of purchasers of all Cendant and CUC publicly traded securities, other than PRIDES, between May 1995 and August 1998. The PRIDES litigation had previously been settled through the issuance of rights. Under the settlement agreement, we would pay the class members approximately $2.85 billion in cash and 50% of any recovery we may obtain in connection with claims we have asserted against CUC's former public auditor. The definitive settlement document was approved by the U.S. District Court by order dated August 14, 2000. Certain parties in the class action have appealed various aspects of the District Court's orders approving the settlement. The U.S. Court of Appeals for the Third Circuit heard oral arguments for all appeals on May 22, 2001; the Court reserved its decision. The settlement agreement required us to post collateral in the form of credit facilities and/or surety bonds by November 13, 2000, which we have done.

        The settlement does not encompass all litigations asserting claims against us associated with the accounting irregularities. We do not believe that it is feasible to predict or determine the final outcome or resolution of these unresolved proceedings. An adverse outcome from such unresolved proceedings could be material with respect to earnings in any given reporting period. However, we do not believe that the impact of such unresolved proceedings should result in a material liability to us in relation to our financial position or liquidity.

Our holding company structure results in structural subordination and may affect our ability to make payments on the Upper DECS

        The Upper DECS are obligations exclusively of Cendant. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the Upper DECS, depends upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us.

        Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the Upper DECS or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

        Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the Upper DECS to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the ratio of earnings to fixed charges of Cendant and its consolidated subsidiaries on a historical basis for each of the periods indicated:

	Fiscal Year Ended December 31,
Three Months Ended March 31, 2001
	2000	1999	1998	1997	1996
3.46x	2.55x	*	1.27x	1.50x	2.64x

*
Earnings were inadequate to cover fixed charges for the year ended December 31, 1999 (deficiency of $688 million) as a result of unusual charges of $3,032 million, partially offset by $1,109 million related to net gains on dispositions of businesses. Excluding such charges and net gain, the ratio of earnings to fixed charges was 2.92x.

        The ratio of earnings to fixed charges is computed by dividing (i) income (loss) before income taxes, minority interest and equity in Homestore.com, plus fixed charges, less equity income (loss) in unconsolidated affiliates and minority interest by (ii) fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals.)

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of Upper DECS in this offering will be approximately $726.5 million (approximately $835.6 million if the underwriter exercises its overallotment option in full), after deducting the underwriting discount and estimated offering expenses payable by us. We will use the net proceeds from this offering for general corporate purposes, which may include acquisitions.

PRICE RANGE OF CD COMMON STOCK AND DIVIDEND POLICY

        Our CD common stock is listed and traded on the New York Stock Exchange under the symbol "CD." The following table provides, for the calendar quarters indicated, the high and low intra-day sales prices per share on the New York Stock Exchange for the periods shown below as reported on the New York Stock Exchange Composite Tape.

Period	High	Low
1999:
First Quarter	$22.44	$15.31
Second Quarter	20.75	15.50
Third Quarter	22.63	17.00
Fourth Quarter	26.56	14.56
2000:
First Quarter	24.31	16.19
Second Quarter	18.75	15.25
Third Quarter	14.75	10.63
Fourth Quarter	12.56	8.50
2001:
First Quarter	14.76	9.63
Second Quarter	20.37	13.89
Third Quarter through July 19	21.53	20.11

        On July 19, 2001, the last reported sale price of our CD common stock on the NYSE was $21.53. As of March 15, 2001, there were approximately 9,171 holders of record of our CD common stock.

        We have never paid a cash dividend on our capital stock. We do not anticipate paying cash dividends on our capital stock in the foreseeable future and intend to retain all earnings to finance the operations and expansion of our business and to reduce debt. The payment of cash dividends in the future will depend on our earnings, financial condition and capital needs and on other factors deemed relevant by our board of directors at that time. For further information regarding our payment of dividends, see "Summary Comparison of Terms of Existing Common Stock with Terms of CD Common Stock and Move.com Common Stock" in our Proxy Statement, dated February 10, 2000, which is incorporated herein by reference.

CAPITALIZATION

        The following table sets forth cash and cash equivalents, current portion of long-term debt and the capitalization of Cendant at March 31, 2001 on a historical, combined pro forma and adjusted combined pro forma basis giving effect to:

  •
  the acquisition of Fairfield Communities, Inc. for $764 million, including transaction costs and expenses and the conversion of Fairfield employee stock options into CD common stock options, and the subsequent repayment of $128 million of Fairfield debt;

  •
  the net proceeds of $986 million (gross proceeds of $1.0 billion) from the offering of zero-coupon convertible debentures issued in May 2001;

  •
  the estimated net proceeds of $727 million (gross proceeds of $750 million) from the issuance of 15 million Upper DECS in July 2001; and

  •
  the planned acquisition of Galileo International, Inc. for approximately $3,052 million, including estimated transaction costs and expenses and the conversion of Galileo employee stock options into CD common stock options.

        This table should be read in conjunction with the financial statements and related notes thereto included in Cendant's Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2001 and its pro forma financial information giving effect to the planned acquisition of Galileo and the May 2001 issuance of the zero-coupon convertible debentures included in our Form 8-K dated July 19, 2001, which are incorporated herein by reference.

	As of March 31, 2001
	Historical Cendant	Combined Pro Forma(2)	Adjusted Combined Pro Forma(3)
Cash and cash equivalents	$2,092	$2,959	$2,970

Current portion of long-term debt	$267	$1,267	$1,455

Long-term debt(1):
Long-term debt exclusive of Upper DECS senior notes	$3,903	$3,903	$5,011
Upper DECS senior notes	—	750	750

	3,903	4,653	5,761

Mandatorily redeemable preferred interest in a subsidiary	375	375	375

Stockholders' equity:
Preferred stock, $.01 par value—authorized 10 million shares; none issued and outstanding	—	—	—
CD common stock, $.01 par value(4)—authorized 2 billion shares; issued 1,024,993,334, 1,024,993,334 and 1,025,115,955 shares(5)	10	10	11
Move.com common stock, $.01 par value—authorized 500 million shares; issued and outstanding 1,861,995 shares; notional issued shares with respect to Cendant Group's retained interest 22,500,000	—	—	—
Additional paid-in capital	6,861	6,876	9,253
Retained earnings.	2,266	2,266	2,266
Accumulated other comprehensive loss	(234)	(234)	(234)
CD treasury stock, at cost, 178,239,362 shares	(3,560)	(3,560)	(3,560)

Total stockholders' equity	5,343	5,358	7,736

Total capitalization	$9,621	$10,386	$13,872

(1)
Long-term debt excludes an aggregate of $9.6 billion of indebtedness of PHH and Avis Group, which are self-sufficient in managing their funding sources to ensure adequate liquidity to finance assets under management and mortgage programs. Such assets and related debt are presented separately in Cendant's consolidated balance sheet.
(2)
Reflects the pro forma effect of the acquisition of Fairfield, the subsequent repayment of Fairfield debt, the issuance of zero-coupon convertible debentures and the issuance of the Upper DECS. The issuance of the zero-coupon convertible debentures is included in current portion of long-term debt.
(3)
Reflects the pro forma effect of transactions included in Note (2) above and the pro forma effect of the planned acquisition of Galileo.
(4)
Our CD common stock is the only series of common stock currently outstanding. Although we had previously issued an additional series of common stock called "Move.com common stock," no shares of Move.com common stock currently remain outstanding.
(5)
Does not include 34,830,000 shares of CD common stock (40,054,500 shares if the underwriter exercises its overallotment option in full) reserved for issuance upon settlement of the forward purchase contracts.

ACCOUNTING TREATMENT

        The net proceeds from the sale of the Upper DECS will be allocated between the forward purchase contract and the senior notes in our financial statements. The present value of the Upper DECS contract adjustment payments will be initially charged to equity, with an offsetting credit to liabilities. Subsequent contract adjustment payments will be allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

        The Upper DECS forward purchase contracts are forward transactions in our CD common stock. Upon settlement of a forward purchase contract, we will receive $50 on that forward purchase contract and will issue the requisite number of shares of our CD common stock. The $50 we receive will be credited to stockholders' equity allocated between our CD common stock and additional paid-in-capital accounts.

        Before the issuance of shares of our CD common stock upon settlement of the forward purchase contracts, the Upper DECS forward purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our CD common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the forward purchase contracts less the number of shares that could be purchased by us in the market, at the average market price during the period, using the proceeds receivable upon settlement. Consequently, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of our CD common stock is above $28.42.

DESCRIPTION OF THE UPPER DECS AND STRIPPED DECS

        The summary of the Upper DECS and the Stripped DECS and certain provisions of the related forward purchase contract agreement set forth below is not complete and is qualified in all respects by reference to that agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

        We will issue the Upper DECS under the forward purchase contract agreement between the purchase contract agent and us. We will issue 15,000,000 Upper DECS (17,250,000 Upper DECS if the underwriter exercises its overallotment option in full), each with a stated amount of $50.

        Each Upper DECS will consist of a unit comprising:

  (1)
  a forward purchase contract pursuant to which

  •
  the holder will purchase from us no later than August 17, 2004, for the stated amount, shares of our CD common stock equal to the settlement rate described below under "Description of the Forward Purchase Contracts—Purchase of CD Common Stock,"

  •
  we will makeunsecured contract adjustment payments to the holder at the rate of 1.00% of the $50 stated amount per year, paid quarterly, subject to our right to defer these payments; and

  (2)
  either

  •
  a senior note having a principal amount equal to the stated amount, or

  •
  following a successful remarketing of the senior notes on the fifth business day immediately preceding May 17, 2004, or the occurrence of a tax event redemption prior to August 17, 2004, the appropriate applicable ownership interest in a portfolio of zero-coupon U.S. Treasury securities, which we refer to as the Treasury portfolio.

        "Applicable ownership interest" means, with respect to an Upper DECS and the U.S. Treasury securities in the Treasury portfolio:

  •
  a 1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in the Treasury portfolio that matures on or prior to August 15, 2004; and

  •
  for the scheduled interest payment date on the senior notes that occurs on August 17, 2004, in the case of a successful remarketing of the notes, or for each scheduled interest payment date on the senior notes that occurs after the tax event redemption date and on or before August 17, 2004, in the case of a tax event redemption, a 0.0844% undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in the Treasury portfolio that matures on or prior to that interest payment date.

        For United States federal income tax purposes, the purchase price of each Upper DECS will be allocated between the related forward purchase contract and the senior note in proportion to their respective fair market values at the time of issuance. We expect that, at the time of issuance, the fair market value of each senior note will be $49.50 and the fair market value of each forward purchase contract will be $0. This position generally will be binding on each beneficial owner of each Upper DECS, but not on the IRS.

        The senior note or the appropriate applicable ownership interest in the Treasury portfolio, as applicable, forming a part of the Upper DECS will be pledged to the collateral agent to secure the holder's obligation to purchase shares of our CD common stock under the related forward purchase contract.

Creating Stripped DECS

        Unless the Treasury portfolio has replaced the senior notes as a component of the Upper DECS as the result of a successful remarketing of the notes or a tax event redemption, each holder of Upper DECS will have the right, at any time on or prior to the seventh business day immediately preceding August 17, 2004, to substitute for the senior related notes held by the collateral agent zero- coupon U.S. Treasury securities (CUSIP No. 912820BK2) maturing on August 15, 2004, which we refer to as Treasury securities, in a total principal amount at maturity equal to the aggregate principal amount of the notes for which substitution is being made. This substitution will create Stripped DECS, and the applicable senior notes will be released to the holder.

        Because Treasury securities are issued in multiples of $1,000, holders of Upper DECS may make this substitution only in integral multiples of 20 Upper DECS. If the Treasury portfolio has replaced the notes as a component of the Upper DECS as the result of a successful remarketing of the notes or a tax event redemption, holders of Upper DECS may make substitutions only in integral multiples of Upper DECS such that both the Treasury securities to be deposited and those to be released are in integral multiples of $1,000, at any time on or prior to the second business day immediately preceding August 17, 2004. In such a case, holders would also obtain the release of the appropriate applicable ownership interest in the Treasury portfolio rather than a release of the applicable senior notes.

        Each Stripped DECS will consist of a unit with a stated amount of $50 and will contain two components:

  (1)
  a forward purchase contract pursuant to which

  •
  the holder will purchase from us no later than August 17, 2004, for the stated amount, shares of our CD common stock equal to the settlement rate described below under "Description of the Forward Purchase Contracts—Purchase of CD Common Stock," and

  •
  we will make unsecured contract adjustment payments to the holder at the rate of 1.00% of $50 stated amount per year, paid quarterly, subject to our right to defer these payments; and

  (2)
  a 1/20, or 5.0%, undivided beneficial ownership interest in a Treasury security that matures on August 15, 2004 and has a principal amount at maturity of $1,000.

        For example, to create 20 Stripped DECS if the Treasury portfolio has not replaced the senior notes as a component of the Upper DECS, the Upper DECS holder will:

    •
    deposit with the collateral agent a Treasury security that matures on August 15, 2004 and has a principal amount at maturity of $1,000, and

    •
    transfer 20 Upper DECS to the forward purchase contract agent accompanied by a notice stating that the holder has deposited a Treasury security with the collateral agent and requesting the release to the holder of the 20 notes relating to the 20 Upper DECS.

        Upon that deposit and the receipt of an instruction from the forward purchase contract agent, the collateral agent will release the related 20 notes from the pledge under the pledge agreement, free and clear of our security interest, to the forward purchase contract agent. The forward purchase contract agent then will

    •
    cancel the 20 Upper DECS,

    •
    transfer the 20 related senior notes to the holder, and

    •
    deliver 20 Stripped DECS to the holder.

        The Treasury security will be substituted for the senior notes and will be pledged to the collateral agent to secure the holder's obligation to purchase our CD common stock under the related forward purchase contracts. The related notes released to the holder thereafter will trade separately from the resulting Stripped DECS. Contract adjustment payments will be payable by us on these Stripped DECS on each payment date from the later of November 17, 2001 and the last payment date on which contract adjustment payments were made. In addition, OID will accrue on the related Treasury securities.

Recreating Upper DECS

        Unless the Treasury portfolio has replaced the senior notes as a component of the Upper DECS as a result of a successful remarketing of the senior notes or a tax event redemption, each holder of Stripped DECS will have the right, at any time on or prior to the seventh business day immediately preceding August 17, 2004, to substitute for the related Treasury securities held by the collateral agent senior notes in an aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury securities. This substitution would create Upper DECS, and the applicable Treasury securities would be released to the holder.

        Because Treasury securities are issued in integral multiples of $1,000, holders of Stripped DECS may make this substitution only in integral multiples of 20 Stripped DECS. If the Treasury portfolio has replaced the senior notes as a component of the Upper DECS as the result of a successful remarketing of the notes or a tax event redemption, holders of the Stripped DECS may make this substitution at any time on or prior to the second business day immediately preceding August 17, 2004, but using the appropriate applicable ownership interest in the Treasury portfolio instead of senior notes and only in integral multiples of Stripped DECS such that both the Treasury securities to be deposited and those to be released are in integral multiples of $1,000 (32,000 Stripped DECS).

        For example, to create 20 Upper DECS, the Stripped DECS holder will:

  •
  deposit with the collateral agent 20 senior notes, which senior notes must havebeen purchased in the open market at the holder's expense, and

  •
  transfer 20 Stripped DECS certificates to the forward purchase contract agent accompanied by a notice stating that the Stripped DECS holder has deposited 20 senior notes with the collateral agent and requesting that the forward purchase contract agent instruct the collateral agent to release the Treasury security relating to those Stripped DECS.

        Upon that deposit and the receipt of an instruction from the forward purchase contract agent, the collateral agent will release the related Treasury securities from the pledge under the pledge agreement, free and clear of our security interest, to the forward purchase contract agent. The forward purchase contract agent will then

  •
  cancel the 20 Stripped DECS,

  •
  transfer the related Treasury security to the holder of Stripped DECS, and

  •
  deliver 20 Upper DECS to the holder.

        The substituted senior notes will be pledged with the collateral agent to secure the Upper DECS holder's obligation to purchase shares of our CD common stock under the related forward purchase contracts.

        Holders that elect to substitute pledged securities, thereby creating Stripped DECS or recreating Upper DECS, will be responsible for any fees or expenses payable in connection with the substitution.

Current Payments

        Holders of Upper DECS are entitled to receive aggregate cash payments at the rate of 7.75% of the $50 stated amount per year from and after the original issue date, payable quarterly in arrears. The quarterly payments on the Upper DECS will consist of interest on the related senior note or cash distributions on the applicable ownership interest in the Treasury portfolio, as applicable, payable at the rate of 6.75% of the stated amount per year, and quarterly contract adjustment payments payable by us at the rate of 1.00% of the stated amount per year, subject to our right to defer the payment of such contract adjustment payments. In addition, if the senior notes are subject to the rules applicable to contingent payment debt instruments, which Cendant believes they should be, OID will accrue on the related notes for United States federal income tax purposes.

        Holders who create Stripped DECS will be entitled to receive quarterly contract adjustment payments payable by us at the rate of 1.00% of the stated amount per year, subject to our right to defer the payments of such contract adjustment payments. In addition, OID will accrue on the related Treasury securities.

        Cendant Corporation's obligations with respect to the contract adjustment payments will be subordinate and junior in right of payment to Cendant Corporation's senior indebtedness. "Senior indebtedness" with respect to the contract adjustment payments means indebtedness of any kind, provided the instrument under which such indebtedness is incurred does not expressly provide otherwise. The senior notes will be Cendant Corporation's senior unsecured obligations and will rank equal in right of payment with all of Cendant Corporation's other senior unsecured obligations. See "Description of the Debt Securities" in the accompanying prospectus.

Voting and Certain Other Rights

        Holders of forward purchase contracts forming part of the Upper DECS or Stripped DECS, in their capacities as such holders, will have no voting or other rights in respect of the CD common stock.

Listing of the Securities

        We have applied to have the Upper DECS listed on the NYSE. Unless and until substitution has been made as described in "—Creating Stripped DECS" or "—Recreating Upper DECS," neither the senior note nor Treasury portfolio component of an Upper DECS nor the Treasury security component of a Stripped DECS will trade separately from Upper DECS or Stripped DECS. The senior note or Treasury portfolio component will trade as a unit with the forward purchase contract component of the Upper DECS, and the Treasury security component will trade as a unit with the forward purchase contract component of the Stripped DECS. If Stripped DECS or senior notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may endeavor to cause the Stripped DECS or senior notes to be listed on the exchange on which the Upper DECS are then listed.

Miscellaneous

        We or our affiliates may from time to time, to the extent permitted by law, purchase any of the Upper DECS, Stripped DECS or senior notes which are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE FORWARD PURCHASE CONTRACTS

        The summary of the forward purchase contract agreement, forward purchase contracts, pledge agreement, remarketing agreement, indenture and supplemental indenture set forth below is not complete and is qualified in all respects by reference to those agreements, forms of which have been filed as exhibits to the registration statement of which this prospectus supplement forms a part.

Purchase of CD Common Stock

        Each forward purchase contract underlying an Upper DECS or Stripped DECS will obligate the holder of the forward purchase contract to purchase, and us to sell, on August 17, 2004, for an amount in cash equal to $50, the stated amount of an Upper DECS, shares of our CD common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances described in "—Anti-Dilution Adjustments," as follows:

  •
  if the applicable market value is equal to or greater than the threshold appreciation price of $28.42, which is approximately 32% above the reference price of $21.53, the settlement rate will be 1.7593, which is equal to the stated amount divided by the threshold appreciation price. Accordingly, if, between the date of this prospectus supplement and the period during which the applicable market value is measured, the market price for our CD common stock increases to an amount that is higher than the threshold appreciation price, the aggregate market value of the shares of our CD common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of our CD common stock on the date of settlement is the same as the applicable market value of our CD common stock. If the market price is the same as the threshold appreciation price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of our CD common stock on the date of settlement is the same as the applicable market value of our CD common stock;

  •
  if the applicable market value is less than the threshold appreciation price but greater than the reference price, the settlement rate will be equal to the stated amount divided by the applicable market value. Accordingly, if the market price for our CD common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the market price is less than the threshold appreciation price, the aggregate market value of the shares of our CD common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of our CD common stock on the date of settlement is the same as the applicable market value of our CD common stock; and

  •
  if the applicable market value is less than or equal to the reference price, the settlement rate will be 2.3223, which is equal to the stated amount divided by the reference price. Accordingly, if the market price for our CD common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured, the aggregate market value of the shares of our CD common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market value is the same as the applicable market value of our CD common stock. If the market price stays the same, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of our CD common stock on the date of settlement is the same as the applicable market value of our CD common stock.

        "Applicable market value" means the average of the closing price per share of our CD common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding August 17, 2004.

        "Closing price" of our CD common stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of our CD common stock on the NYSE on that date or, if our CD common stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States national or regional securities exchange on which our CD common stock is so listed. If our CD common stock is not so listed on a United States national or regional securities exchange, the closing price means the last closing sale price of our CD common stock as reported by the Nasdaq Stock Market, or, if our CD common stock is not so reported, the last quoted bid price for our CD common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the closing price means the market value of our CD common stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

        A "trading day" means a day on which our CD common stock is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our CD common stock.

        We will not issue any fractional shares of our CD common stock pursuant to the forward purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of forward purchase contracts being settled by a holder of Upper DECS or Stripped DECS, the holder will be entitled to receive an amount of cash equal to the fraction of a share times the applicable market value.

        On the business day immediately preceding August 17, 2004, unless:

  •
  a holder of Upper DECS or Stripped DECS has settled the related forward purchase contracts through the early delivery of cash to the purchase contract agent in the manner described under "—Early Settlement,"

  •
  a holder of Upper DECS that include senior notes has settled the related forward purchase contracts with separate cash on the business day immediately preceding August 17, 2004 pursuant to prior notice given in the manner described under "—Notice to Settle With Cash,"

  •
  a holder of Upper DECS has had the notes related to the holder's purchase contracts remarketed on the third business day immediately preceding May 17, 2004 in the manner described herein, or

  •
  an event described under "—Termination" below has occurred,'

then

  •
  in the case of Upper DECS, unless the Treasury portfolio has replaced the senior notes as a component of the Upper DECS as the result of a successful remarketing of the senior notes or a tax event redemption, we will exercise our rights as a secured party to dispose of the senior notes in accordance with applicable law, and

  •
  in the case of Stripped DECS or, in the event that the Treasury portfolio has replaced the senior notes as a component of the Upper DECS as the result of a successful remarketing of the senior notes or a tax event redemption, in the case of Upper DECS, the principal amount of the related Treasury securities, or the appropriate applicable ownership interest of the Treasury portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase shares of our CD common stock under the forward related purchase contracts.

        The CD common stock will then be issued and delivered to the holder or the holder's designee, upon presentation and surrender of the certificate evidencing the Upper DECS and payment by the holder of any transfer or similar taxes payable in connection with the issuance of our CD common stock to any person other than the holder.

        Each holder of Upper DECS or Stripped DECS, by acceptance of these securities, will be deemed to have:

  •
  irrevocably agreed to be bound by the terms and provisions of the related forward purchase contracts and the pledge agreement and to have agreed to perform its obligations thereunder for so long as the holder remains a holder of the Upper DECS, and

  •
  duly appointed the forward purchase contract agent as the holder's attorney-in-fact to enter into and perform the related forward purchase contracts and pledge agreement on behalf of and in the name of the holder.

        In addition, each beneficial owner of Upper DECS or Stripped DECS, by acceptance of this interest, will be deemed to have agreed to treat

  •
  itself as the owner of the related senior notes, the appropriate applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, and

  •
  the senior notes as indebtedness for all tax purposes.

Remarketing

        Pursuant to a remarketing agreement to be entered into among the remarketing agent, the forward purchase contract agent and us, unless a tax event redemption has occurred, the senior notes of Upper DECS holders will be remarketed on the fifth business day immediately preceding May 17, 2004.

        The remarketing agent will use its reasonable efforts to remarket these notes at an aggregate price of approximately 100.5% of the Treasury portfolio purchase price described below. The portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase a Treasury portfolio consisting of:

  •
  interest or principal strips of U.S. Treasury securities that mature on or prior to August 15, 2004 in an aggregate amount equal to the principal amount of the senior notes included in Upper DECS, and

  •
  interest or principal strips of U.S. Treasury securities that mature on or prior to August 15, 2004 in an aggregate amount equal to the aggregate interest payment that would be due on that date on the principal amount of the senior notes included in Upper DECS if the interest rate on the senior notes were not reset as described in "Description of the Senior Notes—Market Rate Reset."

The Treasury portfolio will be substituted for the notes and will be pledged to the collateral agent to secure the Upper DECS holders' obligation to purchase our common stock under the forward purchase contracts.

        In addition, the remarketing agent may deduct, as a remarketing fee, an amount not exceeding 25 basis points (0.25%) of the Treasury portfolio purchase price from any amount of the proceeds in excess of the Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders. Upper DECS holders whose senior notes are remarketed will not otherwise be responsible for the payment of any remarketing fee in connection with the remarketing.

        As used in this context, "Treasury portfolio purchase price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding May 17, 2004 for the purchase of the Treasury portfolio described above for settlement on May 17, 2004.

        "Quotation agent" means Salomon Smith Barney Inc. or its successor or any other primary U.S. government securities dealer in New York City selected by us.

        If (1) despite using its reasonable efforts, the remarketing agent cannot remarket the related senior notes, other than to us, at a price equal to or greater than 100% of the Treasury portfolio purchase price, or (2) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed remarketing, the senior notes will continue to be a component of Upper DECS, and another remarketing may be attempted as described below.

        If the remarketing of the senior notes on the fifth business day preceding May 17, 2004 has resulted in a failed remarketing, and unless a tax event redemption has occurred, the senior notes of Upper DECS holders who have failed to notify the forward purchase contract agent on or prior to the seventh business day immediately preceding August 17, 2004 of their intention to settle the related purchase contracts with separate cash will be remarketed on the fifth business day immediately preceding August 17, 2004.

        The remarketing agent will then use its reasonable efforts to remarket these senior notes at a price of approximately 100.5% of the aggregate principal amount of the senior notes. The portion of the proceeds from this remarketing equal to the aggregate principal amount of the senior notes will be automatically applied to satisfy in full the Upper DECS holders' obligations to purchase shares of our CD common stock.

        In addition, the remarketing agent may deduct, as a remarketing fee, an amount not exceeding 25 basis points (0.25%) of the aggregate principal amount of the remarketed notes from any amount of the proceeds in excess of the aggregate principal amount of the remarketed notes. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders. Upper DECS holders whose senior notes are remarketed will not otherwise be responsible for the payment of any remarketing fee in connection with the remarketing.

        If (1) despite using its reasonable efforts, the remarketing agent cannot remarket the related senior notes, other than to us, at a price equal to or greater than 100% of the aggregate principal amount of the notes, or (2) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed remarketing, we will exercise our rights as a secured party to dispose of the notes in accordance with applicable law and satisfy in full each holder's obligation to purchase common stock under the related forward purchase contracts.

        We will cause a notice of any failed remarketing to be published on the fourth business day immediately preceding May 17, 2004 or August 17, 2004, as applicable, by publication in a daily newspaper in the English language of general circulation in New York City, which is expected to be The Wall Street Journal. We will also release this information by means of Bloomberg and Reuters newswire. In addition, we will request, not later than seven nor more than 15 calendar days prior to a remarketing date, that the depositary notify its participants holding senior notes, Upper DECS and Stripped DECS of the remarketing, including, in the case of a second failed remarketing, the procedures that must be followed if a note holder wishes to exercise its right to put its note to us as described in this prospectus supplement. If required, we will endeavor to ensure that a registration statement with regard to the full amount of the senior notes to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process. It is currently anticipated that Salomon Smith Barney Inc. will be the remarketing agent.

Early Settlement

        At any time not later than 10:00 am on the seventh business day prior to August 17, 2004, a holder of Upper DECS or Stripped DECS may settle the related forward purchase contracts by presenting and surrendering the related Upper DECS or Stripped DECS certificate at the offices of the forward purchase contract agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to

  (1)
  in the case of Upper DECS,

  •
  the stated amount times the number of forward purchase contracts being settled, plus

  •
  if the delivery is made with respect to any forward purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the forward purchase contract; provided that no payment is required if we have elected to defer the contract adjustment payments which would otherwise be payable on the payment date, or

  (2)
  in the case of Stripped DECS,

  •
  the stated amount times the number of forward purchase contracts being settled, plus

  •
  if the delivery is made with respect to any forward purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the forward purchase contract; provided that no payment is required if we have elected to defer the contract adjustment payments which would otherwise be payable on the payment date.

        Holders of Upper DECS may settle early only in integral multiples of 20 Upper DECS. If the Treasury portfolio has replaced the senior notes as a component of Upper DECS as a result of a successful remarketing of the senior notes or a tax event redemption, holders of the Upper DECS may settle early only in integral multiples of Upper DECS such that both the treasury securities to be deposited and those to be released are in integral multiples of $1,000.

        Holders of Stripped DECS may settle early only in integral multiples of 20 Stripped DECS.

        So long as the Upper DECS or Stripped DECS are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the forward purchase contract agent.

        Upon early settlement of the forward purchase contracts related to any Upper DECS or Stripped DECS:

  •
  the holder will receive 1.7593 shares of CD common stock per Upper DECS or Stripped DECS, subject to adjustment under the circumstances described in "—Anti-Dilution Adjustments" below, accompanied by this prospectus supplement, as amended or stickered,

  •
  the senior notes, the appropriate applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, related to the Upper DECS or Stripped DECS will be transferred to the holder free and clear of our security interest,

  •
  the holder's right to receive any deferred contract adjustment payments on the forward purchase contracts being settled will be forfeited,

  •
  the holder's right to receive contract adjustment payments will terminate, and

  •
  no adjustment will be made to or for the holder on account of any deferred contract adjustment payments or any amounts accrued in respect of contract adjustment payments.

        If the forward purchase contract agent receives an Upper DECS or Stripped DECS certificate, accompanied by the completed "Election to Settle Early" and required immediately available funds, from a holder of Upper DECS or Stripped DECS by 5:00 p.m., New York City time, on a business day, that day will be considered the settlement date. If the forward purchase contract agent receives the above after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date.

        Upon early settlement of forward purchase contracts in the manner described above, presentation and surrender of the certificate evidencing the related Upper DECS or Stripped DECS and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Upper DECS or Stripped DECS, we will cause the shares of common stock being purchased to be issued, and the related senior notes, the appropriate applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, securing the forward purchase contracts to be released from the pledge under the pledge agreement described in "—Pledged Securities and Pledge Agreement" and transferred, within three business days following the settlement date, to the purchasing holder or the holder's designee.

Notice to Settle With Cash

        Unless the Treasury portfolio has replaced the senior notes as a component of Upper DECS as a result of a successful remarketing of the notes or a tax event redemption, a holder of Upper DECS may settle the related forward purchase contract with separate cash prior to 11:00 a.m., New York City time, on the business day immediately preceding August 17, 2004. A holder of an Upper DECS wishing to settle the related forward purchase contract with separate cash must notify the forward purchase contract agent by presenting and surrendering the Upper DECS certificate evidencing the Upper DECS at the offices of the forward purchase contract agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the seventh business day immediately preceding August 17, 2004. If a holder who has given notice of its intention to settle the related forward purchase contract with separate cash fails to deliver the cash to the collateral agent on the business day immediately preceding August 17, 2004, we will exercise our right as a secured party to dispose of, in accordance with applicable law, the related senior note to satisfy in full, from the disposition of the senior note, the holder's obligation to purchase shares of our CD common stock under the related forward purchase contracts.

Contract Adjustment Payments

        Contract adjustment payments in respect of Upper DECS and Stripped DECS will be fixed at a rate per year of 1.00% of the stated amount per forward purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from July 27, 2001 and will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing November 17, 2001.

        Contract adjustment payments will be payable to the holders of forward purchase contracts as they appear on the books and records of the forward purchase contract agent on the relevant record dates, which will be on the first day of the month in which the relevant payment date falls. These distributions will be paid through the forward purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Upper DECS. Subject to any applicable laws and regulations, each such payment will be made as described under "—Book Entry-System."

        If any date on which contract adjustment payments are to be made on the forward purchase contracts related to the Upper DECS is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date. A business day means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York City are permitted or required by any applicable law to close.

        Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior indebtedness.

        Upon any payment or distribution of assets of Cendant to its creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings, the holders of all senior indebtedness shall first be entitled to receive payment in full of all amounts due or to become due thereon, or payment of such amounts shall have been provided for, before the holders of the Upper DECS shall be entitled to receive any contract adjustment payments with respect to any Upper DECS.

        By reason of this subordination, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the Upper DECS may receive less, ratably, than our other creditors. Contract payment adjustments on the Upper DECS or Stripped DECS are also subordinated by operation of law to all indebtedness and other liabilities, including trade payables, of our subsidiaries.

        In addition, no payment of contract payment adjustments with respect to any Upper DECS or Stripped DECS may be made if:

  •
  any payment default on any senior indebtedness has occurred and is continuing beyond any applicable grace period; or

  •
  any default other than a payment default with respect to senior indebtedness occurs and is continuing that permits the acceleration of the maturity thereof and the purchase contract agent receives a written notice of such default from Cendant or the holders of such senior indebtedness.

Option to Defer Contract Adjustment Payments

        We may, at our option and upon prior written notice to the holders of the Upper DECS and the forward purchase contract agent, defer the payment of contract adjustment payments on the related forward purchase contracts forming a part of the Upper DECS and Stripped DECS until no later than August 17, 2004. However, deferred contract adjustment payments will bear additional contract adjustment payments at the rate of 7.75% per year (compounding on each succeeding payment date) until paid. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments will also terminate.

        In the event that we elect to defer the payment of contract adjustment payments on the purchase contracts until August 17, 2004, each holder of Upper DECS and Stripped DECS will receive on August 17, 2004 in respect of the deferred contract adjustment payments, in lieu of a cash payment, a number of shares of our CD common stock equal to (a) the aggregate amount of deferred contract adjustment payments payable to the holder divided by (b) the applicable market value.

        We will not issue any fractional shares of our CD common stock with respect to the payment of deferred contract adjustment payments on August 17, 2004. In lieu of fractional shares otherwise issuable with respect to such payment of deferred contract adjustment payments, the holder will be entitled to receive an amount in cash equal to the fraction of a share times the applicable market value described under "—Purchase of CD Common Stock."

        In the event we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not, and we will not permit any subsidiary of ours to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock other than:

  •
  purchases, redemptions or acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by us of our obligations pursuant to any contract or security outstanding on the date of such event,

  •
  as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of the capital stock,

  •
  the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged,

  •
  dividends or distributions in our capital stock (or rights to acquire capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or securities convertible into or exchangeable for shares of our capital stock),

  •
  redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future, or

  •
  mandatory sinking fund payments with respect to any series of our preferred stock provided that the aggregate stated value of all such series outstanding at the time of any such payment does not exceed 5% of the aggregate of (1) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by us and then outstanding and (2) our capital and surplus to be stated on our books of account after giving effect to such payment; provided, however, that any moneys deposited into any sinking fund and not in violation of this provision may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund without regard to the foregoing restrictions.

Anti-Dilution Adjustments

        The formula for determining the settlement rate will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

  (a)
  the payment of dividends and other distributions of CD common stock on our CD common stock;

  (b)
  the issuance to all holders of CD common stock of rights, warrants or options (other than any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase our CD common stock at less than the current market price thereof;

  (c)
  subdivisions, splits and combinations of our CD common stock;

  (d)
  distributions to all holders of our CD common stock of evidences of our indebtedness, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash);

  (e)
  distributions consisting exclusively of cash to all holders of common stock in an aggregate amount that, together with (1) other all-cash distributions made within the preceding 12 months and (2) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for common stock concluded within the preceding 12 months or shorter period commencing on the date of this prospectus supplement, exceeds 10% of our aggregate market capitalization (aggregate market capitalization being the product of the current market price of our CD common stock multiplied by the number of shares of our CD common stock then outstanding) on the date of the distribution; and

  (f)
  the successful completion of a tender or exchange offer made by us or any of our subsidiaries for common stock which involves an aggregate consideration that, together with (1) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for the common stock concluded within the preceding 12 months and (2) the aggregate amount of any all-cash distributions (other than regular quarterly cash dividends) to all holders of common stock made within the preceding 12 months or shorter period commencing on the date of this prospectus supplement, exceeds 10% of our aggregate market capitalization on the expiration of the tender or exchange offer.

        The "current market price" per share of our CD common stock on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 30 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the common stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

        In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which our CD common stock is converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of the related Upper DECS or Stripped DECS, as the case may be, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon such reorganization event (except as otherwise specifically provided, without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the purchase contract settlement date) which would have been received by the holder of the related Upper DECS or Stripped DECS immediately prior to the date of consummation of such transaction if such holder had then settled such purchase contract.

        If at any time we make a distribution of property to our stockholders which would be taxable to the stockholders as a dividend for United States federal income tax purposes (i.e., distributions out of our current or accumulated earnings and profits or evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the settlement rate adjustment provisions of the forward purchase contract agreement, the settlement rate is increased, this increase may give rise to a taxable dividend to holders of Upper DECS and Stripped DECS.

        In addition, we may make increases in the settlement rate to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

        Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate shall be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than one percent shall be carried forward and taken into account in any subsequent adjustment.

        We will be required, within ten business days following the adjustment of the settlement rate, to provide written notice to the purchase contract agent of the occurrence of the adjustment and a statement in reasonable detail setting forth the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

        Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a forward purchase contract.

Termination

        The forward purchase contracts, and our rights and obligations and the rights and obligations of the holders of the Upper DECS and Stripped DECS under the forward purchase contracts, including the right and obligation to purchase shares of our CD common stock and the right to receive accumulated contract adjustment payments or deferred contract adjustment payments, will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us. Upon any termination, the collateral agent will release the related senior notes, the appropriate applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, held by it to the forward purchase contract agent for distribution to the holders, subject, in the case of the Treasury portfolio or the Treasury securities, to the forward purchase contract agent's disposition of the subject securities for cash, and the payment of this cash to the holders, to the extent that the holders would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any such security. Upon any termination, however, the release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, the delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay to be limited.

Pledged Securities and Pledge Agreement

        Pledged securities will be pledged to the collateral agent, for our benefit, pursuant to the pledge agreement to secure the obligations of holders of Upper DECS and Stripped DECS to purchase shares of our CD common stock under the related forward purchase contracts. The rights of holders of Upper DECS to the related pledged securities will be subject to our security interest created by the pledge agreement.

        No holder of Upper DECS or Stripped DECS will be permitted to withdraw the pledged securities related to the Upper DECS or Stripped DECS from the pledge arrangement except

  •
  to substitute Treasury securities for the related senior notes or the appropriate applicable ownership interest of the Treasury portfolio, as the case may be, as provided for under "Description of the Upper DECS and Stripped DECS—Creating Stripped DECS,"

  •
  to substitute senior notes or the appropriate applicable ownership interest of the Treasury portfolio, as the case may be, for the related Treasury securities, as provided for under "Description of the Upper DECS and Stripped DECS—Recreating Upper DECS," or

  •
  upon the termination or early settlement of the related forward purchase contracts.

        Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of Upper DECS, unless the Treasury portfolio has replaced the senior notes as a component of Upper DECS as a result of a successful remarketing of the senior notes or a tax event redemption, will be entitled through the forward purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related senior notes, including distribution, voting, redemption, repayment and liquidation rights. Each holder of Stripped DECS and each holder of Upper DECS, if the Treasury portfolio has replaced the senior notes as a component of Upper DECS as a result of a successful remarketing of the notes or a tax event redemption, will retain beneficial ownership of the related Treasury securities or the appropriate applicable ownership interest in the Treasury portfolio, as applicable, pledged in respect of the related forward purchase contracts. We will have no interest in the pledged securities other than our security interest.

        Except as described in "Certain Provisions of the Forward Purchase Contract Agreement and the Pledge Agreement—General," the collateral agent will, upon receipt, if any, of payments on the pledged securities, distribute the payments to the purchase contract agent, which will in turn distribute those payments to the persons in whose names the related Upper DECS or Stripped DECS are registered at the close of business on the record date immediately preceding the date of payment.

Book Entry-System

        The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Upper DECS and Stripped DECS. The Upper DECS and Stripped DECS will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully-registered global security certificates, representing the total aggregate number of Upper DECS or Stripped DECS, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Upper DECS or Stripped DECS so long as the Upper DECS or Stripped DECS are represented by global security certificates.

        The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal

Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

        Although the depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

        In the event that the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice, or an event of default under the forward purchase contract agreement or the indenture has occurred and is continuing, certificates for the Upper DECS and Stripped DECS will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Upper DECS and Stripped DECS certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

        As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or the nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Upper DECS and Stripped DECS represented by these certificates for all purposes under the Upper DECS and Stripped DECS and the forward purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates will not be entitled to have such global security certificates or the Upper DECS and Stripped DECS represented by these certificates registered in their names, will not receive or be entitled to receive physical delivery of Upper DECS and Stripped DECS certificates in exchange for beneficial interests in global security certificates and will not be considered to be owners or holders of the global security certificates or any Upper DECS and Stripped DECS represented by these certificates for any purpose under the Upper DECS and Stripped DECS or the forward purchase contract agreement.

        All payments on the Upper DECS and Stripped DECS represented by the global security certificates and all transfers and deliveries of related senior notes, Treasury portfolio, Treasury securities and CD common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

        Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of forward purchase contracts on August 17, 2004 or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we or any of our agents, nor the forward purchase contract agent or any of its agents will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

        The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

CERTAIN PROVISIONS OF THE FORWARD PURCHASE CONTRACT AGREEMENT                        AND THE PLEDGE AGREEMENT

        The summary of the forward purchase contract agreement and pledge agreement set forth below is not complete and is qualified in all respects by reference to those agreements, forms of which have been filed on exhibits to the registration statement of which this prospectus supplement forms a part.

General

        Distributions on the Upper DECS will be payable, forward purchase contracts (and documents related to the Upper DECS and forward purchase contracts) will be settled, and transfers of the Upper DECS will be registrable, at the office of the forward purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Upper DECS do not remain in book-entry form, payment of distributions on the Upper DECS may be made, at our option, by check mailed to the address of the person entitled to payment as shown on the security register.

        Shares of our CD common stock will be delivered on August 17, 2004 (or earlier upon early settlement), or, if the forward purchase contracts have terminated, the related pledged securities will be delivered potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code (see "Description of the Forward Purchase Contracts—Termination"), in each case upon presentation and surrender of the Upper DECS certificate at the office of the forward purchase contract agent.

        If a holder of outstanding Upper DECS or Stripped DECS fails to present and surrender the certificate evidencing the Upper DECS or Stripped DECS to the forward purchase contract agent on August 17, 2004, the shares of our CD common stock issuable in settlement of the related purchase contract will be registered in the name of the forward purchase contract agent. The shares, together with any distributions, will be held by the forward purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the forward purchase contract agent and us.

        If the forward purchase contracts have terminated prior to August 17, 2004, the related pledged securities have been transferred to the forward purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder's Upper DECS or Stripped DECS to the forward purchase contract agent, the related pledged securities delivered to the forward purchase contract agent and payments on the pledged securities will be held by the forward purchase contract agent as agent for the benefit of the holder until the certificate is presented or the holder provides the evidence and indemnity described above.

        The forward purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the forward purchase contract agent pending distribution, as described above.

        No service charge will be made for any registration of transfer or exchange of the Upper DECS, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

Modification

        The forward purchase contract agreement will contain provisions permitting us and the forward purchase contract agent to modify the forward purchase contract agreement without the consent of the holders for any of the following purposes:

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  to evidence the succession of another person to our obligations,

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  to add to the covenants for the benefit of holders,

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  to evidence and provide for the acceptance of appointment of a successor forward purchase contract agent,

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  to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events, or

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  to cure any ambiguity, to correct or supplement any provisions that may be inconsistent, or to make any other provisions with respect to such matters or questions, provided that such action shall not adversely affect the interests of the holders in any material respect.

        The forward purchase contract agreement and the pledge agreement will contain provisions permitting us and the forward purchase contract agent or collateral agent, as the case may be, with the consent of the holders of not less than a majority of the forward purchase contracts at the time outstanding, to modify the terms of the forward purchase contracts, the forward purchase contract agreement and the pledge agreement. However, no such modification may, without the consent of the holder of each outstanding forward purchase contract affected by the modification,

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  change any payment date,

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  increase the amount or change the type of pledged securities related to the forward purchase contract,

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  impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder's rights in or to the pledged securities,

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  change the place or currency of payment or reduce any contract adjustment payments or deferred contract adjustment payments,

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  impair the right to institute suit for the enforcement of the forward purchase contract, any contract adjustment payments or any deferred contract adjustment payments,

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  reduce the number of shares of our CD common stock or the amount of any other property purchasable under the purchase contract, increase the price to purchase shares of our CD common stock or any other property upon settlement of the purchase contract, change the forward purchase contract settlement date or the right to early settlement or otherwise adversely affect the holder's rights under the forward purchase contract, or

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  reduce the above-stated percentage of outstanding forward purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the forward purchase contracts, the forward purchase contract agreement or the pledge agreement.

        If any amendment or proposal referred to above would adversely affect only the Upper DECS or the Stripped DECS, then only the affected class of holders will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or all of the holders of the affected class, as applicable.

No Consent to Assumption

        Each holder of Upper DECS or Stripped DECS, by acceptance of these securities, will under the terms of the forward purchase contract agreement and the Upper DECS or Stripped DECS, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related forward purchase contracts by us or our trustee if we become the subject of a case under the Bankruptcy Code.

Consolidation, Merger, Sale or Conveyance

        We will covenant in the forward purchase contract agreement that we will not merge or consolidate with or into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless (1) we are the continuing corporation or the successor entity is a corporation organized and existing under the laws of the United States of America or a U.S. State or the District of Columbia and the corporation expressly assumes our obligations under the forward purchase contracts, the senior notes, the forward purchase contract agreement, the pledge agreement, the indenture (including any supplemental indenture) (described in this prospectus supplement under "Description of the Senior Notes") and the remarketing agreement and (2) we or the successor corporation is not, immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, in default of our or its payment obligations under the forward purchase contracts, the senior notes, the forward purchase contract agreement, the pledge agreement, the indenture (including any supplemental indenture) and the remarketing agreement or in material default in the performance of any of our or its other obligations under these agreements.

Title

        We, the forward purchase contract agent and the collateral agent may treat the registered owner of any Upper DECS or Stripped DECS as the absolute owner of the Upper DECS or Stripped DECS for the purpose of making payment and settling the related forward purchase contracts and for all other purposes.

Replacement of Certificates

        In the event that physical certificates have been issued, any mutilated certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the forward purchase contract agent. Certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the forward purchase contract agent of evidence of the destruction, loss or theft satisfactory to us and the forward purchase contract agent. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the forward purchase contract agent and us may be required at the expense of the holder of the Upper DECS or Stripped DECS evidenced by the certificate before a replacement will be issued.

        Notwithstanding the foregoing, we will not be obligated to issue any Upper DECS or Stripped DECS on or after the business day immediately preceding August 17, 2004 (or after early settlement) or after the forward purchase contracts have terminated. The forward purchase contract agreement will provide that, in lieu of the delivery of a replacement certificate following August 17, 2004, the forward purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of our CD common stock issuable pursuant to the forward purchase contracts included in the Upper DECS or Stripped DECS evidenced by the certificate, or, if the forward purchase contracts have terminated prior to August 17, 2004, transfer the pledged securities included in the Upper DECS or Stripped DECS evidenced by the certificate.

Governing Law

        The forward purchase contract agreement, the pledge agreement and the forward purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Forward Purchase Contract Agent

        Bank One Trust Company will be the forward purchase contract agent. The forward purchase contract agent will act as the agent for the holders of Upper DECS and Stripped DECS from time to time. The forward purchase contract agreement will not obligate the forward purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Upper DECS and Stripped DECS or the forward purchase contract agreement.

        The forward purchase contract agreement will contain provisions limiting the liability of the forward purchase contract agent. The forward purchase contract agreement will contain provisions under which the forward purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the appointment of a successor.

Information Concerning the Collateral Agent

        The Chase Manhattan Bank will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Upper DECS and Stripped DECS except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.

        The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the appointment of a successor.

        The Chase Manhattan Bank maintains commercial banking relationships with us.

Miscellaneous

        The forward purchase contract agreement will provide that we will pay all fees and expenses related to the offering of the Upper DECS, the retention of the collateral agent and the enforcement by the forward purchase contract agent of the rights of the holders of the Upper DECS.

        However, holders who elect to substitute the related pledged securities, thereby creating Stripped DECS or recreating Upper DECS, will be responsible for any fees or expenses payable in connection with the substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we will not be responsible for any of the fees or expenses.

DESCRIPTION OF THE SENIOR NOTES

General

        The senior notes are an issue of the debt securities described in the accompanying prospectus. The senior notes will be issued as a separate series of securities under an Indenture dated as of February 24, 1998, as supplemented by a supplemental indenture between us and The Bank of Nova Scotia Trust Company of New York, as trustee. The senior notes are limited to $750,000,000 (up to $862,500,000, if the underwriter exercises its over-allotment option in full) in aggregate principal amount. The senior notes will mature on August 17, 2006. The senior notes may not be redeemed prior to their stated maturity except as described below. The senior notes constitute senior debt securities as described in the accompanying prospectus. In addition to the senior notes, we may issue from time to time other series of senior debt securities under the Indenture. Such other series will be separate from and independent of the senior notes. The following description of the terms of the senior notes supplements and modifies the description of the general terms of the debt securities set forth in the accompanying prospectus, which we request that you read. Reference in this prospectus supplement to senior notes refers to our senior notes due August 17, 2006.

        The senior notes will not be subject to a sinking fund provision. Unless a tax event redemption has occurred prior to August 17, 2006, the entire principal amount of the senior notes will mature and become due and payable, together with any accrued and unpaid interest, on August 17, 2006.

        Senior notes forming a part of the Upper DECS will be issued in certificated form, will be in denominations of $50 and integral multiples of $50, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the offices described below. Payments on the senior notes issued as a global security will be made to the depositary, a successor depositary or, in the event that no depositary is used, to a paying agent for the senior notes. Principal and interest with respect to certificated notes will be payable, the transfer of the senior notes will be registrable and the senior notes will be exchangeable for senior notes of other denominations of a like aggregate principal amount, at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment. We will appoint The Bank of Nova Scotia Trust Company of New York as the initial paying agent, transfer agent and registrar for the senior notes. We may at any time designate additional transfer agents and paying agents with respect to the senior notes, and may remove any transfer agent, paying agent or registrar for the notes. We will at all times be required to maintain a paying agent and transfer agent for the senior notes in the Borough of Manhattan, The City of New York.

        Any monies deposited with the trustee or any paying agent, or held by us in trust, for the payment of principal of or interest on any note and remaining unclaimed for two years after such principal or interest has become due and payable shall, at our request, be repaid to us or released from trust, as applicable, and the holder of the note shall thereafter look, as a general unsecured creditor, only to us for the payment thereof.

        The Indenture does not contain provisions that afford holders of the senior notes protection in the event of a highly leveraged transaction or other similar transaction involving us that may adversely affect the holders.

Ranking

        The senior notes constitute senior debt, rank equally with all of our existing and future unsecured and unsubordinated debt, and will rank senior to any future subordinated indebtedness.

        We currently conduct substantially all our operations through our subsidiaries, and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the senior notes. In addition, holders of the senior notes will have a subordinate position to the claims of creditors of our subsidiaries on their assets and earnings. At March 31, 2001, our subsidiaries had $10.5 billion of indebtedness and $375 million of mandatorily redeemable preferred securities outstanding, in addition to other liabilities, to which the senior notes would have been structurally subordinated.

Interest

        Each senior note shall bear interest initially at the rate of 6.75% per year from the original issue date, payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, each an "interest payment date," commencing November 17, 2001, to the person in whose name the senior note is registered at the close of business on the first day of the month in which the interest payment date falls. In addition, if the senior notes are subject to the rules applicable to contingent payment debt instruments, which Cendant believes they should be, OID will accrue on the senior notes for United States federal income tax purposes.

        The applicable interest rate on the senior notes will be reset on the fifth business day immediately preceding May 17, 2004 to the reset rate described below under "—Market Rate Reset," unless the remarketing of the senior notes on that date fails. If the remarketing of the notes on that date fails, the interest rate on the senior notes will not be reset at that time. In these circumstances, the interest rate on the senior notes outstanding on and after May 17, 2004 will be reset on the fifth business day immediately preceding August 17, 2004 to the reset rate described below unless the second attempt at remarketing also fails, in which case the interest rate will not be reset.

        The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 90-day period. In the event that any date on which interest is payable on the senior notes is not a business day, the payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, except that, if the business day is in the next succeeding calendar year, then the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the scheduled payment date.

Market Rate Reset

        The reset rate will be equal to the sum of the reset spread and the rate of interest on the applicable benchmark Treasury in effect on the fifth business day immediately preceding May 17, 2004 or August 17, 2004, as the case may be, and will be determined by the reset agent. In the case of a reset on the fifth business day immediately preceding May 17, 2004, the reset rate will be the rate determined by the reset agent as the rate the senior notes should bear in order for the senior notes included in Upper DECS to have an approximate aggregate market value on the reset date of 100.5% of the Treasury portfolio purchase price described under "Description of the Forward Purchase Contracts—Remarketing." In the case of a reset on the fifth business day immediately preceding August 17, 2004, the reset rate will be the rate determined by the reset agent as the rate the senior notes should bear in order for each senior note to have an approximate market value of 100.5% of the principal amount of the senior note. The reset rate will in no event exceed the maximum rate permitted by applicable law.

        The "applicable benchmark Treasury" means direct obligations of the United States, as agreed upon by us and the reset agent (which may be obligations traded on a when-issued basis only), having a maturity comparable to the remaining term to maturity of the notes, which will be two and one-quarter years or two years, as applicable. The rate for the applicable benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the fifth business day immediately preceding May 17, 2004 or August 17, 2004, as applicable, in the Telerate system (or if the Telerate system is no longer available on that date or, in the opinion of the reset agent (after consultation with us), no longer an appropriate system from which to obtain the rate, such other nationally recognized quotation system as, in the opinion of the reset agent (after consultation with us), is appropriate). If this rate is not so displayed, the rate for the applicable benchmark Treasury will be, as calculated by the reset agent, the yield to maturity for the applicable benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the fifth business day immediately preceding May 17, 2004 or August 17, 2004, as applicable, of three leading United States government securities dealers selected by the reset agent (after consultation with us) (which may include the reset agent or an affiliate thereof). It is currently anticipated that Salomon Smith Barney Inc. will be the reset agent.

        On the tenth business day immediately preceding May 17, 2004 or August 17, 2004, the applicable benchmark Treasury to be used to determine the reset rate on the fifth business day prior to May 17, 2004 or August 17, 2004, as applicable, will be selected, and the reset spread to be added to the rate on the applicable benchmark Treasury in effect on the fifth business day immediately preceding May 17, 2004 or August 17, 2004, as applicable, will be established by the reset agent, and the reset spread and the applicable benchmark Treasury will be announced by us (the "reset announcement date"). We will cause a notice of the reset spread and the applicable benchmark Treasury to be published on the business day following the reset announcement date by publication in a daily newspaper in the English language of general circulation in New York City, which is expected to be The Wall Street Journal. We will request, not later than seven nor more than 15 calendar days prior to the reset announcement date, that the depositary notify its participants holding senior notes, Upper DECS or Stripped DECS of the reset announcement date and of the procedures that must be followed if any owner of Upper DECS wishes to settle the related forward purchase contract with cash on the business day immediately preceding August 17, 2004.

Optional Remarketing

        On or prior to the tenth business day immediately preceding May 17, 2004, in the case of the remarketing to be conducted on the fifth business day preceding May 17, 2004, or August 17, 2004, in the case of the remarketing, if any, to be conducted on the fifth business day preceding August 17, 2004, but no earlier than the payment date immediately preceding May 17, 2004 or August 17, 2004, as applicable, holders of senior notes that are not components of Upper DECS may elect to have their senior notes remarketed in the same manner as senior notes that are components of Upper DECS by delivering their senior notes along with a notice of this election to the collateral agent. The collateral agent will hold the senior notes in an account separate from the collateral account in which the pledged securities will be held. Holders of senior notes electing to have their notes remarketed will also have the right to withdraw the election on or prior to the tenth business day immediately preceding May 17, 2004 or August 17, 2004, as applicable.

Put Option Upon a Failed Remarketing

        If the remarketing of the senior notes on the fifth business day immediately preceding August 17, 2004 has occurred and has resulted in a failed remarketing, holders of senior notes following

August 17, 2004 will have the right to put the senior notes to us on September 30, 2004, upon at least three business days' prior notice, at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any.

Tax Event Redemption

        If a tax event occurs and is continuing, we may, at our option, redeem the senior notes in whole, but not in part, at any time at a price, which we refer to as the redemption price, equal to, for each senior note, the redemption amount described below plus accrued and unpaid interest, if any, to the date of redemption. Installments of interest on senior notes which are due and payable on or prior to a redemption date will be payable to the holders of the senior notes registered as such at the close of business on the relevant record dates. If, following the occurrence of a tax event, we exercise our option to redeem the senior notes, the proceeds of the redemption will be payable in cash to the holders of the senior notes. If the tax event redemption occurs prior to May 17, 2004, or if the senior notes have not been successfully remarketed on the fifth business day immediately preceding May 17, 2004, prior to August 17, 2004, the redemption price for the senior notes forming a part of the Upper DECS will be distributed to the collateral agent, who in turn will purchase the Treasury portfolio described below on behalf of the holders of Upper DECS and remit the remainder of the redemption price, if any, to the forward purchase contract agent for payment to the holders. The Treasury portfolio will be substituted for the senior notes and will be pledged to the collateral agent to secure the Upper DECS holders' obligations to purchase shares of our CD common stock under the forward purchase contracts.

        "Tax event" means the receipt by us of an opinion of nationally recognized independent tax counsel experienced in such matters (which may be Skadden, Arps, Slate, Meagher & Flom LLP) to the effect that there is more than an insubstantial risk that interest on the senior notes would not be deductible, in whole or in part, by us for United States federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or any interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the date of this prospectus supplement, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of this prospectus supplement.

        The Treasury portfolio to be purchased on behalf of the holders of Upper DECS will consist of interest or principal strips of U.S. Treasury securities which mature on or prior to August 15, 2004 in an aggregate amount equal to the aggregate principal amount of the senior notes included in Upper DECS and with respect to each scheduled interest payment date on the senior notes that occurs after the tax event redemption date and on or before August 17, 2004, interest or principal strips of U.S. Treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the senior notes on that date if the interest rate of the senior notes were not reset on the applicable reset date. These Treasury securities are non-callable by us.

        Solely for purposes of determining the Treasury portfolio purchase price in the case of a tax event redemption date occurring after May 17, 2004, or August 17, 2004 if the remarketing of the notes on the fifth business day preceding May 17, 2004 resulted in a failed remarketing, "Treasury portfolio" shall mean a portfolio of zero-coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to August 15, 2006 in an aggregate amount equal to the aggregate principal amount of the senior notes outstanding on the tax event redemption date and with respect to each scheduled interest payment date on the senior notes that occurs after the tax event redemption date, interest or principal strips of U.S. Treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on aggregate principal amount of the senior notes outstanding on the tax event redemption date.

        "Redemption amount" means in the case of a tax event redemption occurring prior to May 17, 2004, or prior to August 17, 2004 if the remarketing of the senior notes on the fifth business day preceding May 17, 2004 resulted in a failed remarketing, for each senior note the product of the principal amount of the note and a fraction whose numerator is the Treasury portfolio purchase price and whose denominator is the aggregate principal amount of senior notes included in Upper DECS, and in the case of a tax event redemption date occurring on or after May 17, 2004, or August 17, 2004 if the remarketing of the senior notes on the third business day preceding May 17, 2004 resulted in a failed remarketing, for each senior note the product of the principal amount of the senior note and a fraction whose numerator is the Treasury portfolio purchase price and whose denominator is the aggregate principal amount of the senior notes outstanding on the tax event redemption date.

        "Treasury portfolio purchase price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the Treasury portfolio for settlement on the tax event redemption date.

        "Quotation agent" means Salomon Smith Barney Inc. or its successor or any other primary U.S. government securities dealer in New York City selected by us.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of senior notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the senior notes. In the event any notes are called for redemption, neither we nor the trustee will be required to register the transfer of or exchange the notes to be redeemed.

Book-Entry and Settlement

        Senior notes that are released from the pledge following substitution or early settlement will be issued in the form of one or more global certificates, which we refer to as global securities, registered in the name of the depositary or its nominee. Except as provided below and except upon recreation of Upper DECS, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

        In the event that

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  the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice, or

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  the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act at which time the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or

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  we determine in our sole discretion that we will no longer have debt securities represented by global securities or permit any the global security certificates to be exchangeable or an event of default under the indenture has occurred and is continuing, certificates for the notes will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of the Upper DECS, senior notes and CD common stock acquired under a forward purchase contract. Unless otherwise stated, this summary deals only with Upper DECS, senior notes and CD common stock held as capital assets (generally, assets held for investment) by holders that purchase Upper DECS upon original issuance. The tax treatment of a holder may vary depending on such holder's particular situation. This summary does not address all of the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, insurance companies, broker dealers, tax-exempt organizations, regulated investment companies, persons holding Upper DECS, senior notes, or shares of our CD common stock as part of a straddle, hedge or conversion transaction, and U.S. holders (as defined below) whose functional currency is not the U.S. dollar. In addition, this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, which are subject to change or differing interpretations, possibly on a retroactive basis. YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, OWNING, AND DISPOSING OF THE UPPER DECS OR NOTES OR CD COMMON STOCK, INCLUDING THE APPLICATION AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS. No statutory, administrative or judicial authority directly addresses the treatment of Upper DECS or instruments similar to Upper DECS for United States federal income tax purposes. As a result, no assurance can be given that the Internal Revenue Service will agree with the tax consequences described herein.

U.S. Holders

        The following summary is addressed to U.S. holders. For purposes of this summary, the term "U.S. holder" means a holder that is (1) a person who is a citizen or resident of the United States, (2) a corporation or partnership (or entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate the income of which is subject to United States federal income taxation, regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) such trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

Upper DECS

        Allocation of Purchase Price.    Your acquisition of an Upper DECS will be treated as an acquisition of a unit consisting of two components, the senior note and the forward purchase contract constituting such Upper DECS. The purchase price of each Upper DECS will be allocated between the two components in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial tax basis in the senior note and the forward purchase contract. We will report the fair market value of each senior note as $49.50 and the fair market value of each forward purchase contract as $0. This position will be binding upon you (but not on the IRS) unless you explicitly disclose a contrary position on a statement attached to your timely filed United States federal income tax return for the taxable year in which an Upper DECS is acquired. Thus, absent such disclosure, you should allocate the purchase price for an Upper DECS in accordance with the foregoing. The remainder of this discussion assumes that this allocation of purchase price will be respected for United States federal income tax purposes.

        Ownership of Senior Notes or Treasury Securities.    You will be treated as owning the senior notes or Treasury securities constituting a part of the Upper DECS or Stripped DECS, respectively, for United States federal income tax purposes. Cendant and, by virtue of your acquisition of Upper DECS, you agree to treat the senior notes or Treasury securities constituting a part of the Upper DECS or Stripped DECS as owned by you for United States federal income tax purposes, and the remainder of this summary assumes such treatment. The United States federal income tax consequences of owning the senior notes or Treasury securities are discussed below (see "—Senior Notes," "—Treasury Securities" and "—Remarketing and Tax Event Redemption of Senior Notes").

        Sales, Exchanges or Other Taxable Dispositions of Upper DECS.    If you sell, exchange or otherwise dispose of Upper DECS or Stripped DECS in a taxable disposition (collectively, a "disposition"), you will be treated as having sold, exchanged or disposed of each of the forward purchase contract and the senior notes, your applicable ownership interest in the Treasury portfolio or the Treasury securities, that constitute such Upper DECS or Stripped DECS, and the proceeds realized on such disposition will be allocated between the forward purchase contract and the senior notes, your applicable ownership interest in the Treasury portfolio or the Treasury securities in proportion to their respective fair market values. As a result, you generally will recognize gain or loss equal to the difference between the portion of the proceeds that you received that is allocable to the forward purchase contract and the senior notes, your applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, and your adjusted tax bases in the forward purchase contract and the senior notes, your applicable ownership interest in the Treasury portfolio or Treasury securities, except to the extent that you are treated as receiving an amount with respect to accrued but unpaid interest on your applicable ownership interest in the Treasury portfolio or the Treasury securities, which amount will be treated as ordinary interest income, or to the extent you are treated as receiving an amount with respect to accrued contract adjustment payments or deferred contract adjustment payments, which may be treated as ordinary income, in each case to the extent not previously included in income. In the case of the forward purchase contract, your applicable ownership interest in the Treasury portfolio and Treasury securities, such gain or loss generally will be capital gain or loss, and such gain or loss generally will be long-term capital gain or loss if you held the Upper DECS or Stripped DECS of which the forward purchase contract constituted a part or your applicable ownership interest in the Treasury portfolio or the Treasury securities for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. The rules governing the determination of the character of gain or loss on the disposition of the senior notes are summarized under "—Senior Notes—Sales, Exchanges or Other Taxable Dispositions of Senior Notes."

        If the disposition of an Upper DECS or Stripped DECS occurs when the forward purchase contract has negative value, you should be considered to have received additional consideration for the senior notes, your applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, in an amount equal to such negative value and to have paid such amount to be released from your obligation under the forward purchase contract. Because, as discussed below, any gain on the disposition of senior notes prior to the forward purchase contract settlement date generally will be treated as ordinary interest income for United States federal income tax purposes, the ability to offset such interest income with a loss on the forward purchase contract may be limited. You should consult your tax advisor regarding a disposition of an Upper DECS or Stripped DECS at a time when the forward purchase contract has negative value.

        In determining gain or loss, contract adjustment payments or deferred contract adjustment payments that have been received by you, but have not previously been included in your income, should either reduce your adjusted tax basis in the forward purchase contract or result in an increase in the amount realized on the disposition of the forward purchase contract. Any contract adjustment payments or deferred contract adjustment payments previously included in your income, but that you have not received, should increase your adjusted tax basis in the forward purchase contract (see " —Forward Purchase Contracts—Contract Adjustment Payments and Deferred Contract Adjustment Payments" below).

Senior Notes

        Classification of the Senior Notes.    In connection with the issuance of the senior notes, Skadden, Arps, Slate, Meagher & Flom LLP, our counsel, will deliver an opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the senior notes will be classified as indebtedness for United States federal income tax purposes. Cendant and, by virtue of your acquisition of Upper DECS, you, agree to treat the senior notes as indebtedness of Cendant for all tax purposes.

        Original Issue Discount.    Because of the manner in which the interest rate on the senior notes is reset, the senior notes should be classified as contingent payment debt instruments subject to the "noncontingent bond method" for accruing original issue discount, as set forth in the applicable Treasury Regulations. We intend to treat the senior notes as such, and the remainder of this discussion assumes that the senior notes will be so treated for United States federal income tax purposes. As discussed more fully below, the effects of applying such method will be (1) to require you, regardless of your usual method of tax accounting, to use an accrual method with respect to the senior notes, (2) for all accrual periods through May 17, 2004, and possibly for accrual periods thereafter, to require you to accrue interest income in excess of interest payments actually received and (3) generally to result in ordinary, rather than capital, treatment of any gain or loss on the sale, exchange or other disposition of the senior notes. See "—Sales, Exchanges or Other Taxable Dispositions of Senior Notes."

        You will be required to accrue original issue discount on a constant yield to maturity basis based on the "comparable yield" of the senior notes. The comparable yield of the senior notes generally will be the rate at which we would issue a fixed rate debt instrument with terms and conditions similar to the senior notes (which rate may exceed the current interest payments on the senior notes). We have determined that the comparable yield is 7.28% and the projected payments for the senior notes per $50 of principal amount are $1.03 on November 17, 2001, $0.84 for each subsequent quarter ending on or prior to May 17, 2004 and $0.94 for each quarter ending after May 17, 2004. We have also determined that the projected payment for the senior notes, per $50 of principal amount, at the maturity date is $50.94 (which includes the stated principal amount of the senior notes as well as the final projected interest payment).

        If the interest paid on the senior notes on August 17, 2004 differs from the projected amount of such payment, the difference will be taken into account as a negative or positive adjustment, as the case may be. In general, if after August 17, 2004, the remaining amounts of principal and interest payable on the senior notes differ from the payments set forth on the foregoing projected payment schedule, negative or positive adjustments reflecting such difference should generally be taken into account by you as adjustments to interest income in a reasonable manner over the period to which they relate. We expect to account for any such difference with respect to a period as an adjustment for that period.

        You are generally bound by the comparable yield and projected payment schedule provided by us unless either is unreasonable. If you decide to use your own comparable yield and projected payment schedule, you must explicitly disclose this fact and the reason that you have used your own comparable yield and projected payment schedule. In general, this disclosure must be made on a statement attached to your timely filed United States federal income tax return for the taxable year that includes the date of your acquisition of the senior note.

        The foregoing comparable yield and projected payment schedule is supplied by us solely for computing income under the noncontingent bond method for United States federal income tax purposes and does not constitute a projection or representation as to the amounts that you will actually receive as a result of owning senior notes or Upper DECS.

        Adjustment to Tax Basis in Senior Notes.    Your tax basis in a senior note will be increased by the amount of original issue discount included in income with respect to the senior note and decreased by the amount of projected payments with respect to the senior note through the computation date.

        Sales, Exchanges or Other Taxable Dispositions of Senior Notes.    You will recognize gain or loss on a disposition of a senior note (including a redemption for cash or the remarketing thereof) in an amount equal to the difference between the amount that you realized on the disposition of the senior note and your adjusted tax basis in such senior note. Selling expenses incurred by you, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by you upon a disposition of a senior note. Gain recognized on the disposition of a senior note prior to the purchase contract settlement date will be treated as ordinary interest income. Loss recognized on the disposition of a senior note prior to the forward purchase contract settlement date will be treated as ordinary loss to the extent of your prior inclusions of original issue discount on the senior note. Any loss in excess of such amount will be treated as a capital loss. In general, gain recognized on the disposition of a senior note on or after the forward purchase contract settlement date will be ordinary interest income to the extent attributable to the excess, if any, of the total remaining principal and interest payments due on the senior note over the total remaining payments set forth on the projected payment schedule for the senior note. Any gain recognized in excess of such amount and any loss recognized on such a disposition will generally be treated as a capital gain or loss. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Treasury Securities

        Original Issue Discount.    If you hold Stripped DECS, you will be required to treat your ownership interest in the Treasury securities comprising a Stripped DECS as an interest in a bond that was originally issued on the date you acquired the Treasury securities. Any such Treasury securities will have OID equal to the excess of the amount payable at maturity of such Treasury securities over the purchase price thereof. You will be required to include such OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of your method of tax accounting and in advance of the receipt of cash attributable to such OID. Your adjusted tax basis in the Treasury securities will be increased by the amounts of such OID included in your gross income.

        Sales, Exchanges or Other Taxable Dispositions of Treasury Securities.    As discussed below, in the event that you obtain the release of Treasury securities by delivering senior notes to the collateral agent, you generally will not recognize gain or loss upon such substitution. You will recognize gain or loss on a subsequent disposition of the Treasury securities in an amount equal to the difference between the amount that you realized on such disposition and your adjusted tax basis in the Treasury securities. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if you held such Treasury securities for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Forward Purchase Contracts

        Contract Adjustment Payments and Deferred Contract Adjustment Payments.    There is no direct authority addressing the treatment, under current law, of the contract adjustment payments or deferred contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments and deferred contract adjustment payments may constitute taxable ordinary income to you when received or accrued, in accordance with your regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments or deferred contract adjustment payments, we intend to report such payments as taxable ordinary income to you. You should consult your tax advisor concerning the treatment of contract adjustment payments and deferred contract adjustments, including the possibility that any contract adjustment payment or deferred contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis.

        The treatment of contract adjustment payments and deferred contract adjustment payments could affect your adjusted tax basis in a forward purchase contract or CD common stock received under a forward purchase contract or the amount realized by you upon the sale or disposition of an Upper DECS or Stripped DECS or the termination of a forward purchase contract. See "—Upper DECS—Sales, Exchanges or Other Taxable Dispositions of Upper DECS," "—Acquisition of Common Stock Under a Forward Purchase Contract," "—Early Settlement of Forward Purchase Contract," and "—Termination of Forward Purchase Contract,"

        Acquisition of CD Common Stock Under a Forward Purchase Contract.    You generally will not recognize gain or loss on the purchase of CD common stock under a forward purchase contract, except with respect to any cash paid to you in lieu of a fractional share of CD common stock. Your aggregate initial tax basis in the CD common stock received under a forward purchase contract should generally equal the purchase price paid for such CD common stock, plus your adjusted tax basis in the forward purchase contract (if any), less the portion of such purchase price and adjusted tax basis allocable to the fractional share. Contract adjustment payments or deferred contract adjustment payments that you have received in cash but that you have not included in income should reduce your adjusted tax basis in the forward purchase contract or the CD common stock to be received thereunder (see "—Contract Adjustment Payments and Deferred Contract Adjustment Payments" above). The holding period for CD common stock received under a forward purchase contract will commence on the day following the acquisition of such CD common stock.

        Ownership of CD Common Stock Acquired Under the Forward Purchase Contract.    Any distribution on CD common stock that we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will constitute a dividend and will be includible in your income when received. Any such dividend will be eligible for the dividends received deduction if you are an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction.

        Upon a disposition of CD common stock, you generally will recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the CD common stock. Such capital gain or loss generally will be long-term capital gain or loss if you held such CD common stock for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible or reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        Early Settlement of Forward Purchase Contract.    You will not recognize gain or loss on the receipt of your proportionate share of senior notes, Treasury securities or the Treasury portfolio upon early settlement of a forward purchase contract, and you will have the same adjusted tax basis in such senior notes, Treasury securities or the Treasury portfolio as before such early settlement. Any contract adjustment payments or deferred contract adjustment payments that you have included in income but were forfeited and not paid upon early settlement of a forward purchase contract should increase your adjusted tax basis in the CD common stock received under a forward purchase contract.

        Termination of Forward Purchase Contract.    If a forward purchase contract terminates, you will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and your adjusted tax basis (if any) in the forward purchase contract at the time of such termination. Any contract adjustment payments or deferred contract adjustment payments that you have received in cash but that you have not included in income should either reduce your adjusted tax basis in the forward purchase contract or increase the amount realized on the termination of the forward purchase contract. Any contract adjustment payments or deferred contract adjustment payments that you have included in income but not received should increase your adjusted tax basis in the forward purchase contract. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if you held such forward purchase contract for more than one year immediately prior to such termination. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. A holder will not recognize gain or loss on the receipt of such holder's proportionate share of the senior notes, Treasury securities or Treasury portfolio upon termination of the forward purchase contract and will have the same adjusted tax basis in such senior notes, Treasury securities or Treasury portfolio as before such distribution.

        Adjustment To Settlement Rate.    You might be treated as receiving a constructive dividend distribution from Cendant if (1) the settlement rate is adjusted and as a result of such adjustment the proportionate interest of holders of Upper DECS or Stripped DECS in Cendant's assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a holder for certain taxable distributions with respect to the CD common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to you even though you would not receive any cash related thereto.

Substitution of Treasury Securities to Create or Recreate Stripped DECS

        If you hold Upper DECS and deliver Treasury securities to the collateral agent in substitution for notes, you generally will not recognize gain or loss upon your delivery of such Treasury securities or your receipt of the senior notes. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Treasury securities and senior notes, and your adjusted tax bases in the Treasury securities, the senior notes and the forward purchase contract will not be affected by such delivery and release.

Substitution of Notes to Recreate Upper DECS

        If you hold Stripped DECS and deliver senior notes to the collateral agent in substitution for Treasury securities, you generally will not recognize gain or loss upon your delivery of such senior notes or your receipt of the Treasury securities. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Treasury securities and senior notes, and your adjusted tax bases in the Treasury securities, the senior notes and the forward purchase contract will not be affected by such delivery and release.

Remarketing and Tax Event Redemption of Senior Notes

        A remarketing or tax event redemption will be a taxable event for holders of senior notes which will be subject to tax in the manner described under "—Senior Notes—Sales, Exchanges or Other Taxable Dispositions of Notes."

        Ownership of Treasury Portfolio.    In the event of a remarketing of the senior notes on the fifth business day preceding May 17, 2004 or a tax event redemption prior to the forward purchase contract settlement date, Cendant and, by virtue of your acquisition of Upper DECS, you, agree to treat the Treasury portfolio constituting a part of your Upper DECS as owned by you for United States federal income tax purposes. In such a case, you will be required to include in income any amount earned on such pro rata portion of the Treasury portfolio for all United States federal income tax purposes. The remainder of this summary assumes that holders of Upper DECS will be treated as the owners of the applicable ownership interest in the Treasury portfolio constituting a part of such Upper DECS for United States federal income tax purposes.

        Interest Income and Original Issue Discount.    The Treasury portfolio will consist of stripped U.S. Treasury securities. Following a remarketing of the senior notes on the fifth business day preceding May 17, 2004 or a tax event redemption prior to the forward purchase contract settlement date, you will be required to treat your pro rata portion of each U.S. Treasury security in the Treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant U.S. Treasury securities and that has OID equal to your pro rata portion of the excess of the amounts payable on such U.S. Treasury securities over the value of the U.S. Treasury securities at the time the collateral agent acquires them on behalf of holders of Upper DECS. You will be required to include such OID (other than OID on short-term U.S. Treasury securities as defined below) in income for United States federal income tax purposes as it accrues on a constant yield to maturity basis, regardless of your method of tax accounting. The portion of each scheduled interest payment to you in respect of the Treasury portfolio which exceeds the amount of such OID will be treated as a return of your investment in the Treasury portfolio and will not be considered current income for United States federal income tax purposes.

        In the case of any U.S. Treasury security with a maturity of one year or less from the date of its issue (a "short-term U.S. Treasury Security"), you will generally be required to include OID in income as it accrues only if you are an accrual basis taxpayer. If you are an accrual basis taxpayer, you will generally accrue such OID on a straight-line basis, unless you make an election to accrue such OID on a constant yield to maturity basis.

        Tax Basis of the Treasury Portfolio. The initial tax basis of your applicable ownership interest in the Treasury portfolio will equal your pro rata portion of the amount paid by the collateral agent for the Treasury portfolio. Your adjusted tax basis in the Treasury portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash that you received in respect of the Treasury portfolio.

Non-U.S. Holders

        The following summary applies to you if you are a non-U.S. holder. A non-U.S. holder is a holder that is not a U.S. holder as defined under "—U.S. Holders." Special rules may apply to you if you are a "controlled foreign corporation," "passive foreign investment company" or "foreign personal holding company" and are subject to special treatment under the Internal Revenue Code. If you are such an entity, you should consult your own tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you.

        United States Federal Withholding Tax. The 30% United States federal withholding tax should not apply to any payment of principal or interest (including original issue discount) on the senior notes, Treasury securities or Treasury portfolio provided that:

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Internal Revenue Code and the Treasury regulations;

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  you are not a controlled foreign corporation that is related to us through stock ownership;

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  you are not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Internal Revenue Code; and

  •
  (a) you provide your name, address and certain other information on an Internal Revenue Service Form W-8BEN (or a suitable substitute form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold your Upper DECS or Stripped DECS through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

        We generally will withhold tax at a rate of 30% on the dividends, if any, paid on the shares of our CD common stock acquired under the forward purchase contract and on the contract adjustment payments made with respect to the forward purchase contract. However, if a treaty applies, you may be eligible for a reduced rate of withholding. Similarly, contract adjustment payments or dividends that are effectively connected with the conduct of a trade or business by you within the United States (or, where a tax treaty applies, are attributable to a United States permanent establishment maintained by you), are not subject to the withholding tax, but instead are subject to United States federal income tax, as described below. In order to claim any such exemption or reduction in the 30% withholding tax, you should provide a properly executed Internal Revenue Service Form W-8BEN (or a suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or Internal Revenue Service Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States.

        In general, the 30% United States federal withholding tax will not apply to any gain or income that you realize on the sale, exchange, or other disposition of the Upper DECS, senior notes, forward purchase contracts, Treasury portfolio, Treasury securities or CD common stock acquired under the forward purchase contracts.

        United States Federal Income Tax. If you are engaged in a trade or business in the United States (or, if a tax treaty applies, if you maintain a permanent establishment within the United States) and interest (including original issue discount) on the senior notes, original issue discount on the Treasury portfolio or Treasury securities, dividends on our CD common stock and, to the extent they constitute taxable income, contract adjustment payments from the purchase contracts are effectively connected with the conduct of that trade or business (or, if a treaty applies, of that permanent establishment), you will be subject to United States federal income tax (but not the 30% withholding tax), on the interest, original issue discount, dividends and contract adjustment payments on a net income basis in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a 30% (or, if a treaty applies, such lower rate as provided) branch profits tax.

        Any gain or income realized on the disposition of an Upper DECS, a forward purchase contract, a senior note, the Treasury portfolio, a Treasury security or our CD common stock acquired under the forward purchase contract generally will not be subject to United States federal income tax unless:

  •
  that gain or income is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Backup Withholding Tax and Information Reporting

        Unless you are an exempt recipient, such as a corporation, interest, OID, contract adjustment payments or deferred contract adjustment payments, and dividends received on, and proceeds received from the sale of, Upper DECS, senior notes, forward purchase contracts, Treasury securities, the Treasury portfolio, or CD common stock acquired under the forward purchase contracts, may be subject to information reporting and may also be subject to United States federal backup withholding tax at the rate in effect at the time such payments are made to you, if you fail to supply an accurate taxpayer identification number or otherwise fail to comply with applicable United States information reporting or certification requirements.

        In general, no backup withholding will be required with respect to payments made by us with respect to the Upper DECS, the senior notes, or the contract adjustment payments if you have provided us with an Internal Revenue Service Form W-8BEN (or a suitable substitute form) described above and we do not have actual knowledge or reason to know that you are a United States person. In addition, no backup withholding will be required regarding the proceeds of the sale of Upper DECS, senior notes, Treasury securities and our CD common stock even if made within the United States or conducted through certain United States financial intermediaries if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated July 20, 2001, we have agreed to sell to Salomon Smith Barney Inc. 15,000,000 Upper DECS (17,250,000 if the underwriter exercises its overallotment option in full).

        The underwriter has agreed to purchase all of the Upper DECS sold pursuant to the underwriting agreement if any of the Upper DECS are purchased.

        We have agreed to indemnify Salomon Smith Barney against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriter may be required to make in respect to those liabilities.

        Salomon Smith Barney is offering the Upper DECS, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the Upper DECS, and other conditions contained in the underwriting agreement, such as the receipt by Salomon Smith Barney of officers' certificates and legal opinions. Salomon Smith Barney reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        Salomon Smith Barney has advised us that it proposes initially to offer the Upper DECS to the public at the public offering price on the cover page of this prospectus supplement. After the initial public offering, the public offering price may be changed.

        The expenses of the offering, not including the underwriting discount, are estimated to be $1 million and are payable by us.

        The following table shows the per Upper DECS and total public offering price, underwriting discount to be paid by us to Salomon Smith Barney and proceeds before expenses to us. The information is presented assuming either no exercise or full exercise by the underwriter of the overallotment option.

	Total
	Per Upper Decs	Without Over-Allotment	With Over-Allotment
Underwriting discount paid by us	$1.50	$22,500,000	$25,875,000

Overallotment Option

        We have granted an option to Salomon Smith Barney to purchase up to an additional 2,250,000 Upper DECS at the stated amount of $50 less the underwriting discount. Salomon Smith Barney may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments.

No Sale of Similar Securities

        Cendant and its directors and executive officers have agreed, subject to certain exceptions, without the prior written consent of Salomon Smith Barney Inc., during the period beginning on the date of this prospectus supplement and continuing until the date 90 days after the date of this prospectus supplement, not to offer, sell, contract to sell or otherwise dispose of any Upper DECS, forward purchase contracts or shares of CD common stock or any securities substantially similar to the Upper DECS, forward purchase contracts or shares of CD common stock or any securities convertible, exchangeable or exercisable for CD common stock or substantially similar securities. Cendant may take such actions with respect to currently contemplated issuances of shares of CD common stock to Galileo International, Inc., issuances of shares of CD common stock as consideration in future acquisitions and transfers of shares of CD common stock to affiliates, and Cendant's directors and executive officers may exercise their existing options and sell the underlying shares of CD common stock after 30 days from the date of this prospectus supplement. Salomon Smith Barney Inc., in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

New York Stock Exchange Listing

        The Upper DECS are a new issue of securities with no established trading market. We have applied to have the Upper DECS listed on the NYSE. We have been advised by the underwriter that it intends to make a market in the securities, but it is not obligated to do so and may discontinue market-making at any time without notice. We can provide no assurance as to the liquidity of, or any trading market for, the securities.

        This prospectus supplement, as amended or supplemented, may be used by the remarketing agent for remarketing.

Price Stabilization and Short Positions

        Until the distribution of the Upper DECS offered hereby is completed, SEC rules may limit the underwriter and selling group members from bidding for or purchasing the Upper DECS or shares of our CD common stock. However, the underwriter may engage in transactions that stabilize the price of the Upper DECS or our CD common stock, such as bids or purchases that peg, fix or maintain the price of the Upper DECS or our CD common stock.

        In connection with the offering, the underwriter may make short sales of our Upper DECS. Short sales involve the sale by the underwriter, at the time of the offering, of a greater number of Upper DECS than it is required to purchase in the offering. Covered short sales are sales made in an amount not greater than the overallotment option. The underwriter may close out any covered short position by either exercising the overallotment option or purchasing Upper DECS in the open market. In determining the source of Upper DECS to close out the covered short position, the underwriter will consider, among other things, the price of Upper DECS available for purchase in the open market as compared to the price at which it may purchase the Upper DECS through the overallotment option. Naked short sales are sales in excess of the overallotment option. The underwriter must close out any naked short position by purchasing Upper DECS in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Upper DECS or our CD common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, purchases by the underwriter to cover syndicate short positions may have the effect of raising or maintaining the market price of the Upper DECS and our CD common stock or preventing or retarding a decline in the market price of the Upper DECS and our CD common stock. As a result, the prices of the Upper DECS and our CD common stock may be higher than they would otherwise be in the absence of these transactions.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Upper DECS or our CD common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        In the ordinary course of business, the underwriter and its affiliates have provided financial advisory, investment banking and general financing and banking services to us and certain of our affiliates for customary fees.

LEGAL MATTERS

        Certain legal matters with respect to the offering of the Upper DECS will be passed on for us by Eric J. Bock, Esq., Executive Vice President, Law and Secretary of Cendant, and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters with respect to the offering of the Upper DECS will be passed upon for the underwriter by Shearman & Sterling, New York, New York. Mr. Bock holds shares of CD common stock and options to acquire shares of CD common stock.

EXPERTS

        Our financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K/A for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes explanatory paragraphs relating to the change in certain revenue recognition policies regarding the recognition of non-refundable one-time fees and pro rata refundable subscription revenue and the restatement of the financial statements to reflect the individual membership business as part of continuing operations as discussed in Note 1), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Cendant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a website that contains reports, proxy and information statements and other information. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The website address is http://www.sec.gov, and in addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring to another document filed separately with the Commission. The information that Cendant files after the date of this prospectus supplement with the Commission will automatically update and supersede this information. Cendant incorporates by reference into this prospectus supplement the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of this offering.

  •
  Annual Report on Form 10-K/A for the year ended December 31, 2000, filed on July 3, 2001;

  •
  Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001, filed on July 3, 2001;

  •
  Current Report on Form 8-K dated January 9, 2001;

  •
  Current Report on Form 8-K dated January 18, 2001;

  •
  Current Report on Form 8-K/A dated January 19, 2001;

  •
  Current Report on Form 8-K dated February 7, 2001, filed on February 8, 2001;

  •
  Current Report on Form 8-K dated February 8, 2001;

  •
  Current Report on Form 8-K dated February 20, 2001;

  •
  Current Report on Form 8-K dated March 1, 2001, filed on March 9, 2001;

  •
  Current Report on Form 8-K dated March 12, 2001;

  •
  Current Report on Form 8-K/A dated March 21, 2001;

  •
  Current Report on Form 8-K dated April 2, 2001, filed on April 3, 2001;

  •
  Current Report on Form 8-K dated April 18, 2001, filed on April 19, 2001;

  •
  Current Report on Form 8-K dated April 18, 2001, filed on April 19, 2001;

  •
  Current Report on Form 8-K dated May 2, 2001;

  •
  Current Report on Form 8-K dated May 4, 2001;

  •
  Current Report on Form 8-K dated May 10, 2001, filed on May 11, 2001;

  •
  Current Report on Form 8-K dated May 24, 2001, filed on May 25, 2001;

  •
  Current Report on Form 8-K dated June 13, 2001, filed on June 15, 2001;

  •
  Current Report on Form 8-K dated June 15, 2001, filed on June 18, 2001;

  •
  Current Report on Form 8-K dated July 2, 2001, filed on July 3, 2001;

  •
  Current Report on Form 8-K dated July 10, 2001;

  •
  Current Report on Form 8-K dated July 18, 2001, filed on July 19, 2001;

  •
  Current Report on Form 8-K dated July 19, 2001; and

  •
  The "Summary Comparison of Terms of Existing Common Stock with Terms of CD Common Stock and Move.com Common Stock" contained in our Proxy Statement dated February 10, 2000, filed on February 11, 2000.

        All documents filed by Cendant with the Commission from the date of this prospectus supplement to the end of the offering of the Upper DECS shall also be deemed to be incorporated herein by reference.

        Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

        You may request a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits that are not specifically incorporated by reference into such documents and our Certificate and By-laws, at no cost, by writing or telephoning Cendant at the following:

    Investor Relations
    Cendant Corporation
    9 West 57th Street
    New York, NY 10019
    Telephone: (212) 413-1800

PROSPECTUS

$4,100,000,000

CENDANT CORPORATION

DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,
STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND WARRANTS

CENDANT CAPITAL II
CENDANT CAPITAL III

PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED
BY CENDANT CORPORATION

        Cendant Corporation (the "Company"), directly or through such agents, dealers or underwriters as may be designated from time to time, may offer, issue and sell, together or separately, its (i) debt securities (the "Debt Securities"), which may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (ii) shares of its preferred stock, par value $0.01 per share (the "Preferred Stock"), (iii) shares of its common stock, par value $0.01 per share (the "Common Stock"), (iv) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase shares of Common Stock, (v) Stock Purchase Units, each representing ownership of a Stock Purchase Contract and Preferred Securities (as defined herein) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts ("Stock Purchase Units") and (vi) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities or rights ("Warrants").

        Cendant Capital II and Cendant Capital III (each, a "Cendant Trust"), statutory business trusts formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing preferred undivided beneficial interests in the assets of the respective Cendant Trusts ("Preferred Securities"). The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities out of moneys held by each of the Cendant Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the Company to the extent described herein (each, a "Trust Guarantee"). See "Description of Preferred Securities of the Cendant Trusts" and "Description of Trust Guarantees." The Company's obligations under the Trust Guarantees will rank junior and subordinate in right of payment to all other liabilities of the Company and on a parity with its obligations under the senior most preferred or preference stock of the Company. See "Description of Trust Guarantees—Status of the Trust Guarantees." Debt Securities may be issued and sold by the Company in one or more series to a Cendant Trust or a trustee of such Cendant Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Cendant Trust. The Debt Securities purchased by a Cendant Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Cendant Trust.

        The Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units, Warrants and Preferred Securities are herein collectively referred to as the "Securities," with an aggregate public offering price of up to $4,100,000,000 (or its equivalent in foreign currencies or foreign currency units based on the applicable exchange rate at the time of offering) in amounts, at prices and on terms to be determined at the time of sale.

        The form in which the Securities are to be issued, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be set forth in a Prospectus

Supplement (the "Prospectus Supplement"), together with the terms of offering of such Securities. Any such Prospectus Supplement will also contain information, as applicable, about certain material United States Federal income tax considerations relating to the particular Securities offered thereby.

        The Declaration of Trust for each of such Trusts also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of any such Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid insettlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of any such Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Each of the Declaration of Trusts also provides that to the full extent permitted by law, the Company shall indemnify any CompanyIndemnified Person who was or is a party or is threatened to be made a party toany threatened, pending or completed action or suit by or in the right of any such trust to procure a judgment in its favor by reason of the fact that such person is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of any such trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to any such trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of Trust for each such Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in any such Declaration.

        The Declaration of Trust for each Trust also provides that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under any such Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

        The Company's Common Stock is listed on the New York Stock Exchange under the symbol "CD". Any Prospectus Supplement will also contain information, where applicable, as to any other listing on a securities exchange of the Securities covered by such Prospectus Supplement.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. The Company reserves the sole right to accept, and together with its agents, from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents. If any agents or underwriters are involved in the sale of any Securities, the names of such agents or underwriters and any applicable fees, commissions or discounts will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution."

        This Prospectus may not be used to consummate any sale of Securities unless accompanied by a Prospectus Supplement.

The date of this Prospectus is November 18, 1998

        No dealer, salesperson or other individual has been authorized to give any information or make any representations other than those contained in this prospectus or incorporated herein by reference in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the company or any underwriter, dealer or agent involved in the offering described herein. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitaiton in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to its date.

FORWARD-LOOKING STATEMENTS

        The Company makes statements about its future results in this Prospectus that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and the current economic environment. The Company cautions you that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to:

  •
  the resolution or outcome of the pending litigation and government investigations relating to the Company's previously announced accounting irregularities;

  •
  uncertainty as to the Company's future profitability and ability to integrate and operate successfully acquired businesses and the risks associated with such businesses;

  •
  the Company's ability to develop and implement operational and financial systems to manage rapidly growing operations;

  •
  competition in the Company's existing and potential future lines of business;

  •
  the completion and impact of the sale of the Company's discontinued operations, such as Hebdo Mag International, Inc. and the Company's software business;

  •
  the Company's ability to obtain financing on acceptable terms to finance our growth strategy and for the Company to operate within the limitations imposed by financing arrangements; and

  •
  the Company's ability and the Company's vendors', franchisees' and customers' ability to complete the necessary actions to achieve a year 2000 conversion for computer systems and applications.

        The Company derived the forward-looking statements in this Prospectus (including the documents incorporated by reference in this Prospectus) from other factors and assumptions not identified above, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. The Company assumes no obligation to publicly correct or update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements or if the Company later become aware that they are not likely to be achieved.

AVAILABLE INFORMATION

        This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all the amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Cendant Trusts with the Securities and Exchange Commission (the "Commission") under the

Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declaration of Trust (each as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Cendant Trusts and the Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is http.//www.sec.gov. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        No separate financial statements of the Cendant Trusts have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Cendant Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Cendant Trusts have and will have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their assets and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement, under the Declaration (as defined herein)(including the obligation to pay expenses of the Cendant Trusts), the Subordinated Indenture and any supplemental indentures thereto, the Subordinated Debt Securities issued to the Cendant Trust and the Trust Guarantees taken together, constitute a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Preferred Securities of the Cendant Trusts" and "Description of Trust Guarantees."

        The Cendant Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Cendant Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference: Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997; Quarterly Reports on Form 10-Q for the quarter ended September 30, 1998 and on Form 10-Q/A for the quarters ended March 31, 1998 and June 30, 1998; Current Reports on Form 8-K dated November 16, 1998, November 5, 1998, November 4, 1998, October 14, 1998, October 14, 1998, October 13, 1998, October 5, 1998, August 28, 1998, August 13, 1998, August 4, 1998, July 29, 1998, July 15, 1998 and July 14, 1998, June 4, 1998, May 18, 1998, May 5, 1998, April 9, 1998, March 25, 1998, March 6, 1998, March 5, 1998, February 16, 1998, February 6, 1998, February 2, 1998, January 29, 1998, January 27, 1998, January 20, 1998 and January 14, 1998, and on Form 8-K/A,

dated September 17, 1998; and the description of the Company's common stock contained in the Registration Statements on Form 8-A dated July 27, 1984 and August 15, 1989.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Investor Relations, Cendant Corporation, 6 Sylvan Way, Parsippany, New Jersey 07054, (Telephone: (973) 428-9700).

        CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICES OF THE SECURITIES OFFERED HEREBY, INCLUDING STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS.

THE COMPANY

        The Company is one of the foremost consumer and business services companies in the world. The Company was created through the merger of CUC International Inc. ("CUC") and HFS Incorporated ("HFS") in December 1997, and provides a wide range of complementary consumer and business services within three principal operating segments:

  •
  Travel Services: the travel segment franchises hotel and car rental businesses, facilitates vacation timeshare exchanges and manages corporate and government vehicle fleets;

  •
  Real Estate Services: the real estate segment franchises real estate brokerage businesses, assists in employee relocation, provides home buyers with mortgages and provides servicing on home buyer mortgages; and

  •
  Alliance Marketing: the alliance marketing segment provides an array of value driven products and services through more than 20 membershipclubs and client relationships.

        The Company also offers a tax preparation services franchise, information technology services, credit information services and financial products.

THE CENDANT TRUSTS

        Each of the Cendant Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (each a "Declaration") executed by the Company as sponsor for such trust (the "Sponsor"), and the Cendant Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on February 5, 1998. Each Cendant Trust exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and common securities representing common undivided beneficial interests in the assets of such Cendant Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) using the gross proceeds from the sale of the Trust Securities to acquire the Debt Securities and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank on a parity, and payments will be made thereon pro rata, with the Preferred Securities, except that, if an event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Cendant Trust.

        Unless otherwise specified in the applicable Prospectus Supplement, each Cendant Trust has a term of up to 55 years but may terminate earlier, as provided in the Declaration. Each Cendant Trust's business and affairs will be conducted by the trustees (the "Cendant Trustees") appointed by the Company as the direct or indirect holder of all of the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Cendant Trustees of each Cendant Trust. The duties and obligations of the Cendant Trustees shall be governed by the Declaration of such Cendant Trust. A majority of the Cendant Trustees (the "Regular Trustees") of each Cendant Trust will be persons who are employees or officers of or who are affiliated with the Company. One Cendant Trustee of each Cendant Trust will be a financial institution (the "Institutional Trustee") that is not affiliated with the Company and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in the applicable Prospectus Supplement. In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Cendant Trustee of each Cendant Trust will be an entity having a principal place of business in, or a natural person resident of, the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Cendant Trust and the offering of the Trust Securities.

        Unless otherwise specified in the applicable Prospectus Supplement, the Institutional Trustee and Delaware Trustee for each Cendant Trust shall be Wilmington Trust Company, and its address in the State of Delaware is Rodney Square North, 1100 North Mamet Street, Wilmington, Delaware 19890. The principal place of business of each Cendant Trust shall be c/o Cendant Corporation, 6 Sylvan Way, Parsippany, New Jersey 07054, telephone (973) 428-9700.

USE OF PROCEEDS

        Unless otherwise set forth in a Prospectus Supplement, the net proceeds from the offering of the Securities will be used for general corporate purposes, which may include acquisitions, repayment of other debt, working capital and capital expenditures. When a particular series of Securities is offered, the Prospectus Supplement relating thereto will set forth the Company's intended use for the net proceeds received from the sale of such Securities. Pending application for specific purposes, the net proceeds may be invested in short-term marketable securities.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the ratio of earnings to fixed charges of the Company and its consolidated subsidiaries for each of the periods indicated:

Nine Months Ended September 30,
		Fiscal Year Ended December 31,
1998
	1997	1997	1996	1995
2.44x(1)	2.63x	1.50x	2.64x	2.20x

(1)
Includes 100% of PHH Corporation consolidated net income of which only 40% of consolidated net income is available to the Company pursuant to PHH's credit arrangements.

        The ratio of earnings to fixed charges is computed by dividing the income from continuing operations before income taxes, extraordinary items and cumulative effect of accounting charge plus fixed charges, less capitalized interest by fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).

DESCRIPTION OF THE DEBT SECURITIES

        The Debt Securities may be offered from time to time by the Company as Senior Debt Securities and/or as Subordinated Debt Securities. The Senior Debt Securities will be issued under an Indenture, as it may be supplemented from time to time (the "Senior Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an Indenture, as it may be supplemented from time to time (the "Subordinated Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Subordinated Trustee"). The term "Trustee", as used herein, refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The forms of the Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") have been filed as exhibits to the Registration Statement. The terms of the Indentures are also governed by certain provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain material provisions of the Debt Securities does not purport to be complete and is qualified in its entirety by reference to the

Indentures. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Indentures. For a summary of certain definitions used in this section, see "—Certain Definitions" below.

General

        The Indentures will provide for the issuance of Debt Securities in series up to the aggregate amount from time to time authorized by the Company for each series. A Prospectus Supplement will set forth the following terms (to the extent such terms are applicable to such Debt Securities) of and information relating to the Debt Securities in respect of which this Prospectus is delivered: (1) the designation of such Debt Securities; (2) classification as Senior or Subordinated Debt Securities; (3) the aggregate principal amount of such Debt Securities; (4) the percentage of their principal amount at which such Debt Securities will be issued; (5) the date or dates on which such Debt Securities will mature; (6) the rate or rates, if any, per annum, at which such Debt Securities will bear interest, or the method of determination of such rate or rates; (7) the times and places at which such interest, if any, will be payable; (8) provisions for sinking, purchase or other analogous fund, if any; (9) the date or dates, if any, after which such Debt Securities may be redeemed at the option of the Company or of the holder and the redemption price or prices; (10) the date or the dates, if any, after which such Debt Securities may be converted or exchanged at the option of the holder into or for shares of Common Stock or Preferred Stock of the Company and the terms for any such conversion or exchange; and (11) any other specific terms of the Debt Securities. Principal, premium, if any, and interest, if any, will be payable and the Debt Securities offered hereby will be transferable, at the corporate trust office of the Trustee's agent in the borough of Manhattan, City of New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register. (Section 301 of each Indenture)

        If a Prospectus Supplement specifies that a series of Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. Special United States federal income tax considerations applicable to any Debt Securities so denominated are also described in the applicable Prospectus Supplement.

        The Debt Securities may be issued in registered or bearer form and, unless otherwise specified in a Prospectus Supplement, in denominations of $1,000 and integral multiples thereof. Debt Securities may be issued in book-entry form, without certificates. Any such issue will be described in the Prospectus Supplement relating to such Debt Securities. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

        Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount from their stated principal amount. United States Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Debt Securities.

Merger, Consolidation and Sale of Assets

        The Indentures will provide that the Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless: (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (A) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Debt Securities and the performance and observance of every covenant of the Indentures on the part of the Company to be performed or observed; (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (3) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this "—Merger, Consolidation and Sale of Assets" section and that all conditions precedent herein provided for relating to such transaction have been complied with. This paragraph shall apply only to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor. (Section 801 of each Indenture)

        The Indentures will further provide that upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with the preceding paragraph, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indentures with the same effect as if such successor Person had been named as the Company therein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean Cendant Corporation or any successor Person which shall theretofore become such in the manner described in the preceding paragraph), except in the case of a lease, shall be discharged of all obligations and covenants under the Indentures and the Debt Securities and the coupons and may be dissolved and liquidated. (Section 802 of each Indenture)

Events of Default

        The following will be "Events of Default" under the Indentures with respect to Debt Securities of any series:

          (1)   default in the payment of any interest on any Debt Securities of that series or any related coupon, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

          (2)   default in the payment of the principal of (or premium, if any, on) any Debt Securities of that series at its Maturity; or

          (3)   default in the deposit of any sinking fund payment when and as due pursuant to the terms of the Debt Securities of that series and Article Twelve of the Indentures; or

          (4)   default in the performance, or breach, of any covenant or warranty of the Company in the Indentures (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere under this "Events of Default" section), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Debt Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" thereunder; or

          (5)   the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (6)   the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

          (7)   (A) there shall have occurred one or more defaults by the Company in the payment of the principal of (or premium, if any, on) Debt aggregating $50 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived, or (B) Debt of the Company aggregating $50 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (8)   any other Event of Default provided with respect to Debt Securities of that series.

        If an Event of Default described in clause (1), (2), (3), (4), (7) or (8) above with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default described in clause (5) or (6) above occurs and is continuing, then the principal amount of all the Debt Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, subject, however, to all rights, powers and limitations provided for by the Federal Bankruptcy Code or any other applicable Federal or State Law.

        At any time after a declaration of acceleration with respect to Debt Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Article Five of the Indentures, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series (or of all series, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1)   the Company has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section 301 of the Indentures for the Debt Securities of such series and except, if applicable, as provided in certain provisions of Section 312 of the Indentures):

            (A)  all overdue interest on all Outstanding Debt Securities of that series (or of all series, as the case may be) and any related coupons;

            (B)  all unpaid principal of (and premium, if any, on) any Outstanding Debt Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Debt Securities;

            (C)  to the extent that payment of such interest is lawful, interest on overdue interest at the rate or rates prescribed therefor in such Debt Securities; and

            (D)  all sums paid or advanced by the Trustee thereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2)   all Events of Default with respect to Debt Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Debt Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 of the Indentures.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

        Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Debt Securities because of an Event of Default specified in clause (7) of the first paragraph of this section shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Debt that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Debt, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Debt or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Debt Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period. (Section 502 of each Indenture)

        Subject to Section 502 of each Indenture, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default described in clause (1), (2), (3), (4), (7), or (8) of the first paragraph of this section (or, in the case of a default described in clause (5) or (6) of the first paragraph of this section, the Holders of not less than a majority in principal amount of all Outstanding Debt Securities may waive any such past default), and its consequences, except a default (i) in respect of the payment of the principal of (or premium, if any, on) or interest on any Debt Security or any related coupon, or (ii) in respect of a covenant or provision which under the Indentures cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513 of each Indenture)

        Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indentures; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. (Section 513 of each Indenture)

        No Holder of any Debt Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of that series; (ii) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series in the case of any Event of Default under clause (1), (2), (3), (4), (7) or (8) of the first paragraph of this section, or, in the case of any Event of Default described in clause (5) or (6) of the first paragraph of this section, the Holders of not less than 25% in principal amount of all

Outstanding Debt Securities, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under each of the Indentures; (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Debt Securities of that series in the case of any Event of Default described in clause (1), (2), (3), (4), (7) or (8) of the first paragraph of this section, or, in the case of any Event of Default described in clause (5) or (6) of the first paragraph of this section, by the Holders of a majority or more in principal amount of all Outstanding Debt Securities. (Section 507 of each Indenture)

        During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under either Indenture in good faith. Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee under the Indentures is not under any obligation to exercise any of its rights or powers under the Indentures at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, with respect to the Debt Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indentures.

        Within 90 days after the occurrence of any Default with respect to Debt Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Debt Securities of such series, or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities of such series and any related coupons; and provided further that, in the case of any Default of the character specified in clause (7) of the first paragraph of this section with respect to Debt Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

        The Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate of the Company's compliance with all of the conditions and covenants under the Indentures.

Defeasance or Covenant Defeasance of the Indentures

        The Indentures will provide that the Company may, at its option and at any time, terminate the obligations of the Company with respect to the Outstanding Debt Securities of any series ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Debt Securities and any related coupons, except for the following which shall survive until otherwise terminated or discharged under the Indentures: (A) the rights of Holders of such Outstanding Debt Securities and any related coupons (i) to receive, solely from the trust fund described in the Indentures, payments in respect of the principal of (and premium, if any, on) and interest on such Debt Securities and any related coupons when such payments are due, and (ii) to receive shares of common stock or other Securities from the Company upon conversion of any convertible Debt Securities issued thereunder, (B) the Company's obligations to issue temporary Debt Securities, register the transfer or exchange of any Debt Securities, replace mutilated, destroyed, lost or stolen Debt Securities, maintain an office or agency for payments in respect of the Debt Securities and, if the Company acts as its own Paying Agent, hold in trust, money to be paid to such Persons entitled to payment, and with respect to Additional Amounts, if any, on such Debt Securities as contemplated in the Indentures, (C) the rights, powers, trusts, duties and immunities of the Trustee under the Indentures and (D) the defeasance provisions of the Indentures. With respect to Subordinated Debt Securities, money and securities held in trust pursuant to the Defeasance and Covenant Defeasance provisions described herein, shall not be subject to the subordination provisions of the Subordinated Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company with respect to certain covenants that are set forth in the Indentures, some of which are described in the "Certain Covenants" section above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Debt Securities ("covenant defeasance"). (Section 1403 of each Indenture)

        In order to exercise either defeasance or covenant defeasance:

        (1)   the Company shall irrevocably have deposited or caused to be deposited with the Trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debt Securities and any related coupons, (A) money in an amount (in such Currency in which such Debt Securities and any related coupons are then specified as payable at Stated Maturity), or (B) Government Obligations applicable to such Debt Securities (determined on the basis of the Currency in which such Debt Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Debt Securities and any related coupons, money in an amount or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge (i) the principal of (and premium, if any, on) and interest on the Outstanding Debt Securities and any related coupons on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Debt Securities and any related coupons on the day on which such payments are due and payable in accordance with the terms of the Indentures and of such Debt Securities and any related coupons; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Debt Securities and any related coupons. Before such a deposit, the Company may give to the Trustee, in accordance with certain redemption provisions in the Indentures, a notice of its election to redeem all or any portion of such Outstanding Debt Securities at a future date in accordance with the terms of the Debt Securities of such series and the redemption provisions of the Indentures, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing; and

        (2)   no Default or Event of Default with respect to the Debt Securities and any related coupons shall have occurred and be continuing on the date of such deposit or, insofar as the Event of Default described in clauses (5) and (6) of the Events of Default section above are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period); (3) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indentures or any other material agreement or instrument to which the Company is a party or by which it is bound; (4) in the case of a defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Debt Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (5) in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Debt Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (6) notwithstanding any other provisions of the defeasance and covenant defeasance provisions of the Indentures, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301 of the Indentures; and (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indentures to either defeasance or covenant defeasance, as the case may be, have been complied with. (Section 1404 of each Indenture)

Satisfaction and Discharge

        The Indentures shall upon Company Request cease to be of further effect with respect to any series of Debt Securities (except as to any surviving rights of registration of transfer or exchange of Debt Securities of such series herein expressly provided for and the obligation of the Company to pay any Additional Amounts as contemplated by Section 1005 of each Indenture) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such Indenture as to such series when (1) either (A) all Debt Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305 of the Indentures, (ii) Debt Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Indentures, (iii) coupons appertaining to Debt Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106 of the Indentures, and (iv) Debt Securities and coupons of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 1003 of the Indentures) have been delivered to the Trustee for cancellation; or (B) all Debt Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in the Currency in which the Debt Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indentures as to such series have been complied with. (Section 401 of each Indenture)

Amendments and Waivers

        The Indentures will provide that at any time and from time to time, the Company and the Trustee may, without the consent of any holder of Debt Securities, enter into one or more indentures supplemental thereto for certain specified purposes, including, among other things, (i) to cure ambiguities, defects or inconsistencies, or to make any other provisions with respect to questions or matters arising under the Indentures (provided that such action shall not adversely affect the interests of the Holders in any material respect), (ii) to effect or maintain the qualification of the Indentures under the Trust Indenture Act, or (iii) to evidence the succession of another person to the Company and the assumption by any such successor of the obligations of the Company in accordance with the Indentures and the Debt Securities. (Section 901 of each Indenture). Other amendments and modifications of the Indentures or the Debt Securities may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all of the then Outstanding Debt Securities of any Series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts contemplated by Section 1005 of each Indenture (except as contemplated and permitted by certain provisions of the Indentures), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indentures of the amount thereof provable in bankruptcy pursuant to Section 504 of the Indentures, or adversely affect any right of repayment at the option of any Holder of any Debt Security, or change any Place of Payment where, or the Currency in which, any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or manage any Debt Securities as may be provided pursuant to Section 301 of the Indentures, or (2) reduce the percent in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indentures or certain defaults thereunder and their consequences provided for in the Indentures, or reduce the requirements for quorum or voting.

Governing Law

        The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. The Indentures are subject to the provisions of the Trust Indenture Act that are required to be a part thereof and shall, to the extent applicable, be governed by such provisions.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indentures.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Capital Stock" means any and all shares, interests, participations, rights or equivalents (however designated) of corporate stock of the Company or any Principal Subsidiary.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

        "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Fair Market Value" means the fair market value of the item in question as determined by the Board of Directors acting in good faith and in exercise of its fiduciary duties.

        "Holder" means a Person in whose name a Debt Security is registered in the Security Register.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debt Securities.

        "Issue Date" means the date of first issuance of the Debt Securities under either Indenture.

        "Maturity", when used with respect to any Debt Securities, means the date on which the principal of such Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

        "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

        "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indentures.

        "Outstanding", when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under the Indentures, except:

          (i)    Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii)   Debt Securities, or portions thereof, for whose payment, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities;

          (iii)  Debt Securities, except to the extent provided in the "—Defeasance or Covenant Defeasance of the Indentures" section, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in the Indenture; and

          (iv)  Mutilated, destroyed, lost or stolen Debt Securities which have become or are about to become due and payable which have been paid pursuant to Section 306 of the Indentures or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to the Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands the Debt Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures, and for the purpose of making the calculations required by TIA Section 313,

  Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or such other obligor.

        "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Debt Securities on behalf of the Company.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Rolling Period" shall mean with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

        "Security Register" and "Security Registrar" have the respective meanings specified in Section 305 of the Indenture.

        "Stated Maturity", when used with respect to any Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security or such installment of principal or interest is due and payable.

        "Subsidiary" means any corporation of which at the time of determination the Company, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the Voting Stock.

        "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which the Indentures were executed, except that any supplemental indenture executed pursuant to the Indentures shall conform to the requirements of the Trust Indenture Act as in effect on the date of execution thereof.

        "Trustee" means The Bank of Nova Scotia Trust Company of New York until a successor Trustee shall have become such pursuant to the applicable provisions of the Indentures, and thereafter "Trustee" shall mean such successor Trustee.

        "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

        "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

GENERAL DESCRIPTION OF CAPITAL STOCK

        The following description of the Company's capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), and Amended and Restated By-laws (the "By-laws") which documents are exhibits to this Registration Statement.

        The Company is authorized to issue up to 2,000,000,000 shares of Common Stock, par value $.01 per share, and up to 10,000,000 shares of Preferred Stock, par value $1.00 per share. As of November 12, 1998, there were 853,078,387 shares of Common Stock and no shares of Preferred Stock outstanding.

Description of Preferred Stock

General

        The following summary contains a description of certain general terms of the Company's Preferred Stock. The particular terms of any series of Preferred Stock that may be offered will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The summary of terms of the Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Certificate and the Certificate of Designation (the "Certificate of Designation") relating to a particular series of offered Preferred Stock which is or will be in the form filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Preferred Stock.

        The Board of Directors of the Company has the power, without further action by the shareholders, to issue Preferred Stock in one or more series, with such designations of series, dividend rates, redemption provisions, special or relative rights in the event of liquidation, dissolution, distribution or winding up of the Company, sinking fund provisions, conversion or exchange provisions, voting rights thereof and other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Board of Directors of the Company. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

Rank

        Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each series of Preferred Stock will rank on parity as to dividends and liquidation rights in all respects with each other series of Preferred Stock.

Dividend Rights

        Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination. Such rates may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company or a duly authorized committee thereof. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto.

Rights Upon Liquidation

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock plus an amount equal to accrued and unpaid dividends for the then current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto, all as set forth in the Prospectus Supplement with respect to such series of Preferred Stock.

Redemption

        The terms, if any, on which shares of a series of Preferred Stock may be subject to optional or mandatory redemption, in whole or in part, will be set forth in the Prospectus Supplement relating to such series.

Conversion and Exchange

        The terms, if any, on which shares of a series of Preferred Stock are convertible into another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock or Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of another series of Preferred Stock or Common Stock to be received by the holders of such series of Preferred Stock would be calculated as of a time and in the manner stated in such Prospectus Supplement.

Transfer Agent and Registrar

        The transfer agent, registrar and dividend disbursement agent for each series of Preferred Stock will be designated in the applicable Prospectus Supplement. The registrar for shares of each series of Preferred Stock will send notices to shareholders of any meetings at which holders of the Preferred Stock have the right to elect directors of the Company or to vote on any other matter.

Voting Rights

        The holders of Preferred Stock of a series offered hereby will not be entitled to vote except as indicated in the Prospectus Supplement relating to such series of Preferred Stock or as required by applicable law.

Description of Common Stock

General

        Subject to the rights of the holders of any shares of the Company's Preferred Stock which may at the time be outstanding, holders of Common Stock are entitled to such dividends as the Board of Directors may declare out of funds legally available therefor. The holders of Common Stock will possess exclusive voting rights in the Company, except to the extent the Board of Directors specifies voting power with respect to any Preferred Stock issued. Except as hereinafter described, holders of Common Stock are entitled to one vote for each share of Common Stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive, after payment of all of the Company's debts and liabilities and of all sums to which holders of any Preferred Stock may be entitled, the distribution of any remaining assets of the Company. Holders of the Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of Common Stock sold hereunder will be fully paid and non-assessable upon issuance against full payment of the purchase price therefor. The Common Stock is listed on the New York Stock Exchange under the symbol "CD."

Certain Provisions

        The provisions of the Company's Certificate and By-Laws which are summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Classified Board

        The Board of Directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the stockholders without cause only by the affirmative vote of the holders, voting as a single class, of 80% or more of the total number of votes entitled to be cast by all holders of the voting stock, which shall include all capital stock of the Company which by its terms may vote on all matters submitted to stockholders of the Company generally.

Committees of the Board of Directors

        Pursuant to the Certificate, the Board of Directors' authority to designate committees shall be subject to the provisions of the By-Laws. The Board of Directors may designate one or more directors as alternate members of any committee other than the Litigation Committee (as defined below) to fill any vacancy on the committee and to fill a vacant chairmanship of a committee occurring as a result of a member of chairman leaving the committee, whether through death, resignation, removal or otherwise. Pursuant to the By-Laws, the Board of Directors shall have the following committees:

        Executive Committee.    An Executive Committee that shall consist of not less than three directors elected by a majority vote of the Board of Directors. The Executive Committee shall nominate for election as Directors Craig R. Stapleton, Robert P. Rittereiser and Carole Hankin or their designees (the "CUC Directors").

        Compensation Committee.    A Compensation Committee consisting of not less than three directors elected by a majority vote of the Board of Directors.

        Audit Committee.    An Audit Committee consisting of not less than four directors elected by a majority vote of the Board of Directors; provided that there shall be no changes to the composition of the Audit Committee until its final report concerning accounting issues at the CUC businesses as disclosed by the Company in a press release dated July 14, 1998 or as are being investigated by the Audit Committee as of July 28, 1998 (the "Accounting Issues").

        Litigation Committee.    A Litigation Committee consisting of no more than four Directors and comprised of an equal number of CUC Directors and non-CUC Directors. The Litigation Committee shall have full and exclusive power and authority to (i) determine whether the prosecution of any pending or threatened stockholder derivative actions arising from or relating to the Accounting Issues are or would be in the best interests of the Company; and (ii) initiate, settle or maintain on behalf of the Company any direct action by the Company against any present or former Director (whether sued as a director or officer) arising from or relating to the Accounting Issues. Subject to certain limitations in the By-Laws, each resolution of the Litigation Committee requires the approval of a majority of the Litigation Committee. No CUC Director who is a member of the Litigation Committee may be removed from the Litigation Committee.

        In the event that a CUC Director serving on the Litigation Committee no longer serves as a member of the committee, then a non-CUC Director serving on the committee shall immediately resign as a member of the committee and no action shall be taken by the Litigation Committee prior to the resignation of the non-CUC Director. In the event that there is only one CUC Director serving on the Litigation Committee and such person ceases serving as a member of the committee (whether because of resignation, removal or failure to be reelected as a Director by the stockholders of the Company), to the extent consistent with Delaware law and the Certificate, then such CUC Director shall be replaced on the Litigation Committee by a person who at the time of such replacement is a Director designated by Carole G. Hankin and Christopher K. McLeod or their successors appointed or elected pursuant to the By-Laws to the extent they are serving as Directors (and such person will thereafter be deemed to be a CUC Director).

Newly Created Directorships and Vacancies

        Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Special Meetings of Stockholders

        A special meeting of stockholders may be called only by the Chairman of the Board of Directors, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

Quorum at Stockholder Meetings

        The holders of one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum at all stockholder meetings.

Stockholder Action by Written Consent

        Stockholder action by written consent in lieu of a meeting is prohibited under the Certificate. As a result, stockholder action can be taken only at an annual or special meeting of stockholders. This prevents the holders of a majority of the outstanding voting stock of the Company from using the written consent procedure to take stockholder action without giving all the stockholders of the Company entitled to vote on a proposed action the opportunity to participate in determining the proposed action.

Advance Notice of Stockholder—Proposed Business at Annual Meetings

        The By-Laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

        In addition, the By-Laws provide that for a stockholder to properly nominate a director at a meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company (i) in the case of an annual meeting, at least 90 days prior to the date of the last annual meeting of the Company stockholders and (ii) with respect to a special meeting of stockholders, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice to the Secretary must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the stockholder is holder of record of Common Stock and intends to appear in person or by proxy at the meeting to nominate each such nominee, (iii) a description of all arrangements between such stockholder and each nominee, (iv) such other information with respect to each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, and (v) the consent of each nominee to serve as director of the Company if so elected.

Amendment of Governing Documents

        In addition to the provisions of the Certificate that require a super-majority of stockholders to approve certain amendments to the Certificate and By-Laws, until the earlier of July 28, 2004 or such time as all litigation relating to the Accounting Issues has been finally disposed of, the affirmative vote of a majority of the Litigation Committee and a super-majority of the stockholders shall be required to adopt certain amendments to certain provisions of the By-Laws described under "—Committees of the Board of Directors."

Fair Price Provisions

        Under the Delaware General Corporation Law and the Certificate, an agreement of merger, sale, lease or exchange of all or substantially all of the Company's assets must be approved by the Board of Directors and adopted by the holders of a majority of the outstanding shares of stock entitled to vote thereon. However, the Certificate includes what generally is referred to as a "fair price provision," which requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of the Company's directors, voting together as a single class, to approve certain business combination transactions (including certain mergers, recapitalization and the issuance or transfer of securities of the Company or a subsidiary having an aggregate fair market value of $10 million or more) involving the Company or a subsidiary and an owner or any affiliate of an owner of 5% or more of the outstanding shares of capital stock entitled to vote, unless either (i) such business combination is approved by a majority of disinterested directors, or (ii) the shareholders receive a "fair price" for their securities and certain other procedural requirements are met. The Certificate provides that this provision may not be repealed or amended in any respect except by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors.

DESCRIPTION OF WARRANTS

General

        The Company may issue Warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination thereof, and such Warrants may be issued independently or together with any such Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

        The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities (other than Preferred Securities and Common Securities) with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the date on and after which such Warrants and the related Securities (other than Preferred Securities and Common Securities) will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States Federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

DESCRIPTION OF PREFERRED SECURITIES OF THE CENDANT TRUSTS

General

        Each Cendant Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Cendant Trust authorizes the Regular Trustees of such Cendant Trust to issue on behalf of such Cendant Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, an independent trustee, will act as indenture trustee for the Preferred Securities for purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be established by the Regular Trustees in accordance with the applicable Declaration or as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of a Cendant Trust for specific terms of the Preferred Securities, including, to the extent applicable, (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such Cendant Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Cendant Trust and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Preferred Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding), (iv) any right of such Cendant Trust to defer quarterly distributions on the Preferred Securities as a result of an interest deferral right exercised by the Company on the Subordinated Debt Securities held by such Cendant Trust; (v) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative, (vi) the amount or amounts which shall be paid out of the assets of such Cendant Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Cendant Trust, (vii) the obligation or option, if any, of such Cendant Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option with such redemption price to be specified in the applicable Prospectus Supplement, (viii) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration, (ix) the terms and conditions, if any, upon which Subordinated Debt Securities held by such Cendant Trust may be distributed to holders of Preferred Securities, and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities consistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Trust Guarantees." The Trust Guarantee issued to each Cendant Trust, when taken together with the Company's back-up undertakings, consisting of its obligations under each Declaration (including the obligation to pay expenses of each Cendant Trust), the applicable Indenture and any applicable supplemental indentures thereto and the Subordinated Debt Securities issued to any Cendant Trust will provide a full and unconditional guarantee by the Company of amounts due on the Preferred Securities issued by each Cendant Trust. The payment terms of the Preferred Securities will be the same as the Subordinated Debt Securities issued to the applicable Cendant Trust by the Company.

        Each Declaration authorizes the Regular Trustees to issue on behalf of the applicable Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be established by the Regular Trustees in accordance with the Declaration or as shall otherwise be set forth therein. The terms of the Common Securities issued by each Cendant Trust will be substantially identical to the terms of the Preferred Securities issued by such Cendant Trust, and the Common Securities will rank on a parity, and payments will be made thereon pro rata, with the Preferred Securities except that, if an event of default under such Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Common Securities will also carry the right to vote and to appoint, remove or replace any of the Cendant Trustees of such Cendant Trust. All of the Common Securities of each Cendant Trust will be directly or indirectly owned by the Company.

        The financial statements of any Cendant Trust that issues Preferred Securities will be reflected in the Company's consolidated financial statements with the Preferred Securities shown as Company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under minority interest in consolidated subsidiaries. In a footnote to the Company's audited financial statements there will be included statements that the applicable Cendant Trust is wholly-owned by the Company and that the sole asset of such Cendant Trust is the Subordinated Debt Securities (indicating the principal amount, interest rate and maturity date thereof).

DESCRIPTION OF TRUST GUARANTEES

        Set forth below is a summary of information concerning the Trust Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable Prospectus Supplement, Wilmington Trust Company will act as independent indenture trustee for Trust Indenture Act purposes under each Trust Guarantee (the "Preferred Securities Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of Trust Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. Each Trust Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Cendant Trust.

General

        Unless otherwise specified in the applicable Prospectus Supplement, pursuant to each Trust Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by such Cendant Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Cendant Trust may have or assert. The following payments or distributions with respect to the Preferred Securities (the "Guarantee Payments"), to the extent not paid by such Cendant Trust, will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such Cendant Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent such Cendant Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such Cendant Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Cendant Trust (other than in connection with such distribution of Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Cendant Trust has funds available therefor or (b) the amount of assets of such Cendant Trust remaining for distribution to holders of such Preferred Securities in liquidation of such Cendant Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable Cendant Trust to pay such amounts to such holders.

        Each Trust Guarantee will not apply to any payment of distributions except to the extent the applicable Cendant Trust shall have funds available therefor. If the Company does not make interest or principal payments on the Subordinated Debt Securities purchased by such Cendant Trust, such Cendant Trust will not pay distributions on the Preferred Securities issued by such Cendant Trust and will not have funds available therefore.

        The Company has also agreed to guarantee the obligations of each Cendant Trust with respect to the Common Securities (the "Common Guarantee") issued by such Cendant Trust to the same extent as the Trust Guarantee, except that, if an Event of Default under the Subordinated Indenture has occurred and is continuing, holders of Preferred Securities under the Trust Guarantee shall have priority over holders of the Common Securities under the Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of the Company

        Unless otherwise specified in the applicable Prospectus Supplement, in each Trust Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Cendant Trust remain outstanding, if there shall have occurred any event of default under such Trust Guarantee or under the Declaration of such Cendant Trust, then (a) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock (other than into cash or other property) or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan); (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank junior to the Subordinated Debt Securities issued to the applicable Cendant Trust and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Trust Guarantee).

Modification of the Trust Guarantees; Assignment

        Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent of such holders will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities of such Cendant Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Cendant Trust then outstanding.

Events of Default

        An event of default under a Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which such Trust Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of such Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under such Trust Guarantee.

        If the Preferred Securities Guarantee Trustee fails to enforce such Trust Guarantee, any record holder of Preferred Securities to which such Trust Guarantee relates may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under such Trust Guarantee without first instituting a legal proceeding against the applicable Cendant Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment under a Trust Guarantee, a record holder of Preferred Securities to which such Trust Guarantee relates may directly institute a proceeding against the Company for enforcement of such Trust Guarantee for such payment to the record holder of the Preferred Securities to which such Trust Guarantee relates of the principal of or interest on the applicable Debt Securities on or after the respective due dates specified in the Debt Securities, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities to which such Trust Guarantee relates. The Company has waived any right or remedy to require that any action be brought first against the applicable Cendant Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities.

        The Company will be required to provide annually to the Preferred Securities Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each outstanding Trust Guarantee and as to any default in such performance.

Information Concerning the Preferred Securities Guarantee Trustee

        The Preferred Securities Guarantee Trustee, prior to the occurrence of a default to a Trust Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Guarantee and, after default with respect to such Trust Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee at the request of any holder of Preferred Securities to which such Trust Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination

        Each Trust Guarantee will terminate as to the Preferred Securities issued by the applicable Cendant Trust upon full payment of the Redemption Price of all Preferred Securities of such Cendant Trust, upon distribution of the Debt Securities held by such Cendant Trust to the holders of all of the Preferred Securities of such Cendant Trust or upon full payment of the amounts payable in accordance with the Declaration of such Cendant Trust upon liquidation of such Cendant Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Cendant Trust must restore payment of any sums paid under such Preferred Securities or such Trust Guarantee.

Status of the Trust Guarantees

        The Trust Guarantees will constitute senior unsecured obligations of the Company and will rank on a parity with all of the Company's other senior unsecured obligations.

        Each Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Trust Guarantee without instituting a legal proceeding against any other person or entity).

Governing Law

        The Trust Guarantees will be governed by and construed in accordance with the law of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The consideration per share of Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

        The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

PLAN OF DISTRIBUTION

        The Company may sell the Securities and the Cendant Trusts may sell Preferred Securities being offered hereby in any of, or any combination of, the following ways: (i) directly to purchasers; (ii) through agents; (iii) through underwriters; and/or (iv) through dealers.

        Offers to purchase Securities may be solicited directly by the Company and/or a Cendant Trust or by agents designated by the Company and/or a Cendant Trust from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of Securities, will be named, and any commissions payable by the Company and/or a Cendant Trust to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in a Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less).

        If an underwriter or underwriters are utilized in the offer or sale of Securities, the Company and/or the applicable Cendant Trust will execute an underwriting agreement with such underwriters at the time of sale of such Securities to such underwriters and the names of such underwriters and the principal terms of the Company's and/or the applicable Cendant Trust's agreement with such underwriters will be set forth in the appropriate Prospectus Supplement.

        If a dealer is utilized in the offer or sale of Securities, the Company and/or the applicable Cendant Trust will sell such Securities to such dealer, as principal. Such dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of such dealer and the principal terms of the Company's and/or the applicable Cendant Trust's agreement with such dealer will be set forth in the appropriate Prospectus Supplement.

        Agents, underwriters, and dealers may be entitled under agreements with the Company and/or a Cendant Trust to indemnification by the Company and/or a Cendant Trust against certain liabilities, including liabilities under the Securities Act. Agents, dealers and underwriters may also be customers of, engage in transactions with, or perform services for the Company in the ordinary course of their business.

        Underwriters, agents or their controlling persons may engage in transactions with and perform services for the Company in the ordinary course of business.

        The place and time of delivery for Securities will be set forth in the accompanying Prospectus Supplement for such Securities.

LEGAL OPINIONS

        Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Cendant Trusts by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the Securities offered hereby by the Company will be passed on for the Company by Eric J. Bock, Esq., Executive Vice President—Legal, of the Company. Mr. Bock holds shares of Common Stock and options to acquire shares of Common Stock.

EXPERTS

        The consolidated financial statements of the Company and its consolidated subsidiaries, except PHH Corporation ("PHH"), as of December 31, 1996 and for the years ended December 31, 1996 and January 31, 1996, Davidson and Associates, Inc. ("Davidson") for the year ended December 31, 1995 and Ideon Group, Inc. ("Ideon") for the year ended December 31, 1995 incorporated by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 1997 and included in this Prospectus have been audited by Deloitte & Touche LLP, as stated in their report appearing herein and incorporated herein by reference, which report expresses an unqualified opinion and includes explanatory paragraphs related to the restatement as described in Note 3, certain litigation as described in Note 17, and the change in method of recognizing revenue and membership solicitation costs as described in Notes 2 and 3. The consolidated financial statements of PHH and Davidson (consolidated with the Company's financial statements) have been audited by KPMG Peat Marwick LLP, as stated in their reports appearing herein and incorporated herein by reference. The consolidated financial statements of Ideon (consolidated with the Company's financial statements) have been audited by PricewaterhouseCoopers LLP, as stated in their report appearing herein and incorporated herein by reference. Such consolidated financial statements of the Company and its subsidiaries are included and incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

        The consolidated financial statements of National Parking Corporation incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K, dated November 4, 1998 have been audited by Deloitte & Touche, chartered accountants and registered auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Avis Rent A Car, Inc. incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K, dated February 6, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$

Cendant Corporation

% Senior Notes due August 2006

Remarketing Prospectus Supplement
May     , 2004

Remarketing Agent
Citigroup

QuickLinks

TABLE OF CONTENTS
ABOUT THIS REMARKETING PROSPECTUS SUPPLEMENT
SUMMARY OF THE REMARKETING
CENDANT
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE REMARKETED SENIOR NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
REMARKETING
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
LEGAL COUNSEL
Salomon Smith Barney The date of this prospectus supplement is July 20, 2001.
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS SUPPLEMENT
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
PROSPECTUS SUPPLEMENT SUMMARY
Cendant
Recent Developments
The Offering—Q&A
The Offering—Explanatory Diagrams
RISK FACTORS
Risks Related to the Upper DECS
Risks Related to Cendant
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
PRICE RANGE OF CD COMMON STOCK AND DIVIDEND POLICY
CAPITALIZATION
ACCOUNTING TREATMENT
DESCRIPTION OF THE UPPER DECS AND STRIPPED DECS
DESCRIPTION OF THE FORWARD PURCHASE CONTRACTS
CERTAIN PROVISIONS OF THE FORWARD PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT
DESCRIPTION OF THE SENIOR NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
FORWARD-LOOKING STATEMENTS
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE COMPANY
THE CENDANT TRUSTS
USE OF PROCEEDS
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE DEBT SECURITIES
GENERAL DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF PREFERRED SECURITIES OF THE CENDANT TRUSTS
DESCRIPTION OF TRUST GUARANTEES
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS